Filed Pursuant to Rule 424(b)(3)

Registration No. 333-145845

Index Supplement to the Prospectus Supplement dated September 4, 2007 to the

Prospectus dated August 31, 2007

BARCLAYS BANK PLC MEDIUM-TERM NOTES, SERIES A

Barclays Bank PLC from time to time may offer and sell certain debt securities (the “notes”), as part of our Medium-Term Notes, Series A, linked to an index or a basket of indices. This prospectus supplement, which we refer to as an “index supplement”, describes some of the potential indices to which the notes may be linked, as well as related matters concerning the relationship, if any, between Barclays Bank PLC and the sponsors or publishers of each such index. We will give you the specific terms of the notes we are offering in pricing supplements.

You should read this index supplement, the related prospectus supplement dated September 4, 2007, the related prospectus dated August 31, 2007, any other applicable prospectus supplements, which we refer to as “product supplements”, any applicable free writing prospectus and the applicable pricing supplement carefully before you invest. If the terms described in the applicable pricing supplement are different or inconsistent with those described herein (or with those described in the prospectus supplement, prospectus, any applicable product supplement or any applicable free writing prospectus, the terms described in the applicable pricing supplement will supersede). Information that we indicate will or may be provided in a pricing supplement may instead be provided in a product supplement.

This index supplement describes only select indices to which the notes may be linked. We do not guarantee that we will offer notes linked to any of the indices described herein. In addition, we may offer notes linked to one or more indices that are not described herein. In such an event, we will describe any such additional index or indices in the applicable pricing supplement or in an applicable product supplement.

Reference Assets

The reference assets described in this index supplement are as follows:

•	Equity Indices

•	AMEX Hong Kong 30 Index

•	CBOE S&P 500 BuyWrite IndexSM

•	Dow Jones EURO STOXX 50® Index

•	Dow Jones Industrial AverageSM

•	FTSE 100™ Index

•	FTSE/Xinhua China 25 Index™

•	Hang Seng® Index

•	Hang Seng China Enterprises Index™

•	KOSPI 200
•	MSCI Indices (including the MSCI-EAFE® Index, MSCI Emerging Markets IndexSM, MSCI Singapore IndexSM, MSCI Taiwan IndexSM and MSCI Thailand IndexSM)

•	NASDAQ-100 Index®

•	Nikkei® 225 Index

•	Russell 2000® Index

•	S&P 500® Index

•	TOPIX® Index

•	Commodity Indices

•	Dow Jones-AIG Commodity IndexSM

•	Rogers International Commodity Index®

•	S&P GSCI™ Commodity Indices

See “Risk Factors” beginning on page S-3 of the accompanying prospectus supplement for risks relating to an investment in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined that this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Capital Inc. and other entities disclosed in the applicable pricing supplement may solicit offers to purchase the notes as our agent. We may also sell notes to any agent as principal at prices to be agreed upon at the time of sale. The agents may resell any notes they purchase as principal at prevailing market prices, or at other prices, as the agents determine. The applicable pricing supplement will disclose the agent’s discounts and commissions, if any. Unless we or our agent informs you otherwise in the confirmation of sale, the agents may use this prospectus supplement and the prospectus in connection with offers and sales of the notes in market-making.

Barclays, Barclays Capital and Barclays’ eagle logo are service marks, trademarks or registered trademarks of Barclays Bank PLC.

September 4, 2007

INDEX SUPPLEMENT

MEDIUM-TERM NOTES, SERIES A	IS-1
Reference Assets	IS-1
License Agreements	IS-1
RISK FACTORS	IS-1
EQUITY INDICES	IS-2
AMEX Hong Kong 30 Index	IS-2
CBOE S&P 500 BuyWrite IndexSM	IS-4
Dow Jones EURO STOXX 50® Index	IS-6
Dow Jones Industrial AverageSM	IS-7
FTSE 100™ Index	IS-8
FTSE/Xinhua China 25 Index™	IS-9
Hang Seng® Index	IS-12
Hang Seng China Enterprises Index™	IS-13
KOSPI 200	IS-14
MSCI Indices	IS-16
NASDAQ-100 Index®	IS-21
Nikkei® 225 Index	IS-23
Russell 2000® Index	IS-25
S&P 500® Index	IS-28
TOPIX® Index	IS-29
COMMODITY INDICES	IS-31
Dow Jones-AIG Commodity IndexSM	IS-31
Rogers International Commodity Index®	IS-36
S&P GSCI™ Commodity Indices	IS-39

PROSPECTUS SUPPLEMENT

SUMMARY	S-1
RISK FACTORS	S-3
DESCRIPTION OF MEDIUM-TERM NOTES	S-19
TERMS OF THE NOTES	S-29
INTEREST MECHANICS	S-34
CERTAIN FEATURES OF THE NOTES	S-36
REFERENCE ASSETS	S-44
EMPLOYEE RETIREMENT INCOME SECURITY ACT	S-81
PLAN OF DISTRIBUTION	S-82
USE OF PROCEEDS AND HEDGING	S-84
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS	S-85
VALIDITY OF SECURITIES	S-98

PROSPECTUS

FORWARD-LOOKING STATEMENTS	1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	1
THE BARCLAYS BANK GROUP	2
USE OF PROCEEDS	2
DESCRIPTION OF DEBT SECURITIES	3
DESCRIPTION OF PREFERENCE SHARES	24
DESCRIPTION OF AMERICAN DEPOSITARY RECEIPTS	29
DESCRIPTION OF SHARE CAPITAL	35
TAX CONSIDERATIONS	36
PLAN OF DISTRIBUTION	50
SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES	54
WHERE YOU CAN FIND MORE INFORMATION	54
FURTHER INFORMATION	54
VALIDITY OF SECURITIES	55
EXPERTS	55
EXPENSES OF ISSUANCE AND DISTRIBUTION	55

Offers and sales of the notes are subject to restrictions in certain jurisdictions. The distribution of this index supplement, the prospectus supplement, the prospectus and any pricing supplement and the offer or sale of the notes in certain other jurisdictions may be restricted by law. Persons who come into possession of this index supplement, the prospectus supplement, the prospectus and any pricing supplement or any note must inform themselves about and observe any applicable restrictions on the distribution of these materials and the offer and sale of the notes.

MEDIUM-TERM NOTES, SERIES A

The notes are part of a series of debt securities entitled “Medium-Term Notes, Series A” (the “medium-term notes”) that we may issue under the indenture, dated September 16, 2004, between Barclays Bank PLC and The Bank of New York, as trustee, from time to time. Terms that apply generally to all medium-term notes are described in the sections titled “Description of Medium-Term Notes” and “Terms of the Notes” in the accompanying prospectus supplement, and terms that apply generally to all index-linked notes are described in “Reference Assets—Indices” in the accompanying prospectus supplement.

The reference assets described in this index supplement are in addition to those described in the accompanying prospectus supplement. If the descriptions of the reference assets set forth in this index supplement are inconsistent with the descriptions of the reference assets in that document, the terms described here are controlling. We will give you the specific terms of the notes we are offering in pricing supplements. If the terms described in the applicable pricing supplement are different or inconsistent with those described herein (or with those described in the prospectus supplement, prospectus, any applicable product supplement(s) or any applicable free writing prospectus), the terms described in the applicable pricing supplement will supersede.

Reference Assets

We have derived all information contained in this index supplement regarding any specified index, including, without limitation, its make up, its method of calculation and changes in its components and its historical closing values, from publicly available information. Such information reflects the policies of, and is subject to change by, the sponsor(s) of each such index.

Each index is developed, calculated and maintained by its respective sponsor(s) and/or publisher. In connection with the offering of the notes, neither we nor any of the agents have participated in the preparation of the information described in the preceding paragraph or made any due diligence inquiry with respect to any index, sponsor(s) or publisher. Neither we nor any of our agents makes any representation or warranty as to the accuracy or completeness of such information or any other publicly available information regarding any index, sponsor(s) or publisher. Furthermore, we cannot give any assurance that all events occurring prior to the date of the applicable pricing supplement (including events that would affect the accuracy or completeness of the publicly available information described in the preceding paragraph) that would affect the level of any index (and therefore the level of any such index at the time we price the notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the sponsor of any index could affect the interest, payments at maturity or any other amounts payable on your notes and therefore the market value of the notes in the secondary market, if any.

You, as an investor in the notes, should make your own investigation into any index, sponsor(s) or publisher. The sponsors and publishers are not involved in the offer of the notes in any way and have no obligation to consider your interests as a holder of the notes. The sponsors and/or publishers have no obligation to continue to publish the indices, and may discontinue or suspend publication of any index at any time in their sole discretion.

Historical performance of the indices is not an indication of future performance. Future performance of the indices may differ significantly from historical performance, either positively or negatively.

Information contained on certain websites mentioned below is not incorporated by reference in, and should not be considered part of, this index supplement or the accompanying prospectus supplement and prospectus.

License Agreements

Unless otherwise specified in the applicable pricing supplement, Barclays Bank PLC has contracted with the sponsor or publisher of the index to which your notes may be linked for the rights to use such index and certain associated trademarks or service marks for such index. We generally obtain these licenses either on an individual basis for a particular offering of notes or for a term of years. Although we anticipate that we will continue to enter into and renew such licenses, any such license could be terminated upon the occurrence of certain events in the future.

RISK FACTORS

You should understand the risks of investing in the notes and should reach an investment decision, only after careful consideration with your advisors of the suitability of the notes in light of your particular financial circumstances, the following risk factors and the other information included or incorporated by reference in the applicable pricing supplement, this index supplement, the prospectus supplement, the prospectus, any applicable product supplement(s) or any applicable free writing prospectus. The risk factor set forth below, as well as those discussed in numbered paragraphs (17) and (19)–(22) under the heading “Risk Factors—Risks Relating to All Notes” in the accompanying prospectus supplement are applicable to notes linked to indices.

Our Right to Use Any Index May Be Suspended or Terminated.

We have been granted, or will be granted, a non-exclusive right to use the indices described in this index supplement and related trademarks in connection with the notes. If we breach our obligations under any license, the sponsors with respect to the index or indices to which such license relates may have the right to terminate the license. If the sponsors choose to terminate their license agreement, we may no longer have the right under the terms of the license agreement to use the index and related trademarks in connection with the notes until their maturity. If our right to use any index to which your notes are linked is suspended or terminated for any reason, it may become difficult for us to determine the level of the index and consequently the interest, payments at maturity or any other amounts payable on your notes. The calculation agent in this case will determine the index level or the fair market value of the notes in its sole discretion.

Additionally, for notes linked to equity indices, see the risk factors discussed under the heading “Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”, and for notes linked to commodity indices, see the risk factors discussed under the heading “Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Commodities, an Index Containing Commodities, Shares or Other Interests in Exchange-Traded Funds Invested in Commodities or Based in Part on Commodities” in the accompanying prospectus supplement.

EQUITY INDICES

AMEX Hong Kong 30 Index

All information contained herein on the AMEX Hong Kong 30 Index (the “HK Index”) set forth in this index supplement reflects the policies of, and is subject to change by, the American Stock Exchange LLC (“AMEX”). The HK Index is reported by Bloomberg under the ticker symbol “HKX <Index>”.

The HK Index is broad-market index that measures the composite price performance of 30 stocks actively traded on the Stock Exchange of Hong Kong Limited (the “SEHK”). The HK Index aims to reflect the movement of the SEHK as a whole. Business sector representation of the stocks comprising the HK Index generally consists of finance, energy, property development, utilities and conglomerates, hotel/leisure, property investment, airlines, telecommunications, transportation and publishing.

Composition and Maintenance of the HK Index

The HK Index is maintained by AMEX and will contain at least 30 stocks at all times. AMEX selects stocks comprising the HK Index on the basis of their market weight, trading liquidity and representation of the business industries reflected on the SEHK. Each stock in the HK Index must meet certain listing and maintenance standards, as discussed below. AMEX requires that each stock be issued by an entity with major business interests in Hong Kong, be listed for trading on the SEHK and have its primary trading market located in a country with which AMEX has an effective surveillance sharing agreement. AMEX will remove any stock failing to meet the above listing and maintenance criteria within 30 days after such failure occurs.

In addition, in order to ensure that the HK Index does not contain a large number of thinly capitalized, low-priced securities with small public floats and low trading volumes, AMEX has also established additional qualification criteria for the inclusion and maintenance of stocks, based on the following standards: all stocks selected for inclusion in the HK Index must have, and thereafter maintain, (1) an average daily capitalization, as calculated by the total number of shares outstanding times the latest price per share (in Hong Kong dollars), measured over the prior 6-month period, of at least HK$3,000,000,000; (2) an average daily closing price, measured over the prior 6-month period, not lower than HK$2.50; (3) an average daily trading volume, measured over the prior 6-month period, of more than 1,000,000 shares per day, although up to, but no more than, three stocks may have an average daily trading volume, measured over the prior 6-month period, of less than 1,000,000 shares per day, but in no event less than 500,000 shares per day; and (4) a minimum “free float” value (total freely tradable outstanding shares minus insider holdings), based on a monthly average measured over the prior 3-month period, of US$238,000,000, although up to, but no more than, three stocks may have a free float value of less than US$238,000,000 but in no event less than US$150,000,000, measured over the same period.

AMEX reviews and applies the above qualification criteria relating to the stocks comprising the HK Index on a quarterly basis, conducted on the last business day in January, April, July and October. Any stock failing to meet the above listing and maintenance criteria will be reviewed on the second Friday of the second month following the quarterly review to again determine compliance with the above criteria. Any stock failing this second review will be replaced by a “qualified” stock effective upon the close of business on the following Friday, provided, however, that if such Friday is not a New York business day, the replacement will be effective at the close of business on the first preceding New York business day. AMEX will notify its membership immediately after it determines that a stock is to be replaced.

AMEX may change the composition of the HK Index at any time in order to more accurately reflect the composition and track the movement of the Hong Kong stock market. Any replacement stock must also meet the stock listing and maintenance standards discussed below. Further, AMEX may replace stocks in the event of certain corporate events, such as takeovers or mergers, that change the nature of the security.

HK Index Calculation

The HK Index is a capitalization-weighted index. A company’s market capitalization is calculated by multiplying the number of shares outstanding by the company’s current share price (in Hong Kong dollars). For valuation purposes, one HK Index unit is assigned a fixed value of one U.S. dollar. The HK Index measures the average changes in price of the stocks comprising the HK Index, weighted according to their respective market capitalizations so that the effect of a percentage price change in a stock will be greater the larger the stock’s market capitalization. The HK Index was established by AMEX on June 25, 1993, on which date it was set at 350.00. The daily calculation and public dissemination by AMEX of the HK Index value commenced on September 1, 1993. The data relating to the HK Index was back-calculated by AMEX from January 2, 1989 to August 31, 1993.

The HK Index is calculated by (1) aggregating the market capitalization of each stock comprising the HK Index and (2) dividing such sum by an adjusted base market capitalization or divisor. On June 25, 1993, the market value of the Underlying Stocks was approximately HK$1,152,829,149,500 and the divisor used to calculate the HK Index was 3,293,797,570. AMEX selected that particular divisor number in order, among other things, to ensure that the HK Index was set at a general price level consistent with other well recognized stock market indices. The divisor is subject to periodic adjustments as set forth below. The HK Index is calculated once each day by AMEX based on the most recent official closing prices of each of the stocks comprising the HK Index reported by the SEHK. Pricing of the HK Index is disseminated before the opening of trading via the Consolidated Tape Authority Network-B and continuously during each New York business day. The dissemination value, however, remains the same throughout the New York trading day because the trading hours of the SEHK do not overlap with New York trading hours. Accordingly, updated price information is unavailable during New York trading hours.

In order to maintain continuity in the level of the HK Index in the event of certain changes due to non-market factors affecting the stocks comprising the HK Index, such as the addition or deletion of stocks, substitution of stocks, stock dividends, stock splits, distributions of assets to stockholders or other capitalization events, the divisor used in calculating the HK Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the HK Index and in order that the value of the HK Index immediately after such change will equal the level of the HK Index immediately prior to the change. Thereafter, the divisor remains at its new value until a further adjustment is necessary as the result of another change. Nevertheless, changes in the identities and characteristics of the stocks comprising the HK Index may significantly affect the behavior of the HK Index over time.

Stock Exchange of Hong Kong Limited

Trading on the SEHK is fully electronic through an Automatic Order Matching and Execution System. The system is an electronic order book in which orders are matched and executed instantaneously if there are matching orders in the book and on the basis of time/price priority. On-line real-time order entry and execution have eliminated the previous limitations of telephone-based trading. Trading takes place through trading terminals on the trading floor. There are no market-makers on the SEHK, but exchange dealers may act as dual capacity broker-dealers. Trading is undertaken from 10:00 a.m. to 12:30 p.m. and then from 2:30 p.m. to 4:00 p.m., Hong Kong time, every Hong Kong day except Saturdays, Sundays and other days on which the SEHK is closed. Hong Kong time is 12 hours ahead of Eastern Daylight Savings Time and 13 hours ahead of Eastern Standard Time. Settlement of trades is required within 48 hours and is conducted by electronic book-entry delivery through the Central Clearing and Settlement System.

Due to the time differences between New York City and Hong Kong, on any normal trading day, trading on the SEHK currently will cease at 12:30 a.m. or 4:00 a.m., Eastern Daylight Savings Time. Using the last reported closing prices of the stocks underlying the HK Index on the SEHK, the closing level of the HK Index on any such trading day generally will be calculated, published and disseminated in the United States by the opening of business in New York on the same business day.

The SEHK has adopted certain measures intended to prevent any extreme short-term price fluctuations resulting from order imbalances or market volatility. Where the SEHK considers it necessary for the protection of the investor or the maintenance of an orderly market, it may at any time suspend dealings in any securities or cancel the listing of any securities in such circumstances and subject to such conditions as it thinks fit, whether requested by the listed issuer or not. The SEHK may also do so where: (1) an issuer fails, in a manner which the SEHK considers material, to comply with the SEHK Listing Rules or its Listing Agreements; (2) the SEHK considers there are insufficient securities in the hands of the public; (3) the SEHK considers that the listed issuer does not have a sufficient level of operations or sufficient assets to warrant the continued listing of the issuer’s securities; or (4) the SEHK considers that the issuer or its business is no longer suitable for listing. Investors should also be aware that the SEHK may suspend the trading of individual stocks in certain limited and extraordinary circumstances until certain price-sensitive information has been disclosed to the public. Trading will not be resumed until a formal announcement has been made. Trading of a company’s shares may also be suspended if there is unusual trading activity in such shares.

An issuer may apply for suspension of its own accord. A suspension request will normally only be acceded to in the following circumstances: (1) where, for a reason acceptable to the SEHK, price-sensitive information cannot at that time be disclosed; (2) where the issuer is subject to an offer, but only where terms have been agreed in principle and require discussion with, and agreement by, one or more major shareholders (suspensions in such cases will normally only be appropriate where no previous announcement has been made); (3) to maintain an orderly market; (4) where there is an occurrence of certain levels of notifiable transactions, such as substantial changes in the nature, control or structure of the issuer, where publication of full details is necessary to permit a realistic valuation to be made of the securities concerned, or the approval of shareholders is required; (5) where the issuer is no longer suitable for listing, or becomes a “cash” company; or (6) for issuers going into receivership or liquidation. As a result of the foregoing, variations in the HK Index may be limited by suspension of trading of individual stocks which comprise the HK Index which may, in turn, adversely affect the value of any applicable notes.

Additional information on the HK Index is available on the following website: http://www.amex.com.

License Agreement

For any specific issuance of notes we will enter into a non-exclusive license agreement with AMEX whereby we, in exchange for a fee, will be permitted to use the HK Index in connection with such notes.

We expect that the license agreement will provide that the following language must be set forth herein:

The AMEX Hong Kong 30 Index (the “HK Index”) is sponsored by, and is a service mark of, the American Stock Exchange LLC (“AMEX”). The HK Index is being used with the permission of AMEX.

AMEX in no way sponsors, endorses or is otherwise involved in the transactions specified and described in this index supplement and the applicable pricing supplement (“Transaction”) and AMEX disclaims any liability to any party for any inaccuracy in the data on which the HK Index is based, for any mistakes, errors, or omissions in the calculation and/or dissemination of the Index, or for the manner in which it is applied in connection with the Transaction.

CBOE S&P 500 BuyWrite IndexSM

All information regarding the CBOE S&P 500 BuyWrite IndexSM (the “BXM Index”) set forth in this index supplement reflects the policies of, and is subject to change by, the Chicago Board Options Exchange, Incorporated (“CBOE”). The BXM Index is calculated, maintained and published by CBOE. The BXM Index is reported by Bloomberg under the ticker symbol “BXM <Index>”.

Announced in April 2002, the BXM Index was developed by CBOE in connection with Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”). The BXM Index measures the total rate of return of a hypothetical “covered call” strategy (also referred to as a “buy-write” strategy) on the S&P 500® Index (the “S&P 500 Index”). This strategy consists of a hypothetical portfolio consisting of a “long” position indexed to the S&P 500 Index (i.e., a position in which the common stocks, as defined below, of the S&P 500 Index are held) and the deemed sale of a succession of one-month, at- or slightly out-of-the-money S&P 500 Index call options that are listed on the Chicago Board Options Exchange. This hypothetical portfolio is referred to as the “covered S&P 500 Index portfolio”. The long position in the S&P 500 Index and the “short” call options are held in equal notional amounts (i.e., the short position in each call option is “covered” by the long position in the S&P 500 Index).

This strategy provides option premiums that can, to a limited extent, offset losses from downside market performance in an equity portfolio on which the covered call option is sold. However, the strategy also limits participation in the appreciation of the equity portfolio on which the option is sold beyond the option’s strike price. The strike price for each option included in the BXM Index will be equal to or slightly above the S&P 500 Index level at the time the option is sold.

The BXM Index measures the total return performance of the covered S&P 500 Index portfolio by incorporating the value of the ordinary cash dividends paid on the common stocks of the S&P 500 Index and the option premiums deemed received from writing call options on the S&P 500 Index. Because the method of calculating the BXM Index effectively reinvests the dividends and the option premiums into the S&P 500 Index on the day they are paid (in the case of dividends) or deemed to be received (in the case of option premiums), the BXM Index is subject to fluctuations in the value of the S&P 500 Index.

Call Options

The call options included in the value of the BXM Index have successive terms of approximately one month. Each call option on the S&P 500 Index in the hypothetical portfolio must be held to maturity, which is generally the third Friday of each month. At expiration, the call options are settled against the “Special Opening Quotations”, a special calculation of the S&P 500 Index. The Special Opening Quotation is compiled from the opening prices of the common stocks of the S&P 500 Index and is generally determined before 11:00 a.m., New York City time. The final settlement price of each call option at expiration is equal to the difference between the Special Opening Quotation and the strike price of the expired call option, or zero, whichever is greater, and is removed from the value of the BXM Index at that time. In other words, if the Special Opening Quotation is greater than each call option’s strike price, the final settlement price is greater than zero and the value of the BXM Index is effectively decreased upon settlement of each call option. If the Special Opening Quotation is less than each call option’s strike price, each call option is worthless and the value of the BXM Index remains unchanged upon settlement of the call options.

Subsequent to the settlement of the expired call options, new at- or slightly out-of-the-money call options are deemed written and included in the value of the BXM Index. Like the expired call options, the new call options will expire approximately one month after the date of sale. The date on which one call option expires and another call option is written is referred to as the “roll date” and the process of replacing the expired options with the new options is referred to as the “roll”. The strike price of each new call option is equal to the strike price of the listed call option on the S&P 500 Index that is closest to and greater than the last value of the S&P 500 Index reported before 11:00 a.m., New York City time. For example, if the last value of the S&P 500 Index reported before 11:00 a.m., New York City time, is 1,522.75 and the closest listed option strike price above 1,522.75 is 1,525, then 1,525 is selected as the new strike price for the call options on the S&P 500 Index.

Once the strike price for each new call option has been determined, each new call option is deemed sold at a price equal to the volume-weighted average price (the “VWAP”) of each new call option during the half hour between 11:30 a.m., New York City time, and 12:00 p.m., New York City time, on the day the strike price is determined. CBOE calculates the VWAP in a two-step process by (1) excluding trades in the new option identified as having been executed as part of a spread (i.e., a position taken in two or more options in order to profit through changes in the relative prices of those options); and (2) calculating the volume-weighted average of all remaining transaction prices of each new call option during this half-hour period. The weights are equal to the fraction of the total volume, excluding spread transactions, transacted at each price during this period, as indicated by CBOE’s Market Data Retrieval System. If no transactions occur between 11:30 a.m., New York City time, and 12:00 p.m., New York City time, each new call option is deemed sold at the last bid price reported before 12:00 p.m. The value of the option premium deemed received from each new call option is functionally “reinvested” in the portfolio.

Calculation of the BXM Index

The BXM Index is a “chained index”, meaning its value depends on the cumulative product of the gross daily rates of return on the covered S&P 500 Index portfolio since June 1, 1988, when the initial value of the BXM Index was first calculated and set at 100.00.

The value of the BXM Index on any given date will be calculated as (1) the value of the BXM Index on the previous day, times (2) the gross daily rate of return of the covered S&P 500 Index portfolio on that day.

On each trading day that is not a roll date, the gross daily rate of return equals the change in value of the components of the covered S&P 500 Index portfolio (including the value of ordinary cash dividends paid on the common stocks of the S&P 500 Index that trade “ex-dividend” on that day), as measured from the close of trading on the preceding trading day. On each roll date, the gross daily rate of return will be equal to the product of three gross rates of return: (1) the gross rate of return from the previous close to the time the Special Opening Quotation is determined and the expiring call settled; (2) the gross rate of return from the Special Opening Quotation to the initiation of the new call position; and (3) the gross rate of return from the time the new call option is deemed sold to the close of trading on the roll date.

Neither Barclays Bank PLC nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of, or for any error, omission or disruption in, the BXM Index or any successor index. CBOE does not guarantee the accuracy or the completeness of the Index or any data included in the Index. CBOE assumes no liability for any errors, omissions or disruption in the calculation and dissemination of the Index. CBOE disclaims all responsibility for any errors or omissions in the calculation and dissemination of the BXM Index or the manner in which the BXM Index is applied in determining the amount payable at maturity for any applicable note.

Comparison of the Returns of BXM Index and S&P 500 Index

The following two examples illustrate how the BXM Index return is derived from the S&P 500® Index return using actual information from the quarters ending December 31, 2003 and September 30, 2004, respectively. The applicable pricing supplement will contain a chart or graph of historical information.

Example 1: Quarter ending December 31, 2003 (The BXM Index underperforms the S&P 500 Index):

S&P 500 Index
S&P 500 Index	11.64%
Dividend Yield on the S&P 500 Index	0.54%
Total S&P 500 Index return	12.18%
BXM Index
Total S&P 500 Index return	12.18%
Loss on short options sold during the quarter*	-4.46%
The BXM Index return	7.72%

Example 2: Quarter ending September 30, 2004 (The BXM Index outperforms the total S&P 500 Index return):

S&P 500 Index
S&P 500 Index	-2.29%
Dividend Yield on the S&P 500 Index	0.42%
Total S&P 500 Index return	-1.87%
BXM Index
Total S&P 500 Index return	-1.87%
Gain on short options sold during the quarter*	1.99%
The BXM Index return	0.12%

*	The gain and loss on options sold during the quarter are expressed as a percentage of the level of the S&P 500 Index at the end of each month during the relevant quarter.

Additional information on the BXM Index is available on the following website: http://www.cboe.com/micro/bxm.

License Agreement

We have entered into a non-exclusive license agreement with S&P whereby we, in exchange for a fee, of the right to use the BXM Index in connection with securities, including the notes. We are not affiliated with S&P; the only relationship between S&P and us is any licensing of the use of S&P’s indices and trademarks relating to them.

The license agreement between S&P and Barclays Bank PLC provides that the following disclaimer must be set forth herein:

The notes are not sponsored, endorsed, sold or promoted by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”), or the Chicago Board Options Exchange, Incorporated (“CBOE”). S&P and CBOE make no representation, condition or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes. The CBOE S&P 500 BuyWrite IndexSM (the “BXM Index”) is a benchmark index designed to track the performance of a hypothetical buy-write strategy on the S&P 500® Index. S&P’s and CBOE’s only relationship to Barclays Bank PLC is the licensing of certain trademarks and trade names of S&P, CBOE and the BXM Index, which is determined, composed and calculated by CBOE without regard to Barclays Bank PLC or the notes. CBOE has no obligation to take the needs of Barclays Bank PLC or the owners of the notes into consideration in determining, composing or calculating the BXM Index. S&P and CBOE are not responsible for, and have not participated in, the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. S&P and CBOE have no obligation or liability in connection with the administration, marketing or trading of the notes.

CBOE SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE BXM INDEX FROM SOURCES THAT CBOE CONSIDERS RELIABLE, BUT S&P AND CBOE ACCEPT NO RESPONSIBILITY FOR, AND SHALL HAVE NO LIABILITY FOR ANY

ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. S&P AND CBOE DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE BXM INDEX OR ANY DATA INCLUDED THEREIN. S&P AND CBOE MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE RESULTS TO BE OBTAINED BY ANY PERSON OR ENTITY FROM THE USE OF THE BXM INDEX OR ANY DATA INCLUDED THEREIN. S&P AND CBOE MAKE NO EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIM ALL CONDITIONS AND WARRANTIES IMPLIED BY STATUTE, GENERAL LAW OR CUSTOM, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE BXM INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL CBOE OR S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.”

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “Standard & Poor’s 500” and “500” are trademarks of S&P, and “BuyWrite” and “CBOE” are trademarks of CBOE. These marks have been licensed for use by Barclays Bank PLC. The notes are not sponsored, endorsed, sold or promoted by S&P or CBOE and S&P and CBOE make no representation regarding the advisability of investing in the notes.

Dow Jones EURO STOXX 50® Index

All information regarding the Dow Jones EURO STOXX 50® Index (the “DJ EURO STOXX 50 Index”) set forth in this index supplement reflects the policies of, and is subject to change by, STOXX Limited (“STOXX”), a joint venture among Deutsche Börse AG, Dow Jones & Company, Inc. and SWX Group. The DJ EURO STOXX 50 Index is calculated, maintained and published by STOXX. The DJ EURO STOXX 50 Index is reported by Bloomberg under the ticker symbol “SX5E <Index>”. It is also published in The Wall Street Journal and disseminated on the STOXX website, www.stoxx.com.

The DJ EURO STOXX 50 Index is composed of 50 European blue-chip companies from within the Eurozone portion of the Dow Jones STOXX 600 Supersector indices, the Dow Jones EURO STOXX Supersector indices. The Dow Jones STOXX 600 Supersector indices contain the 600 largest stock traded on the major exchanges of 18 European countries and are organised into the following 18 Supersectors: automobiles & parts; banks; basic resources; chemicals; construction & materials; financial services; food & beverage; health care; industrial goods & services; insurance; media; oil & gas; personal & household goods; retail; technology; telecommunications; travel & leisure; and utilities.

Publication of the DJ EURO STOXX 50 Index began on February 28, 1998, with a base value of 1,000 as of December 31, 1991.

The DJ EURO STOXX 50 Index is compiled and calculated as follows. It is calculated with the “Laspeyres formula”, which measures price changes against a fixed base quantity weight. The DJ EURO STOXX 50 Index is weighted by free float market capitalization. Each component’s weight is capped at 10% of the DJ EURO STOXX 50 Index’s total free float market capitalization. Free float weights are reviewed quarterly and the DJ EURO STOXX 50 Index composition is reviewed annually in September.

Within each of the 18 Dow Jones EURO STOXX Supersector indices, the component stocks are ranked by free float market capitalization. The largest stocks are added to the selection list until the coverage is close to, but still less than, 60% of the free float market capitalization of the corresponding Dow Jones EURO STOXX TMI Supersector Index. If the next-ranked stock brings the coverage closer to 60% in absolute terms, then it is also added to the selection list. Any remaining stocks that are current DJ EURO STOXX 50 Index components are added to the selection list. The stocks on the selection list are ranked by free float market capitalization. In exceptional cases, the STOXX Limited Supervisory Board may make additions and deletions to the selection list.

The 40 largest stocks on the selection list are chosen as components. Any remaining current components of the DJ EURO STOXX 50 Index ranked between 41 and 60 are added as index components. If the component number is still below 50, then the largest remaining stocks on the selection list are added until the index contains 50 stocks.

The DJ EURO STOXX 50 Index has an index divisor, which is adjusted to maintain the continuity of the DJ EURO STOXX 50 Index’s value across changes due to corporate actions such as:

•	the issuance of dividends,

•	the occurrence of stock splits,

•	the stock repurchase by the issuer, and

•	other reasons.

Additional information on the DJ EURO STOXX 50 Index is available on the following website: http://www.stoxx.com.

License Agreement

We have entered into a non-exclusive license agreement with STOXX whereby we, in exchange for a fee, are permitted to use the DJ EURO STOXX Index in connection with certain securities, including the notes. We are not affiliated with STOXX; the only relationship between STOXX and us is any licensing of the use of STOXX’s indices and trademarks relating to them.

The license agreement between STOXX and us provides that the following language must be set forth in herein:

STOXX Limited (“STOXX”) and Dow Jones & Company, Inc. (“Dow Jones”) have no relationship to Barclays Bank PLC, other than the licensing of the Dow Jones EURO STOXX 50® Index (the “DJ EURO STOXX 50 Index”) and the related trademarks for use in connection with the notes.

STOXX and Dow Jones do not:

•	Sponsor, endorse, sell or promote the notes.

•	Recommend that any person invest in the notes or any other securities.

•	Have any responsibility or liability for or make any decisions about the timing, amount or pricing of the notes.

•	Have any responsibility or liability for the administration, management or marketing of the notes.

•	Consider the needs of the notes or the owners of the notes in determining, composing or calculating the DJ EURO STOXX 50 Index or have any obligation to do so.

STOXX and Dow Jones will not have any liability in connection with the notes. Specifically:

•	STOXX and Dow Jones do not make any warranty, express or implied and disclaim any and all warranty about:

•	The results to be obtained by the notes, the owner of the notes or any other person in connection with the use of the DJ EURO STOXX 50 Index and the data included in the DJ EURO STOXX 50 Index;

•	The accuracy or completeness of the DJ EURO STOXX 50 Index and its data;

•	The merchantability and the fitness for a particular purpose or use of the DJ EURO STOXX 50 Index and its data;

•	STOXX and Dow Jones will have no liability for any errors, omissions or interruptions in the DJ EURO STOXX 50 Index or its data;

•	Under no circumstances will STOXX or Dow Jones be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if STOXX or Dow Jones knows that they might occur.

The licensing agreement between Barclays Bank PLC and STOXX is solely for their benefit and not for the benefit of the owners of the notes or any other third parties.

The Dow Jones EURO STOXX 50® Index is proprietary and copyrighted material. The Dow Jones EURO STOXX 50® Index and the related trademarks have been licensed for certain purposes by Barclays Bank PLC.

Dow Jones Industrial AverageSM

The Dow Jones Industrial AverageSM (the “DJIA Index”) is a price-weighted index comprised of 30 common stocks selected at the discretion of the editors of The Wall Street Journal (the “WSJ”), which is published by Dow Jones & Company, Inc. (the “Dow Jones”), as representative of the broad market of U.S. industry. The DJIA Index is reported by Bloomberg under the ticker symbol “INDU <Index>”.

There are no pre-determined criteria for selection of a component stock except that component companies represented by the DJIA Index should be established U.S. companies that are leaders in their industries. The DJIA Index serves as a measure of the entire U.S. market, including such sectors as financial services, technology, retail, entertainment and consumer goods, and is not limited to traditionally defined industrial stocks. Changes in the composition of the DJIA Index are made entirely by the editors of the WSJ without consultation with the component companies represented in the DJIA Index, any stock exchange, any official agency or us. In order to maintain continuity, changes to the component stocks included in the DJIA Index tend to be made infrequently and generally occur only after corporate acquisitions or other dramatic shifts in a component company’s core business. When one component stock is replaced, the entire index is reviewed. As a result, multiple component changes are often implemented simultaneously. The component stocks of the DJIA Index may be changed at any time for any reason.

The DJIA Index is price-weighted rather than market capitalization-weighted. Therefore, the component stock weightings are affected only by changes in the stocks’ prices, in contrast with the weightings of other indices that are affected by both price changes and changes in the number of shares outstanding. The value of the DJIA Index is the sum of the primary exchange prices of each of the 30 common stocks included in the DJIA Index, divided by a divisor. The divisor is changed in accordance with a mathematical formula to adjust for stock dividends, splits, spin-offs and other corporate actions such as rights offerings and extraordinary dividends. Normal cash dividends are not taken into account in the calculation of the DJIA Index. The current divisor of the DJIA Index is published daily in the WSJ and other publications. While this methodology reflects current practice in calculating the DJIA Index, no assurance can be given that Dow Jones will not modify or change this methodology in a manner that may affect the notes.

The current formula used to calculate divisor adjustments is as follows: the new divisor (i.e., the divisor on the next trading session) is equal to (1) the divisor on the current trading session, times; (2) the quotient of (a) the sum of the adjusted (for stock dividends, splits spin-offs and other applicable corporate actions) closing prices of the DJIA components on the current trading session and (b) the sum of the unadjusted closing prices of the DJIA components on the current trading session.

Additional information on the DJIA Index is available on the following website: http//www.djindexes.com

License Agreement

We have entered into a non-exclusive license agreement with Dow Jones whereby we, in exchange for a fee, are permitted to use the DJIA Index in connection with certain securities, including the notes. We are not affiliated with Dow Jones; the only relationship between Dow Jones and us is any licensing of the use of Dow Jones’ indices and trademarks relating to them.

The license agreement between Dow Jones and us provides that the following language must be set forth herein:

The notes are not sponsored, endorsed, sold or promoted by Dow Jones & Company, Inc. (the “Dow Jones”). Dow Jones makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly. Dow Jones’ only relationship to Barclays Bank PLC is the licensing of certain trademarks, trade names and service marks of Dow Jones and of the Dow Jones Industrial AverageSM (the “DJIA Index”), which is determined, composed and calculated by Dow Jones without regard to Barclays Bank PLC or the notes. Dow Jones has no obligation to take the needs of Barclays Bank PLC or the owners of the notes into consideration in determining, composing or calculating the DJIA Index. Dow Jones is not responsible for and has not participated in the determination of the timing of, prices at or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. Dow Jones has no obligation or liability in connection with the administration, marketing or trading of the notes.

DOW JONES DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DJIA INDEX OR ANY DATA INCLUDED THEREIN AND DOW JONES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. DOW JONES MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC, OWNERS OF THE NOTES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DJIA INDEX OR ANY DATA INCLUDED THEREIN. DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DJIA INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN DOW JONES AND BARCLAYS BANK PLC.

“Dow Jones” and “Dow Jones Industrial AverageSM” are service marks of Dow Jones & Company, Inc. and have been licensed for use for certain purposes by Barclays Bank PLC. Barclays Bank PLC’s notes based on the Dow Jones Industrial AverageSM, are not sponsored, endorsed, sold or promoted by Dow Jones, and Dow Jones makes no representation regarding the advisability of investing in such notes.

FTSE 100™ Index

All information regarding the FTSE 100™ Index (the “FTSE 100 Index”) set forth in this index supplement reflects the policies of, and is subject to change by, FTSE International Limited (“FTSE”). The FTSE 100 Index is calculated, maintained and published by FTSE. The FTSE 100 Index is reported by Bloomberg under the ticker symbol “UKX <Index>”.

The FTSE 100 Index is a free float-adjusted, market capitalization-weighted index of the 100 largest U.K. companies (with nationality determined by FTSE) traded on the London Stock Exchange. The FTSE 100 Index was developed with a base level of 1,000 on January 3, 1984.

Composition of the FTSE 100 Index

In order to be eligible for inclusion in the FTSE 100 Index, a stock must generally have a free float (as described below) greater than 15%, although stocks with a free float greater than 5% but less than or equal to 15% are eligible if their full market capitalization exceeds US$5 billion.

Stocks must also be sufficiently liquid to trade. The following criteria, among others, are used to exclude illiquid securities from the FTSE 100 Index:

•

Price. The FTSE Europe/Middle East/Africa Regional Committee must be satisfied that an accurate and reliable price for the purposes of determining the market value of a company exists. This requires a Sterling or Euro denominated price on SETS, which is the London Stock Exchange’s electronic order book trading service for U.K. blue-chip securities.

•

Liquidity. Securities which do not turn over at least 0.5% of their shares in issue, after the application of any free float restrictions, per month for ten of the twelve months prior to the FTSE Europe/Middle East/Africa Regional Committee’s annual December review will not be eligible for inclusion in the reference group. An existing constituent failing to trade at least 0.5% of its shares in issue, after the application of any free float restrictions, per month for more than four of the twelve months prior to the annual review will be removed after close of the index calculation on the next trading day following the third Friday in December. Any period when a share is suspended will be excluded from the above calculation. Companies that are large enough to be components of the FTSE 100 Index but do not pass the liquidity test are not included. A company that fails the liquidity test at an annual review will be ineligible for inclusion until the subsequent annual review.

•

New Issues. New issues must generally have a minimum trading record of at least 20 days prior to the date of a review and turnover of a minimum of 0.5% of their shares in issue, after the application of any free float restrictions, per month each month.

The FTSE Europe/Middle East/Africa Regional Committee meets quarterly to review the components of the FTSE 100 Index. The secretary of the FTSE Europe/Middle East/Africa Regional Committee conducts periodic reviews of the constituents and recommends companies to be included or excluded from the FTSE 100 Index using the close of business data from the last trading day before a review. This review is then presented to the FTSE Europe/Middle East/Africa Regional Committee for approval. The meetings to review the constituents are held on the Wednesday after the first Friday in March, June, September and December. Any constituent changes will be implemented on the next trading day following the expiry of the London International Financial Futures Exchange futures and options contracts that normally takes place on the third Friday of the same month.

To maintain continuity, a stock will be added at the quarterly review if it has risen to 90th place or above and a stock will be deleted at the quarterly review it has fallen to 111th place or below, with rankings determined in each case on the basis of full market capitalization. A constant number of components is maintained for the FTSE 100 Index. When a greater number of companies qualify to be inserted in the FTSE 100 Index than those qualifying to be deleted, the lowest ranking constituents included in the FTSE 100 Index will be deleted to ensure that an equal number of companies are inserted and deleted at the periodic review. Likewise, where a greater number of companies qualify to be deleted than those qualifying to be inserted, the securities of the highest ranking companies that are then not included in the FTSE 100 Index will be inserted to match the number of companies being deleted at the periodic review.

Changes to the constituents of the FTSE 100 Index may also be prompted outside of the FTSE Europe/Middle East/Africa Regional Committee’s periodic review procedure for certain new issues where omission to promptly include such new issue in the FTSE 100 Index would compromise the effectiveness of the FTSE 100 Index as a market indicator, for certain corporate actions (e.g., mergers and acquisitions) or in the case of delisting.

Computation of the FTSE 100 Index

The value of the FTSE 100 Index will be equal to (1) the sum of the products of (a) the price of each FTSE 100 Index component, (b) shares in issue for each such component and (c) a free float factor for each such component that allows amendments to each such component’s weighting to reflect the free float restrictions described below, divided by (2) a divisor which represents the total issued share capital of the FTSE 100 Index at the base date, which may be adjusted as necessary to allow for changes in issued share capital of individual securities without distorting the FTSE 100 Index.

Under this formula, the investable market capitalization, not the full market capitalization, of each FTSE 100 Index constituent is used to determine the value of the FTSE 100 Index. This reflects the “float-adjusted” aspect of the FTSE 100 Index because, whereas full market capitalization depends on shares in issue, investable market capitalization depends on free float. The following are excluded from free float: trade investments in a FTSE 100 Index constituent company by either another constituent or a non-constituent entity or company, significant long-term holdings by founders, directors and/or their families, employee share schemes (if restricted), government holdings, and portfolio investments subject to lock-in clauses (for the duration of the clause). Free float restrictions are calculated using available published information. The initial weighting of a FTSE 100 Index component is applied in bands, as follows:

Free float less than or equal to 15%	Generally ineligible for inclusion
Free float greater than 15% but less than or equal to 20%	20%
Free float greater than 20% but less than or equal to 30%	30%
Free float greater than 30% but less than or equal to 40%	40%
Free float greater than 40% but less than or equal to 50%	50%
Free float greater than 50% but less than or equal to 75%	75%
Free float greater than 75%	100%

These bands are narrow at the lower end to ensure that there is sufficient sensitivity in order to maintain accurate representation and broader at the higher end in order to ensure that the weightings of larger companies do not fluctuate absent a significant corporate event. Following the application of an initial free float restriction, a FTSE 100 Index component’s free float will only be changed if its actual free float is more than 5 percentage points above the minimum or 5 percentage points below the maximum of an adjacent band. This 5 percentage point threshold does not apply if the initial free float is less than 15%.

The FTSE 100 Index is periodically reviewed for changes in free float. These reviews coincide with the quarterly reviews undertaken of the FTSE 100 Index. A stock’s free float is also reviewed and adjusted if necessary following certain corporate events. If the corporate event includes a corporate action which affects the FTSE 100 Index, any change in free float is implemented at the same time as the corporate action. If there is no corporate action, the change in free float is applied as soon as practicable after the corporate event.

Additional information on the FTSE 100 Index is available on the following website: http://www.ftse.com.

License Agreement

We have entered into a non-exclusive license agreement with FTSE whereby we, in exchange for a fee, are permitted to use the FTSE 100 Index in connection with certain securities, including the notes. We are not affiliated with FTSE; the only relationship between FTSE and us is any licensing of the use of FTSE’s indices and trademarks relating to them.

The license agreement between FTSE and us provides that the following language must be set forth herein:

THE NOTES ARE NOT IN ANY WAY SPONSORED, ENDORSED, SOLD OR PROMOTED BY FTSE INTERNATIONAL LIMITED (“FTSE”) OR BY THE LONDON STOCK EXCHANGE PLC (THE “EXCHANGE”) OR BY THE FINANCIAL TIMES LIMITED (“FT”) AND NEITHER FTSE NOR THE EXCHANGE NOR FT MAKES ANY WARRANTY OR REPRESENTATION WHATSOEVER, EXPRESSLY OR IMPLIEDLY, EITHER AS TO THE RESULTS TO BE OBTAINED FROM THE USE OF THE FTSE™ 100 INDEX (THE “FTSE 100 INDEX”) AND/OR THE FIGURE AT WHICH THE FTSE 100 INDEX STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DAY OR OTHERWISE. THE FTSE 100 INDEX IS COMPILED AND CALCULATED BY FTSE. HOWEVER, NEITHER FTSE NOR EXCHANGE NOR FT SHALL BE LIABLE (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY ERROR IN THE FTSE 100 INDEX AND NEITHER FTSE OR EXCHANGE OR FT SHALL BE UNDER ANY OBLIGATION TO ADVISE ANY PERSON OF ANY ERROR THEREIN.

“FTSE®”, “FT-SE®” and “Footsie®” are trademarks of The London Stock Exchange Plc and The Financial Times Limited and are used by FTSE International Limited under license.

FTSE/Xinhua China 25 Index™

All information regarding the FTSE/Xinhua China 25 Index™ (“China 25 Index”) set forth in this index supplement reflects the policies of, and is subject to change by, FTSE Xinhua Index Limited (“FXI”). The China 25 Index is calculated, published and disseminated by FXI, a joint venture of FTSE International Limited (“FTSE”) and Xinhua Financial Network Limited (“Xinhua”). The China 25 Index is reported by Bloomberg under the ticker symbol “XIN0I <Index>”.

The China 25 Index is designed to represent the performance of the mainland Chinese market that is available to international investors. The China 25 Index is quoted in Hong Kong dollars and currently is based on the 25 largest and most liquid “H-shares” and “Red Chip” shares, listed and trading on the Stock Exchange of Hong Kong Limited (“SEHK”). H-shares are securities of companies incorporated in the People’s Republic of China and nominated by the Chinese Government for listing and trading on the SEHK. Red Chip shares are securities of Hong Kong-incorporated companies, which are substantially owned directly or indirectly by the Chinese government and have the majority of their business interests in mainland China. Both H-shares and Red Chip shares are quoted and traded in Hong Kong dollars. They are not available to investors from the People’s Republic of China; however, there are no restrictions on international investors.

Composition of the China 25 Index

In order to be eligible for inclusion in the China 25 Index, a stock must generally have a free float (as described below) greater than 15%, although stocks with a free float greater than 5% but less than or equal to 15% are eligible if their full market capitalization exceeds US$2.5 billion.

Stocks must also be sufficiently liquid to trade. The following criteria, among others, are used to exclude illiquid securities from the China 25 Index:

•	Price. The FTSE Xinhua Index Committee must be satisfied that an accurate and reliable price for the purposes of determining the market value of a company exists.

•

Liquidity. Securities which do not turn over at least 2% of their shares in issue, after the application of any free float restrictions, per month for ten of the twelve months prior to any of the FTSE Xinhua Index Committee’s quarterly reviews will not be eligible for inclusion in the reference group. An existing constituent failing to trade at least 2% of its shares in issue, after the application of any free float restrictions, per month for more than four of the twelve months prior to any quarterly review will be removed after close of the index calculation on the next trading day following the third Friday in January, April, July or October, as applicable. Any period when a share is suspended will be excluded from the above calculation. Moreover, in assessing liquidity, data will generally be obtained from a China 25 Index constituent’s primary exchange, though data from other markets may also be reviewed (including trading in American Depository Receipts (ADRs) and Global Depository Receipts (GDRs) if the liquidity test is failed for this reason.

•

New Issues. New issues must generally have a minimum trading record of at least 20 days prior to the date of a review and turnover of a minimum of 2% of their shares in issue, after the application of any free float restrictions, per month each month.

The FTSE Xinhua Index Committee meets quarterly to review the components of the China 25 Index. The secretary of the FTSE Xinhua Index Committee conducts periodic reviews of the constituents and recommends companies to be included or excluded from the China 25 Index using the close of business data from the last trading day before a review. This review is then presented to the FTSE Xinhua Index Committee for approval. The meetings to review the constituents are held on the Tuesday after the first Friday in January, April, July and October. Any constituent changes will be implemented on the next trading day following the third Friday of the same month in which the review meeting was held.

To maintain continuity, a stock will be added at the quarterly review if it has risen to 15th place or above and a stock will be deleted if at the quarterly review it has fallen to 36th place or below, in each case ranked on the basis of full market capitalization (using all share classes, not simply H-Shares and Red Chips). A constant number of components is maintained for the China 25 Index. When a greater number of companies qualify to be inserted the China 25 Index than those qualifying to be deleted, the lowest ranking constituents presently included in the China 25 Index will be deleted to ensure that an equal number of companies are inserted and deleted at the periodic review. Likewise, where a greater number of companies qualify to be deleted than those qualifying to be inserted the securities of the highest ranking companies that are presently not included in the China 25 Index will be inserted to match the number of companies being deleted at the periodic review.

Changes to the constituents of the China 25 Index may also be prompted outside of the FTSE Xinhua Index Committee’s periodic review procedure for certain new issues where omission to promptly include would compromise the effectiveness of the China 25 Index as a market indicator, for certain corporate actions (e.g., mergers and acquisitions) or in the case of delisting.

Computation of the China 25 Index

The value of the China 25 Index will be equal to (1) the sum of the products of (a) the price of each China 25 Index component, (b) the exchange rate for each such component, if any, (c) shares in issue for each such component, (d) the free float factor for each such component, which allows amendments to the weighting of each such component to reflect the free float restrictions described below and (e) the capping factor for each such component, if any, divided by (2) a divisor which represents the total issued share capital of the China 25 Index at the base date, which may be adjusted as necessary to allow for changes in issued share capital of individual securities without distorting the China 25 Index.

The China 25 Index uses actual trade prices for securities with local stock exchange quotations. Because the China 25 Index is denominated in Hong Kong dollars, those securities denominated in a currency other than Hong Kong Dollars will be converted to Hong Kong dollars in order to calculate the Index. Reuters real-time spot currency rates will be used for this purpose.

Under the formula described above, the investable market capitalization, not the full market capitalization, of each China 25 Index constituent is used to determine the value of the China 25 Index. This reflects the “float-adjusted” aspect of the China 25 Index because, whereas full market capitalization depends on shares in issue, investable market capitalization depends on free float. The following are excluded from free float: trade investments in a China 25 Index constituent company by either another constituent or a non-constituent entity or company, significant long-term holdings by founders, directors and/or their families, employee share schemes (if restricted), government holdings, foreign ownership limits, and portfolio investments subject to lock-in clauses (for the duration of the clause). Free float restrictions are calculated using available published information. The initial weighting of a China 25 Index component is applied in bands, as follows:

Free float less than or equal to 15%	Generally ineligible for inclusion
Free float greater than 15% but less than or equal to 20%	20%
Free float greater than 20% but less than or equal to 30%	30%
Free float greater than 30% but less than or equal to 40%	40%
Free float greater than 40% but less than or equal to 50%	50%
Free float greater than 50% but less than or equal to 75%	75%
Free float greater than 75%	100%

These bands are narrow at the lower end to ensure that there is sufficient sensitivity in order to maintain accurate representation and broader at the higher end in order to ensure that the weightings of larger companies do not fluctuate absent a significant corporate event. Following the application of an initial free float restriction, a China 25 Index stock’s free float will only be changed if its actual free float is more than 5 percentage points above the minimum or 5 percentage points below the maximum of an adjacent band. This 5 percentage point threshold does not apply if the initial free float is less than 15%. Foreign ownership limits, if any, are applied after calculating the actual free float restriction, but before applying the bands shown above. If the foreign ownership limit is more restrictive than the free float restriction, the precise foreign ownership limit is applied. If the foreign ownership limit is less restrictive or equal to the free float restriction, the free float restriction is applied, subject to the bands shown above.

The China 25 Index is periodically reviewed for changes in free float. These reviews coincide with the quarterly reviews undertaken of the China 25 Index. A stock’s free float is also reviewed and adjusted if necessary following certain corporate events. If the corporate event includes a corporate action which affects the China 25 Index, any change in free float is implemented at the same time as the corporate action. If there is no corporate action, the change in free float is applied as soon as practicable after the corporate event.

The China 25 Index is also subject to a capping mechanism at each quarterly review. The weight of each China 25 Index component (i.e., the investable market capitalization of such component as a proportion of the investable market capitalization of the China 25 Index) will be capped, as needed, at such time by means of a four stage process that aims to ensure that the aggregate weight of index components that individually weigh more than 5% do not, together, exceed 40% (the “5%-40% target”). In the first stage, China 25 Index components whose weights exceed 10% are capped at 10%, and all lower weighted index components increased correspondingly (with further caps at 10% and corresponding increases if the initial (or subsequent) increases cause any component to rise above a 10% weighting). In the second stage, a determination is made: if 5%-40% target has not been achieved, the procedure moves to a third stage; otherwise, no further action is taken. In the third stage, the weights of each index component in descending order of weight are capped in a sequential manner (and lower-ranking index components increased) in the following manner, but only until the 5%-40% target is achieved: first, if the second-highest weighted index component has a weight above 9%, it will be capped at 9% (and all lower ranking index components increased); then, if further capping is necessary and the third-highest weighted index component has a weight above 8%, it will be capped at 8% (and all lower ranking index components increased); then, if further capping is necessary and the fourth-highest weighted index component has a weight above 7%, it will be capped at 7% (and all lower ranking index components increased); then, if further capping is necessary and the fifth-highest weighted index component has a weight above 6%, it will be capped at 6% (and all lower ranking index components increased); and finally, if, following this, the 5%-40% target has still not been achieved, then the sixth-highest weighted index component (as well as all other index components ranked below it) will be capped at 4%. The fourth stage will repeat the third stage, as necessary, until such time as the 5%-40% target is achieved.

Additional information on the China 25 Index is available on the following website: http://www.ftse.com/xinhua/english/index.jsp

Stock Exchange of Hong Kong Limited

For a description of the SEHK, see “AMEX Hong Kong 30 Index—Stock Exchange of Hong Kong Limited” above.

License Agreement

We have entered into a non-exclusive license agreement with FXI whereby we, in exchange for a fee, are permitted to use the China 25 Index in connection with certain securities, including the notes. We are not affiliated with FXI; the only relationship between FXI and us is any licensing of the use of FXI’s indices and trademarks relating to them.

The license agreement between FXI and Barclays Bank PLC provides that the following language must be set forth herein:

THE NOTES ARE NOT IN ANY WAY SPONSORED, ENDORSED, SOLD OR PROMOTED BY FTSE/XINHUA INDEX LIMITED (“FXI”), FTSE INTERNATIONAL LIMITED (“FTSE”) OR XINHUA FINANCIAL NEWS NETWORK LIMITED (“XINHUA”) OR BY THE LONDON STOCK EXCHANGE PLC (THE “EXCHANGE”) OR BY THE FINANCIAL TIMES LIMITED (“FT”) AND NEITHER FXI, FTSE, XINHUA, THE EXCHANGE NOR FT MAKES ANY WARRANTY OR REPRESENTATION WHATSOEVER, EXPRESSLY OR IMPLIEDLY, EITHER AS TO THE

RESULTS TO BE OBTAINED FROM THE USE OF THE FTSE/XINHUA CHINA 25 INDEX™ (THE “CHINA 25 INDEX”) AND/OR THE FIGURE AT WHICH THE CHINA 25 INDEX STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DAY OR OTHERWISE. THE CHINA 25 INDEX IS COMPILED AND CALCULATED BY OR ON BEHALF OF FXI. HOWEVER, NEITHER FXI OR FTSE OR XINHUA OR EXCHANGE OR FT SHALL BE LIABLE (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY ERROR IN THE CHINA 25 INDEX AND NEITHER FXI, FTS, XINHUA, EXCHANGE NOR FT SHALL BE UNDER ANY OBLIGATION TO ADVISE ANY PERSON OF ANY ERROR THEREIN.

“FTSE™” is a trademark jointly owned by the London Stock Exchange PLC and The Financial Times Limited. All marks are licensed for use by FTSE/Xinhua Index Limited.

Hang Seng® Index

All information regarding the Hang Seng® Index (the “Hang Seng Index”) set forth in this index supplement reflects the policies of, and is subject to change by, HSI Services Limited, a wholly owned subsidiary of the Hang Seng Bank. The Hang Seng Index is calculated, maintained and published by HSI Services Limited and was first developed, calculated and published on November 24, 1969. The Hang Seng Index is reported by Bloomberg under the ticker symbol “HSI <Index>”.

The HSI is a market capitalization weighted stock market index in the Stock Exchange of Hong Kong Limited (the “SEHK”) and purports to be an indicator of the performance of the Hong Kong stock market. For more information about the SEHK, see “Equity Indices—FTSE/Xinhua China 25 Index™—Stock Exchange of Hong Kong Limited”. Constituent stocks of the Hang Seng Index are selected by a rigorous process of detailed analysis, supported by extensive external consultations.

Only companies with a primary listing on the main board of the SEHK are eligible as constituents of the Hang Seng Index. Mainland China enterprises that have an H-share listing in Hong Kong are eligible for inclusion in the Hang Seng Index when they meet any one of the following conditions: (1) the H-share company has 100% of its ordinary share capital in the form of H-shares which are listed on the SEHK; (2) the H-share company has completed the process of share reform, with the result that there is no unlisted share capital in the company; or (3) for new H-share initial public offerings, the company has no unlisted share capital. For any H-share company included in the Hang Seng Index, only the H-share portion of the share capital of the company will be used for index calculation, subject to free float adjustment. H-shares are shares of mainland China companies listed on the SEHK.

To be eligible for selection, a company: (1) must be among those that constitute the top 90% of the total market capitalization of all primary listed shares on the SEHK (market capitalization is expressed as an average of the past 12 months); (2) must be among those that constitute the top 90% of the total turnover of all primary listed shares on the SEHK (turnover is aggregated and individually assessed for eight quarterly sub-periods for the past 24 months); and (3) should normally have a listing history of 24 months. From the many eligible candidates, final selections are based on the following: (1) the market capitalization and turnover rankings of the companies; (2) the representation of the sub-sectors within the Hang Seng Index directly reflecting that of the market; and (3) the financial performance of the companies.

Calculation Methodology. From September 11, 2006, and phased in over a period of 12 months from September 2006 to September 2007, the calculation methodology of the Hang Seng Index has been changed from a full market capitalization weighting to a free float-adjusted market capitalization weighting. Under this calculation methodology, the following shareholdings are viewed as strategic in nature and excluded for index calculation:

•	Strategic holdings. Shares held by strategic shareholders who individually or collectively control more than 30% of the shareholdings;

•	Directors’ holdings. Shares held by directors who individually control more than 5% of the shareholdings;

•	Cross-holdings. Shares held by a Hong Kong-listed company which controls more than 5% of the shareholdings as investments; and

•	Lock-up shares. Shares held by shareholders who individually or collectively represent more than 5% of the shareholdings in the company and with a publicly disclosed lock-up arrangement.

A free float-adjusted factor representing the proportion of shares that is free floated as a percentage of the issued shares, is rounded up to the nearest multiple of 5% for the calculation of the Hang Seng Index and is updated half-yearly.

A cap of 15% on individual stock weightings is applied. A cap factor is calculated half-yearly to coincide with the regular update of the free float-adjusted factor. Additional re-capping is performed upon constituent changes.

Additional information on the Hang Seng Index is available on the following website: http://www.hsi.com.hk.

License Agreement

We have entered into a non-exclusive license agreement with HSI Services Limited and Hang Seng Data Services Limited whereby we, in exchange for a fee, are permitted to use the Hang Seng Index in connection with certain securities, including the notes. We are not affiliated with HSI Services Limited; the only relationship between HSI Services Limited and us is any licensing of the use of HSI Services Limited’s indices and trademarks relating to them.

The license agreement provides that the following language must be set forth herein:

The Hang Seng® Index (the “Hang Seng Index”) is published and compiled by HSI Services Limited pursuant to a licence from Hang Seng Data Services Limited. The mark and name “Hang Seng Index” are proprietary to Hang Seng Data Services Limited. HSI Services Limited and Hang Seng Data Services Limited have agreed to the use of, and reference to, the Hang Seng Index by Barclays Bank PLC in connection with the notes, BUT NEITHER HSI SERVICES LIMITED NOR HANG SENG DATA SERVICES LIMITED WARRANTS OR REPRESENTS OR GUARANTEES TO

ANY BROKER OR HOLDER OF THE NOTES OR ANY OTHER PERSON (i) THE ACCURACY OR COMPLETENESS OF THE HANG SENG INDEX AND ITS COMPUTATION OR ANY INFORMATION RELATED THERETO; OR (ii) THE FITNESS OR SUITABILITY FOR ANY PURPOSE OF THE HANG SENG INDEX OR ANY COMPONENT OR DATA COMPRISED IN IT; OR (iii) THE RESULTS WHICH MAY BE OBTAINED BY ANY PERSON FROM THE USE OF THE HANG SENG INDEX OR ANY COMPONENT OR DATA COMPRISED IN IT FOR ANY PURPOSE, AND NO WARRANTY OR REPRESENTATION OR GUARANTEE OF ANY KIND WHATSOEVER RELATING TO THE HANG SENG INDEX IS GIVEN OR MAY BE IMPLIED. The process and basis of computation and compilation of the Hang Seng Index and any of the related formula or formulae, constituent stocks and factors may at any time be changed or altered by HSI Services Limited without notice. TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO RESPONSIBILITY OR LIABILITY IS ACCEPTED BY HSI SERVICES LIMITED OR HANG SENG DATA SERVICES LIMITED (i) IN RESPECT OF THE USE OF AND/OR REFERENCE TO THE HANG SENG INDEX BY BARCLAYS BANK PLC IN CONNECTION WITH THE NOTES; OR (ii) FOR ANY INACCURACIES, OMISSIONS, MISTAKES OR ERRORS OF HSI SERVICES LIMITED IN THE COMPUTATION OF THE HANG SENG INDEX; OR (iii) FOR ANY INACCURACIES, OMISSIONS, MISTAKES, ERRORS OR INCOMPLETENESS OF ANY INFORMATION USED IN CONNECTION WITH THE COMPUTATION OF THE HANG SENG INDEX WHICH IS SUPPLIED BY ANY OTHER PERSON; OR (iv) FOR ANY ECONOMIC OR OTHER LOSS WHICH MAY BE DIRECTLY OR INDIRECTLY SUSTAINED BY ANY BROKER OR HOLDER OF THE NOTES OR ANY OTHER PERSON DEALING WITH THE NOTES AS A RESULT OF ANY OF THE AFORESAID, AND NO CLAIMS, ACTIONS OR LEGAL PROCEEDINGS MAY BE BROUGHT AGAINST HSI SERVICES LIMITED AND/OR HANG SENG DATA SERVICES LIMITED in connection with the notes in any manner whatsoever by any broker, holder or other person dealing with the notes. Any broker, holder or other person dealing with the notes does so therefore in full knowledge of this disclaimer and can place no reliance whatsoever on HSI Services Limited and Hang Seng Data Services Limited. For the avoidance of doubt, this disclaimer does not create any contractual or quasi-contractual relationship between any broker, holder or other person and HSI Services Limited and/or Hang Seng Data Services Limited and must not be construed to have created such relationship.

Hang Seng China Enterprises Index™

All information relating to the Hang Seng China Enterprises Index™ (the “China Enterprises Index”) set forth in this index supplement reflects the policies of, and is subject to change by, HSI Services Limited, a wholly-owned subsidiary of the Hang Seng Bank. The China Enterprises Index is calculated, maintained and published by HSI Services Limited and was first calculated and published on August 8, 1994. The China Enterprises Index is reported by Bloomberg under the ticker symbol “HSCEI <Index>”.

The China Enterprises Index was launched on August 8, 1994 to track the performance of all the Hong Kong listed H-shares of Chinese enterprises, one year after the first H-share company was listed on the Stock Exchange of Hong Kong Limited (the “SEHK”). For more information about the SEHK, see “Equity Indices—FTSE/Xinhua China 25 Index™—Stock Exchange of Hong Kong Limited” in this index supplement. H-shares are Hong Kong listed shares, traded in Hong Kong dollars, of Chinese state-owned enterprises. With the launch of the 200-stock Hang Seng Composite Index (“HSCI”) on October 3, 2001, the China Enterprises Index became part of the Hang Seng Composite Index Series (the “HSCI Series”). Since then, constituents of the China Enterprises Index comprise only those H-share companies which are included in the 200-stock HSCI. The China Enterprises Index had a base index of 1,000 at launch, but with the launch of the HSCI Series on October 3, 2001, the China Enterprises Index was rebased with a value of 2,000 as at January 3, 2000 to align with the HSCI Series. The China Enterprises Index is reviewed semi-annually together with the HSCI Series. H-share companies joining or leaving the HSCI are automatically included or excluded from the China Enterprises Index.

To be included in the HSCI and to thus be eligible for inclusion in the China Enterprises Index, a stock must have a primary listing on the main board of the Stock Exchange of Hong Kong (the “SEHK”). Stocks whose issuer has a secondary listing in Hong Kong, stocks listed on the Growth Enterprises Market, and preference shares, debt securities, or other derivatives are each ineligible.

A component stock is selected or removed from the HSCI semi-annually based on the following selection criteria and process:

•

Turnover Screening. Constituent stocks must not have more than 20 trading days without turnover in the past 12 months, excluding the days when the stock is suspended from trading (“Turnover Screening”). Stocks with less than one year listing history are counted on a pro-rata basis.

•	Removal. Constituent stocks will be removed if they fail the Turnover Screening or their 12-month average market capitalization ranks fall to the 240th position or below.

•	Addition. Constituent stocks will be included if they pass the Turnover Screening and their 12-month average market capitalization ranks rise to the 160th position or above.

HSCI, which aims to cover 90% of the market capitalization of stocks listed on the Main Board of the SEHK, is fixed at 200 constituents. The next highest ranking constituent stock(s) will be added or the next lowest ranking constituent stock(s) will be removed if the number of stocks that are removed and added to the HSCI are not the same.

Calculation Methodology. Since March 6, 2006, the China Enterprises Index has been calculated using a free float-adjusted market capitalization methodology. Prior to this date, the China Enterprises Index was calculated using a full market capitalization methodology. Under the current methodology, the following shareholdings are viewed as strategic in nature and excluded for index calculation purposes:

•	Strategic holdings. Shares held by strategic shareholders who individually or collectively control more than 30% of the shareholdings;

•	Directors’ holdings. Shares held by directors who individually control more than 5% of the shareholdings;

•	Cross-holdings. Shares held by a Hong Kong-listed company which controls more than 5% of the shareholdings as investments; and

•	Lock-up shares. Shares held by shareholders who individually or collectively represent more than 5% of the shareholdings in the company and with a publicly disclosed lock-up arrangement.

A free float-adjusted factor representing the proportion of shares that is free floated as a percentage of the issued shares, is rounded up to the nearest multiple of 5% for the calculation of the China Enterprises Index and is updated half-yearly.

Effective after the close of the SEHK on September 7, 2007, a cap of 15% on individual stock weightings is applied to address the issue of dominance, if any, of selected stocks in the index following the free float adjustment. (The cap factor has been decreased from 25% to 15% over a period of 12 months from September 2006 to September 2007.) A cap factor is calculated half-yearly to coincide with the regular update of the free float-adjusted factor. Additional re-capping is performed upon constituent changes.

Additional information on the China Enterprises Index is available on the following website: http://hsi.com.hk.

License Agreement

We have entered into a non-exclusive license agreement with HSI Services Limited and Hang Seng Data Services Limited whereby we, in exchange for a fee, are permitted to use the China Enterprises Index in connection with certain securities, including the notes. We are not affiliated with HSI Services Limited or Hang Seng Data Services Limited; the only relationship between HSI Services Limited and Hang Seng Data Services Limited, on the one hand, and us, on the other hand, is any licensing of the use of their indices and trademarks relating to those indices.

The license agreement provides that the following language must be set forth herein:

The Hang Seng China Enterprises Index™ (the “China Enterprises Index”) is published and compiled by HSI Services Limited pursuant to a licence from Hang Seng Data Services Limited. The mark and name “Hang Seng China Enterprises Index” are proprietary to Hang Seng Data Services Limited. HSI Services Limited and Hang Seng Data Services Limited have agreed to the use of, and reference to, the China Enterprises Index by Barclays Bank PLC in connection with the notes, BUT NEITHER HSI SERVICES LIMITED NOR HANG SENG DATA SERVICES LIMITED WARRANTS OR REPRESENTS OR GUARANTEES TO ANY BROKER OR HOLDER OF THE NOTES OR ANY OTHER PERSON (i) THE ACCURACY OR COMPLETENESS OF THE CHINA ENTERPRISES INDEX AND ITS COMPUTATION OR ANY INFORMATION RELATED THERETO; OR (ii) THE FITNESS OR SUITABILITY FOR ANY PURPOSE OF THE CHINA ENTERPRISES INDEX OR ANY COMPONENT OR DATA COMPRISED IN IT; OR (iii) THE RESULTS WHICH MAY BE OBTAINED BY ANY PERSON FROM THE USE OF THE CHINA ENTERPRISES INDEX OR ANY COMPONENT OR DATA COMPRISED IN IT FOR ANY PURPOSE, AND NO WARRANTY OR REPRESENTATION OR GUARANTEE OF ANY KIND WHATSOEVER RELATING TO THE CHINA ENTERPRISES INDEX IS GIVEN OR MAY BE IMPLIED. The process and basis of computation and compilation of the China Enterprises Index and any of the related formula or formulae, constituent stocks and factors may at any time be changed or altered by HSI Services Limited without notice. TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO RESPONSIBILITY OR LIABILITY IS ACCEPTED BY HSI SERVICES LIMITED OR HANG SENG DATA SERVICES LIMITED (i) IN RESPECT OF THE USE OF AND/OR REFERENCE TO THE CHINA ENTERPRISES INDEX BY BARCLAYS BANK PLC IN CONNECTION WITH THE NOTES; OR (ii) FOR ANY INACCURACIES, OMISSIONS, MISTAKES OR ERRORS OF HSI SERVICES LIMITED IN THE COMPUTATION OF THE CHINA ENTERPRISES INDEX; OR (iii) FOR ANY INACCURACIES, OMISSIONS, MISTAKES, ERRORS OR INCOMPLETENESS OF ANY INFORMATION USED IN CONNECTION WITH THE COMPUTATION OF THE CHINA ENTERPRISES INDEX WHICH IS SUPPLIED BY ANY OTHER PERSON; OR (iv) FOR ANY ECONOMIC OR OTHER LOSS WHICH MAY BE DIRECTLY OR INDIRECTLY SUSTAINED BY ANY BROKER OR HOLDER OF THE NOTES OR ANY OTHER PERSON DEALING WITH THE NOTES AS A RESULT OF ANY OF THE AFORESAID, AND NO CLAIMS, ACTIONS OR LEGAL PROCEEDINGS MAY BE BROUGHT AGAINST HSI SERVICES LIMITED AND/OR HANG SENG DATA SERVICES LIMITED in connection with the notes in any manner whatsoever by any broker, holder or other person dealing with the notes. Any broker, holder or other person dealing with the notes does so therefore in full knowledge of this disclaimer and can place no reliance whatsoever on HSI Services Limited and Hang Seng Data Services Limited. For the avoidance of doubt, this disclaimer does not create any contractual or quasi-contractual relationship between any broker, holder or other person and HSI Services Limited and/or Hang Seng Data Services Limited and must not be construed to have created such relationship.

KOSPI 200

All information regarding the Korea Composite Stock Price Index 200 or KOSPI 200 (the “KOSPI 200”) set forth in this index supplement reflects the policies of, and is subject to change by, the Korea Exchange (the “KRX”), which was established on January 27, 2005 by the consolidation of three domestic exchanges: the Korea Stock Exchange, KOSDAQ Market and the Korea Futures Exchange. KOSPI 200 is calculated, maintained and published by the KRX. The KOSPI 200 is reported by Bloomberg under the ticker symbol “KOSPI2 <Index>”.

The KOSPI 200 is a market capitalization-weighted index of 200 Korean blue-chip stocks, covering approximately 85% of the market capitalization of the Korean Exchange-Stock Market Division (the “KRX-Stock Market”). The constituent stocks are selected on a basis of the market value of the individual stocks, liquidity and their relative positions in their respective industry groups.

Composition of the KOSPI 200

Index Universe.

All common stocks listed on the KRX-Stock Market will be included in the selection process, except for the stocks which fall into one of the following categories:

•	stocks initially listed or relisted after May 1 of the year preceding the year of a regular realignment review date (as described below), subject to certain exceptions;

•	stocks issued by securities investment companies;

•	stocks designated as administrative issues; and

•	stocks otherwise deemed unsuitable to be constituents of the index.

However, if the market capitalization of any newly issued stock exceeds 1% of the total market capitalization of the KRX-Stock Market, the stock will be included in the KOSPI 200 universe even if one year has not elapsed since listing.

Selection Criteria.

The stocks in the KOSPI 200 universe are first classified into the following eight industry sectors and the stocks in each industry sector are ranked according to market capitalization in descending order, from large to small: fisheries; mining; manufacturing; construction; electricity and gas services; post and communication; and finance.

The constituents from each of the non-manufacturing industry sectors are selected first as constituent stocks of KOSPI 200 in descending order of market capitalization until the accumulated market capitalization of the selected stocks reaches 70% of the total market capitalization of each industry sector. However, stocks whose annual trading volume is below 85% of the stocks within the same industry group are excluded and a stock that is next in market capitalization ranking, but which satisfies the trading volume criteria, is chosen instead. After making selections from the non-manufacturing industry sectors, the remaining constituent stocks are selected from the manufacturing industry sector in descending order of market capitalization, while excluding stocks whose ranking of trading volume in descending order is below 85% of all stocks within the manufacturing sector.

Notwithstanding the above, a stock whose market capitalization is within the top 50 in terms of market capitalization may be included in the KOSPI 200 following a review by the KOSPI Maintenance Committee of, among other things, the influence that the industry group in which such stock is classified has on the KOSPI 200 and the liquidity of the relevant stock.

The constituents of the KOSPI 200 are realigned on regular realignment review dates which occur annually in June, based on predetermined rules that seek to maintain the consistency of the index. The regular realignment date is the trading day following the last trading day for June contracts in the futures and options markets. In addition to regular realignment, special realignment is possible between regular realignment dates in response to delisting, designation of an existing constituent of the KOSPI 200 as an administrative issue, certain corporate actions (e.g, mergers) and in certain other instances. When this occurs, stocks will be selected in ranking order from a replacement list by industry group chosen beforehand during regular realignment. In the event that the replacement list includes no stock for a specific industry, a stock is replenished from the manufacturing industry group.

Calculation Methodology

The KOSPI 200 is computed by multiplying (1) the market capitalization as of the calculation time divided by the market capitalization as of the base date, by (2) 100. The base date of the KOSPI 200 is January 3, 1990 with a base index of 100. Market capitalization is obtained by multiplying the number of listed common shares of a constituent stock by the price of the common shares.

Free Float Adjustments

On January 19, 2007, the KRX announced its plan to adopt free float adjustment for the calculation of KOSPI 200 in three phases:

•

From April 30 to June 14, 2007, KRX will publish the KOSPI 200 calculated by using the existing methodology as well as the half-float provisional KOSPI 200 calculated by excluding 50% of “non-free floats”.

•

From June 15 to December 13, 2007, KRX will replace the existing KOSPI 200 with the half-float KOSPI 200. Full float KOSPI 200 will be calculated on the day the periodic realignment of constituent stocks is carried out and published for market reference.

•	On December 14, 2007, KRX will replace the half-float KOSPI 200 with the full float KOSPI 200.

Under the free float methodology, the following shareholdings are viewed as “non-free” and excluded for calculation:

•	shares owned by the government when the holding is greater than or equal to 5% of total shares;

•	shares owned by the largest shareholders and affiliated persons;

•	shares owned by employees (i.e., through the employees’ stock ownership plan);

•	treasury stocks; and

•	shares construed as non-free float by KRX.

Additional information on the KOSPI 200 is available on the following website: http://www.kse.or.kr/index.html

Korea Exchange-Stock Market Division

The KRX-Stock Market’s predecessor, the Daehan Stock Exchange, was established in 1956. The KRX-Stock Market is a typical order-driven market, where buy and sell orders compete for best prices. The KRX-Stock Market seeks to maintain a fair and orderly market for trading and regulates and supervises its member firms.

Throughout the trading hours, orders are matched at a price satisfactory to both buy and sell sides, according to price and time priorities. The opening and closing prices,

however, are determined by call auctions: at the market opening and closing, orders received for a certain period of time are pooled and matched at the price at which the most number of shares can be executed. The KRX-Stock Market uses electronic trading procedures, from order placement to trade confirmation. The KRX-Stock Market is open from 9:00 a.m. to 3:00 p.m., Korean time, during weekdays. Investors can submit their orders from 8:00 a.m., one hour before the market opening. Orders delivered to the market during the period from 8:00 a.m. to 9:00 a.m. are queued in the order book and matched by call auction method at 9:00 a.m. to determine opening prices. After opening prices are determined, the trades are conducted by continuous auctions until 2:50 p.m. (10 minutes before the market closing). Besides the regular session, the KRX-Stock Market conducts pre-hours and after-hours sessions for block trading and basket trading.

On January 26, 2004, the KRX-Stock Market introduced the random-end system at the opening and closing call auctions. The stated purpose of the random-end system is to prevent any distortion in the price discovery function of the KRX-Stock Market caused by “fake” orders placed with an intention of misleading other investors. In cases where the highest or lowest indicative price of a stock set during the last 5 minutes before the closing time of the opening (or closing) call session, 8:55–9:00 a.m. (or 2:55–3:00 p.m.), deviates from the provisional opening (or closing) price by 5% or more, the KRX-Stock Market delays the determination of the opening (or closing) price of the stock up to five minutes. The official opening (or closing) price of such stock is determined at a randomly chosen time within five minutes after the regular opening (or closing) time. The KRX-Stock Market makes public the indicative prices during the opening (or closing) call trading sessions. Pooling together all bids and offers placed during the order receiving hours for the opening (or closing) session, 8:10–9:00 a.m. (or 2:50–3:00 p.m.), the indicative opening (or closing) prices of all stocks are released to the public on a real-time basis.

The KRX-Stock Market sets a limit on the range that the price of individual stocks can change during a day. In addition, when the price and/or trading activities of a stock are expected to show an abnormal movement in response to an unidentified rumor or news, or when an abnormal movement is observed in the market, the KRX-Stock Market may halt the trading of the stock. In such cases, the KRX-Stock Market requests the company concerned to make a disclosure regarding the matter. Once the company makes an official announcement regarding the matter, trading can resume within an hour; however, if the KRX-Stock Market deems that the situation was not fully resolved by the disclosure, trading resumption may be delayed.

The KRX-Stock Market introduced circuit breakers in December 1998. The trading in the equity markets is halted for 20 minutes when the KOSPI 200 falls by 10% or more from the previous day’s closing and the situation lasts for one minute or longer. The trading resumes by call auction where the orders submitted during the 10 minutes after the trading halt ended are matched at a single price.

As a result of the foregoing, variations in the KOSPI 200 may be limited by suspension of trading of the constituent stocks of the KOSPI 200, individually or in the aggregate, which may in turn adversely affect the value of the notes.

License Agreement

We have entered into a non-exclusive license agreement with KRX whereby we, in exchange for a fee, are permitted to use the KOSPI 200 in connection with certain securities, including the notes. We are not affiliated with KRX; the only relationship between KRX and us is any licensing of the use of KRX’s indices and trademarks relating to them.

The license agreement provides that the following language must be set forth herein:

“KOSPI” and “KOSPI 200” are trademarks/servicemarks of the Korea Exchange (the “KRX”) and have been licensed for use by Barclays Bank PLC.

The notes are not sponsored, endorsed, sold or promoted by KRX. KRX makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the KOSPI 200 to track general stock market performance. KRX’s only relationship to Barclays Bank PLC is the licensing of certain trademarks and trade names of KRX and of the KOSPI 200 which is determined, composed and calculated by KRX without regard to Barclays Bank PLC or the notes. KRX has no obligation to take the needs of Barclays Bank PLC or the owners of the notes into consideration in determining, composing or calculating the KOSPI 200. KRX is not responsible for and has not participated in the determination of the prices and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes are to be converted into cash. KRX has no obligation or liability in connection with the administration, marketing or trading of the notes.

KRX DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE KOSPI 200 OR ANY DATA INCLUDED THEREIN AND KRX SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. KRX MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE KOSPI 200 OR ANY DATA INCLUDED THEREIN. KRX MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE KOSPI 200 OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL KRX HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

MSCI Indices

We may offer notes linked to one or more indices that are part of the “MSCI Standard Index Series” calculated and maintained by Morgan Stanley Capital International Inc. (“MSCI”) (the “MSCI Indices”), including the MSCI-EAFE® Index (Europe, Asia, Australia and the Far East, the “MSCI-

EAFE Index”), the MSCI Emerging Markets IndexSM (the “MSCI-EM Index”), the MSCI Singapore IndexSM (the “MSCI Singapore Index”), the MSCI Taiwan IndexSM (the “MSCI Taiwan Index”) and the MSCI Thailand IndexSM (the “MSCI Thailand Index”).

The MSCI Indices were founded in 1969 by Capital International S.A. as the first international performance benchmarks constructed to facilitate accurate comparison of world markets. Morgan Stanley acquired rights to the MSCI Indices in 1986. In November 1998, Morgan Stanley transferred all rights to the MSCI Indices to MSCI, a Delaware corporation of which Morgan Stanley is the majority owner and The Capital Group of Companies, Inc. is the minority shareholder. In 2004, MSCI acquired Barra, Inc., a provider of risk analytics, performance measurement and attribution systems and services to managers of portfolio and firm-wide investment risk. The MSCI single country standard equity indices have covered the world’s developed markets since 1969, and in 1988, MSCI commenced coverage of the emerging markets.

All information regarding the MSCI Indices contained in this index supplement reflects the policies of, and is subject to change by, MSCI. Each MSCI Index is constructed and maintained in the manner described below.

MSCI-EAFE® Index

The MSCI-EAFE Index is a free float-adjusted market capitalization index that is designed to measure developed market equity performance in Europe, Asia, Australia and the Far East; in effect, in developed markets excluding the United States and Canada. The MSCI-EAFE Index is reported by Bloomberg under the ticker symbol “MXEA <Index>” or “NDDUEAFE <Index>”.

MSCI Emerging Markets IndexSM

The MSCI-EM Index is a free float-adjusted market capitalization index designed to measure equity market performance in the global emerging markets. The MSCI-EM Index is reported by Bloomberg under the ticker symbol “MXEF <Index>” or “NDUEEGF <Index>”.

MSCI Singapore IndexSM

The MSCI Singapore Index is a free float-adjusted market capitalization index that is designed to measure equity market performance in Singapore. The MSCI Singapore Index is reported by Bloomberg under the ticker symbol “MXSG <Index>” or “NDDUSGF <Index>”.

MSCI Taiwan IndexSM

The MSCI Taiwan Index is a free float-adjusted market capitalization index that is designed to measure equity market performance in Taiwan. The MSCI Taiwan Index is reported by Bloomberg under the ticker symbol “MXTW <Index>” or “NDEUSTW <Index>”.

MSCI Thailand IndexSM

The MSCI Thailand Index is a free float-adjusted market capitalization index that is designed to measure equity market performance in Thailand. The MSCI Thailand Index is reported by Bloomberg under the ticker symbol “MXTH <Index>” or “NDEUTHF <Index>”.

Constructing the MSCI Standard Index Series

To construct relevant and accurate equity indices for the global institutional investor, MSCI undertakes an index construction process, which involves:

•	Defining the equity universe.

•	Adjusting the total market capitalization of all securities in the universe for free float available to foreign investors.

•	Classifying the universe of securities under the Global Industry Classification Standard (the “GICS”).

•	Selecting securities for inclusion according to MSCI’s index construction rules and guidelines.

Defining the Equity Universe

The index construction process starts at the country level, with the identification of the universe of investment opportunities.

MSCI classifies each company and its securities in only one country. This allows securities to be sorted distinctly by their respective countries. In general, companies and their respective securities are classified as belonging to the country in which they are incorporated. All listed equity securities, or listed securities that exhibit characteristics of equity securities, except investment trusts, mutual funds, equity derivatives and limited partnerships, are generally eligible for inclusion in the universe. Generally, only equity or equity-like securities that are listed in the country of classification are included in the universe. These are considered fully even if a subset serves as a basis of creation of depositary receipts.

Adjusting the Total Market Capitalization of Securities in the Universe for Free Float

After identifying the universe of securities, MSCI calculates the free float-adjusted market capitalization of each security in that universe. The process of free float-adjusting market capitalization involves:

•	Defining and estimating the free float available to foreign investors for each security, using MSCI’s definition of free float.

•	Assigning a free float-adjustment factor to each security.

•	Calculating the free float-adjusted market capitalization of each security.

MSCI defines the free float of a security as the proportion of shares outstanding that are deemed to be available for purchase in the public equity markets by international investors. In practice, limitations on free float available to international investors include:

•	Strategic and other shareholdings not considered part of available free float.

•	Limits on share ownership for foreign investors.

MSCI’s estimation of free float is based solely on publicly available shareholder information obtained from multiple information sources. For each security, all available shareholdings are considered where public data is available, regardless of the size of the shareholding. Construction may be conducted with analysts, other industry experts and official company contacts, particularly where disclosure standards or data quality make the estimation of free float difficult.

Classifying Securities Under the GICS

In addition to the free float-adjustment of market capitalization, all securities in the universe are assigned to an industry that describes their business activities. To this end, MSCI has designed, in conjunction with Standard & Poor’s, the GICS. This comprehensive classification scheme provides a universal approach to industries worldwide and forms the basis for achieving MSCI’s objective of reflecting broad and fair industry representation in its indices.

The GICS consists of 10 sectors, 24 industry groups, 67 industries and 147 sub-industries. Each company is assigned uniquely to one sub-industry according to its principal business activity. The GICS guidelines used to determine the appropriate industry classification are:

•	A security is classified in a sub-industry according to the business activities that generate approximately 60% or more of the company’s revenues.

•

A company engaged in two or more substantially different business activities, none of which contributes 60% or more of revenues, is classified in the sub-industry that provides the majority of both the company’s revenues and earnings.

•	Where the above guidelines cannot be applied, or are considered inappropriate, further analysis is conducted, and other factors are analyzed to determine an appropriate classification.

Selecting Securities for Index Inclusion

In order to ensure a broad and fair representation in the indices of the diversity of business activities in the universe, MSCI follows a “bottom-up” approach to index construction, building indices from the industry group level up. The bottom-up approach to index construction requires a thorough analysis and understanding of the characteristics of the universe. This analysis drives the individual security selection decisions, which aim to reflect the overall features of the universe in the country index.

MSCI targets an 85% free float-adjusted market representation level within each industry group, within each country. The security selection process within each industry group is based on the careful analysis of:

•	Each company’s business activities and the diversification that its securities would bring to the index.

•

The size (based on free float-adjusted market capitalization) and liquidity of securities. All other things being equal, MSCI targets for inclusion the most sizable and liquid securities in an industry group. In addition, securities that do not meet certain minimum size guidelines and/or securities with inadequate liquidity are not considered for inclusion.

•

The estimated free float for the company and its individual share classes. Only securities of companies with an estimated overall and/or security free float greater than or equal to 15% are, in general, considered for inclusion. Exceptions to this general rule are made only in significant cases, where not including a security of a large company would compromise the index’s ability to fully and fairly represent the characteristics of the underlying market.

Prices and Exchange Rates

Prices

The prices used to calculate the MSCI Indices are the official exchange closing prices or those figures accepted as such. MSCI reserves the right to use an alternative pricing source on any given day.

Exchange Rates

MSCI uses the foreign exchange rates published by WM Reuters at approximately 4:00 p.m. London time. MSCI uses WM Reuters rates for all developed and emerging markets. Exchange rates are taken daily at approximately 4:00 p.m. London time by the WM Company and are sourced whenever possible from multi-contributor quotes on Reuters. Representative rates are selected for each currency based on a number of “snapshots” of the latest contributed quotations taken from the Reuters service at short intervals around 4:00 p.m. WM Reuters provides closing bid and offer rates. MSCI uses these rates to calculate the mid-point to five decimal places.

MSCI continues to monitor exchange rates independently and may, under exceptional circumstances, elect to use an alternative exchange rate if the WM Reuters rate is believed not to be representative for a given currency on a particular day.

Maintaining the MSCI Standard Index Series

The MSCI Indices are maintained with the objective of reflecting, on a timely basis, the evolution of the underlying equity markets. In maintaining the MSCI Indices, emphasis is also placed on continuity, replicability and minimizing turnover in the Indices. Maintaining the MSCI Indices involves many aspects, including: additions to, and deletions from, the indices; changes in number of shares; and changes in Foreign Inclusion Factors (“FIFs”) as a result of updated free float estimates.

Potential additions are analyzed not only with respect to their industry group, but also with respect to their industry or sub-industry group, in order to represent a wide range of economic and business activities. All additions are considered in the context of MSCI’s methodology, including the index constituent eligibility rules and guidelines.

In assessing deletions, it is important to emphasize that indices must represent the full-investment cycle, including both bull and bear markets. Out-of-favour industries and their securities may exhibit declining prices, declining market capitalization, and/or declining liquidity, and yet are not deleted because they continue to be good representatives of their industry group. As a general policy, changes in number of shares are coordinated with changes in FIFs to accurately reflect the investability of the underlying securities. In addition, MSCI continuously strives to improve the quality of its free float estimates and the related FIFs. Additional shareholder information may come from better disclosure by companies or more stringent disclosure requirements by a country’s authorities. It may also come from MSCI’s ongoing examination of new information sources for the purpose of further enhancing free float estimates and better understanding shareholder structures. When MSCI identifies useful additional sources of information, it seeks to incorporate them into its free float analysis.

Overall, index maintenance can be described by three broad categories of implementation of changes:

•	Annual full country index reviews that systematically re-assess the various dimensions of the equity universe for all countries and are conducted on a fixed annual timetable.

•	Quarterly index reviews, aimed at promptly reflecting other significant market events.

•	Ongoing event-related changes, such as mergers and acquisitions, which are generally implemented in the indices promptly as they occur.

Potential changes in the status of countries (standalone, emerging, developed) follow their own separate timetables. These changes are normally implemented in one or more phases at the regular annual full country index review and quarterly index review dates.

Annual Full Country Index Review

The objective of the annual full country review, which is carried out every May, is to systematically reassess the various dimensions of the equity universe for all countries on a fixed annual timetable. This includes a re-appraisal of the free float-adjusted industry group representation within a country, a detailed review of the shareholder information used to estimate free float for constituent and non-constituent securities, updating of minimum size guidelines for new and existing constituents, as well as changes typically considered for a quarterly index review as discussed below.

Quarterly Index Review

The quarterly index review process is designed to ensure that the MSCI Indices continue to be an accurate reflection of the evolving equity marketplace. This is achieved by rapidly reflecting significant market driven changes that were not captured in the index at the time of their actual occurrence and that should not wait until the annual full country index review due to their importance.

During a quarterly index review, securities may be added to or deleted from a country index for a variety of reasons including, but not limited to, the following:

•

Additions or deletions of securities, due to one or more industry groups having become significant over- or under-represented as a result of mergers, acquisitions, restructuring and other major market events affecting that industry group.

•

Additions or deletions resulting from changes in industry classification, significant increases or decreases in free float, and relaxation/removal or decreases of foreign ownership limitations not implemented immediately.

•	Replacement of companies, which are no longer suitable industry representatives.

•	Deletion of securities whose company and/or security free float has fallen to less than 15%.

•	Deletion of securities that have become very small or illiquid.

•	Replacement of securities (additions or deletions) resulting from the review of price source for constituents with both domestic and foreign board quotations.

•	Additions or deletions of securities as a result of other market events.

Ongoing Event-Related Changes

Ongoing event-related changes to the indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes are reflected in the indices at the time of the event.

Announcement Policy

The results of the annual full country index review are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of May.

The results of the quarterly index reviews are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of February, August and November.

All changes resulting from the corporate events are announced prior to their implementation in the MSCI Indices.

The changes are typically announced at least ten business days prior to these changes becoming effective in the indices as an “expected” announcement, or as an “undetermined” announcement, when the effective dates are not known yet or when aspects of the event are uncertain. MSCI sends “confirmed” announcements at least two business days prior to events becoming effective in the indices, provided that all necessary public information concerning the event is available. The full list of all new and pending changes is delivered to clients on a daily basis, at 5:30 p.m., U.S. Eastern Standard Time.

In exceptional cases, events are announced during market hours for same or next day implementation. Announcements made by MSCI during market hours are usually linked to late company disclosure of corporate events or unexpected changes to previously announced corporate events.

In the case of large secondary offerings for existing constituents, where possible, these changes will be announced prior to the end of the subscription period when possible and a subsequent announcement confirming the details of the event (including the date of implementation) will be made as soon as the results are available.

Both equity offerings and secondary offerings for U.S. securities will be confirmed through an announcement during market hours for same or next day implementation, as the completion of the events cannot be confirmed prior to the notification of the pricing.

Early deletions of constituents due to bankruptcy or other significant cases are announced as soon as practicable prior to their implementation in the MSCI Indices.

MSCI Global Investable Market Indices

In March 2007, MSCI Barra announced that it would enhance its Standard Index methodology by moving from a sampled multi-cap approach to an approach targeting more exhaustive coverage with non-overlapping size segments. The current indices in its MSCI Standard Index Series will transition to the Global Investable Market Indices methodology in two phases. Information regarding the Global Investable Market Indices methodology can be found on the MSCI Barra website at http://www.mscibarra.com/products/indices/GIMI.html.

In preparation for the transition, “Provisional Standard Indices” will be calculated using the Global Investable Market Indices methodology starting with a base level of 1,000 as of the close of May 31, 2007.

In the first phase of the transition in November 2007:

•

After rebalancing the Provisional Standard Indices as per the semi-annual index review using the Global Investable Market Indices methodology, they will be compared with the relevant indices in the MSCI Standard Index Series.

•

All companies that are in a Provisional Standard Index but not in the corresponding index in the MSCI Standard Index Series will be added to such index at half of their free float-adjusted market capitalization, and companies that are not in the Provisional Standard Index but are in the corresponding index in the MSCI Standard Index Series will be retained in such index but at only half of their free float-adjusted market capitalization.

In the second and final phase in May 2008:

•	The Provisional Standard Indices will be rebalanced.

•

Any and all differences between a rebalanced Provisional Standard Index and the corresponding index in the MSCI Standard Index Series will be fully implemented in such index. The Provisional Standard Indices will then be discontinued.

Unless otherwise set forth in the applicable pricing supplement, the notes will be linked to the indices in the MSCI Standard Index Series, not the Provisional Standard Indices during the transition.

Additional information on the MSCI Indices, including the MSCI-EAFE Index, the MSCI-EM Index, the MSCI Singapore Index, the MSCI Taiwan Index and the MSCI Thailand Index, is available on the following website: http://www.mscibarra.com.

License Agreement

We have entered into a non-exclusive license agreement with MSCI whereby we, in exchange for a fee, are permitted to use the MSCI Indices in connection with certain securities, including the notes. We are not affiliated with MSCI; the only relationship between MSCI and us is any licensing of the use of MSCI’s indices and trademarks relating to them.

The license agreement provides that the following language must be set forth herein:

THE NOTES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MORGAN STANLEY CAPITAL INTERNATIONAL INC. (“MSCI”), ANY AFFILIATE OF MSCI OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX. THE MSCI INDICES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY BARCLAYS BANK PLC. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THE NOTES OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN FINANCIAL SECURITIES GENERALLY OR IN THE NOTES PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDICES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE NOTES OR THE ISSUER OR OWNER OF THE NOTES. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THE NOTES INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDICES. NEITHER MSCI, ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE NOTES TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THE NOTES ARE REDEEMABLE FOR CASH. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, THE MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION OR LIABILITY TO THE OWNERS OF THE NOTES IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS FINANCIAL PRODUCT.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDICES FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC, BARCLAYS BANK PLC’S CUSTOMERS OR COUNTERPARTIES, ISSUER OF THE NOTES, OWNERS OF THE NOTES, OR

ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND MSCI, ANY OF ITS AFFILIATES AND ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI, ANY OF ITS AFFILIATES OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of the notes, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote the notes without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

NASDAQ-100 Index®

All information regarding the NASDAQ-100 Index® (the “NASDAQ-100 Index”) set forth in this index supplement reflects the policies of, and is subject to change by, The NASDAQ Stock Market, Inc. (the “NASDAQ”). The NASDAQ-100 Index was developed by NASDAQ and is calculated, maintained and published by NASDAQ. The NASDAQ-100 Index is reported by Bloomberg under the ticker symbol “NDX <Index>”.

First published in January 1985, the NASDAQ-100 Index is a modified capitalization-weighted index of 100 of the largest and most actively traded equity securities of non-financial companies listed on the NASDAQ. The NASDAQ-100 Index includes companies across a variety of major industry groups.

Composition of the NASDAQ-100 Index

To be eligible for initial inclusion in the NASDAQ-100 Index, a security must be listed on the NASDAQ and meet the following eligibility criteria, which may be revised by NASDAQ from time to time:

•

the security’s U.S. listing must be exclusively on the NASDAQ Global Select Market or the NASDAQ Global Market (unless the security was dually listed on another U.S. market prior to January 1, 2004 and has continuously maintained such listing);

•	the security must be of a non-financial company;

•	the security may not be issued by an issuer currently in bankruptcy proceedings;

•	the security must have average daily trading volume of at least 200,000 shares;

•

if the issuer of the security is organized under the laws of a jurisdiction outside the United States, then such security must have listed options on a recognized options market in the United States or be eligible for listed-options trading on a recognized options market in the United States;

•	only one class of security per issuer may be included in the NASDAQ-100 index;

•	the issuer of the security may not have entered into a definitive agreement or other arrangement which would likely result in the security no longer being eligible for inclusion;

•	the financial statements of the issuer of the security may not be subject to an audit opinion that is currently withdrawn;

•

the issuer of the security must be “seasoned” on NASDAQ or another recognized market (generally, a company is considered to be seasoned if it has been listed on a market for at least two years; in the case of spin-offs, the operating history of the spin-off will be considered); and

•

if the security would otherwise qualify to be in the top 25% of the equity securities included in the NASDAQ-100 Index by market capitalization for the six prior consecutive month-ends, then a one-year “seasoning” criterion would apply.

In addition, to be eligible for continued inclusion, a security must meet the following criteria:

•

the security’s U.S. listing must be exclusively on The NASDAQ Global Select Market or the NASDAQ Global Market (unless the security was dually listed on another U.S. market prior to January 1, 2004 and has continuously maintained such listing);

•	the security must be of a non-financial company;

•	the security may not be issued by an issuer currently in bankruptcy proceedings;

•	the security must have average daily trading volume of at least 200,000 shares (measured annually during the ranking review process);

•

if the issuer of the security is organized under the laws of a jurisdiction outside the United States, then such security must have listed options on a recognized options market in the United States or be eligible for listed-options trading on a recognized options market in the United States (measured annually during the ranking review process);

•

the security must have an adjusted market capitalization equal to or exceeding 0.10% of the aggregate adjusted market capitalization of the NASDAQ-100 Index at each month-end. In the event a company does not meet this criterion for two consecutive month-ends, it will be removed from the NASDAQ-100 Index effective after the close of trading on the third Friday of the following month; and

•	the financial statements of the issuer of the security may not be subject to an audit opinion that is currently withdrawn.

The composition of the securities underlying the NASDAQ-100 Index is, save under extraordinary circumstances, reviewed on an annual basis (the “annual ranking review”). Those securities listed on the NASDAQ which meet the eligibility criteria discussed above are ranked by market value using their closing prices as of the end of October and publicly available statements of total shares outstanding submitted through to the end of November. Eligible securities that remain ranked in the top 100 eligible securities based on market value are retained in the NASDAQ-100 Index. Securities that rank between 101 and 125 in by market value are retained, provided that such securities were ranked in the top 100 eligible securities as of the previous annual ranking review. Securities not meeting such criteria are replaced with securities that are eligible but not currently included in the NASDAQ-100 Index in order of largest market capitalization. Generally, the list of deletions and additions to be made pursuant to annual ranking reviews is publicly announced by NASDAQ by means of a press release in early December, with such replacements made effective after the close of trading on the third Friday in December. Moreover, NASDAQ may periodically (ordinarily, several times per quarter) replace one or more securities underlying the NASDAQ-100 Index due to mergers, acquisitions, bankruptcies or other market conditions, or due to delisting if the issuer chooses to list its stock on another exchange or if the issuer of such underlying stock fails to meet the criteria for continued inclusion in the NASDAQ-100 Index.

Calculation of the NASDAQ-100 Index

On January 31, 1985, the NASDAQ-100 Index began with a base of 250.00. On January 1, 1994, the base was reset by division of a factor of 2.00 to 125.00. At any given point in time, the value of the NASDAQ-100 Index is equal to the aggregate value of the share weights of each of the securities underlying the NASDAQ-100 Index, multiplied by each such security’s last sale price on the NASDAQ, and then divided by a divisor which serves to scale such aggregate value (otherwise in the trillions) to a lower order of magnitude. Share weights are based on the total number of outstanding shares, subject to rebalancing in certain cases (as described in further detail below) to meet minimum pre-established requirements for a diversified portfolio.

The equity securities underlying the NASDAQ-100 Index are monitored daily by NASDAQ with respect to changes in total shares outstanding arising from secondary offerings, stock repurchases, conversions, or other corporate actions. NASDAQ has adopted the following weight adjustment procedures with respect to such changes. Changes in total shares outstanding arising from stock splits, stock dividends, or spin-offs are generally made to the NASDAQ-100 Index on the evening prior to the effective date of such corporate action. If the change in total shares outstanding arises from other corporate actions, then: (1) if such change is greater than or equal to 5% of total shares outstanding, the change will be made as soon as practicable, normally within ten (10) days of such action; and (2) if such change is less than 5% of total shares outstanding, then all such changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September, and December. In either case, the NASDAQ-100 Index share weights for such underlying stock are adjusted by the same percentage amount by which their total shares outstanding have changed.

Ordinarily, whenever there is a change in NASDAQ-100 Index share weights or a change in a stock underlying the NASDAQ-100 Index, NASDAQ adjusts the divisor to assure that continuity in the value of the NASDAQ-100 Index following such change.

As of the close of trading on December 18, 1998, the NASDAQ-100 Index has been calculated under a “modified capitalization-weighted” methodology. Modified-capitalization weighting is a hybrid between equal weighting and conventional capitalization weighting that is expected to retain in general the economic attributes of capitalization-weighting while providing enhanced diversification. Under this methodology, the equity securities underlying the NASDAQ-100 Index are categorized on a quarterly basis as either “Large Stocks” or “Small Stocks” based on whether their current percentage weights in the NASDAQ-100 Index (after taking into account any scheduled weight adjustments due to stock repurchases, secondary offerings, or other corporate actions) are greater than or less than the average percentage weight of the 100 securities underlying the NASDAQ-100 Index (i.e., greater than or less than 1% of the market capitalization of the NASDAQ-100 Index as a whole). Such quarterly examination will result in rebalancing if it is determined that either (1) the current share weight of the single largest stock underlying the NASDAQ-100 Index in terms of market capitalization is greater than 24% of the market capitalization of the NASDAQ-100 Index as a whole or (2) the aggregate weight of those securities whose individual weights exceed 4.5% exceeds 48% of the market capitalization of the NASDAQ-100 Index as a whole.

If either one or both of these weight distribution thresholds is crossed upon quarterly review, a weight rebalancing will be performed in accordance with the following plan. If weight distribution requirement (1) is crossed, then the weights of all Large Stocks will be scaled down proportionately towards 1% by enough for the adjusted weight of the single largest stock to be set to 20%. If weight distribution requirement (2) is crossed, then the weights of all Large Stocks will be scaled down proportionately towards 1% by enough for the “collective weight,” so adjusted, to be set to 40%.

The aggregate weight reduction among the Large Stocks resulting from either or both of the above scaling procedures will then be distributed to the Small Stocks in the following iterative manner. In the first iteration, the weight of the largest Small Stock will be scaled upwards by a factor that sets it equal to the average NASDAQ-100 weight of 1%. The weights of each of the smaller remaining Small Stocks will be scaled up by the same factor reduced in relation to each stock’s relative ranking among the Small Stocks such that the smaller the underlying stock in the ranking, the less the scale-up of its weight. This is intended to reduce the market impact of the weight rebalancing on the smallest component securities in the NASDAQ-100 Index.

In the second iteration, the weight of the second largest Small Stock, already adjusted in the first iteration, will be scaled upwards by a factor that sets it equal to the average index weight of 1%. The weights of each of the smaller remaining Small Stocks will be scaled up by this same factor reduced in relation to each stock’s relative ranking among the Small Stocks such that, once again, the smaller the stock in the ranking, the less the scale-up of its weight.

Additional iterations will be performed until the accumulated increase in weight among the Small Stocks exactly equals the aggregate weight reduction among the Large Stocks from the rebalancing.

To complete the rebalancing procedure, once the final percent weights of each stock underlying the NASDAQ-100 Index are set, the NASDAQ-100 Index share weights will be determined anew based upon the last sale prices and aggregate capitalization of the NASDAQ-100 Index at the close of trading on the Thursday in the week immediately preceding the week of the third Friday in March, June, September, and December. Changes to the NASDAQ-100 Index share weights will be made effective after the close of trading on the third Friday in March, June, September, and December and an adjustment to the NASDAQ-100 Index divisor will be made to ensure continuity of the NASDAQ-100 Index.

In addition to the above, a special rebalancing of the NASDAQ-100 Index may be conducted by NASDAQ at any time if it is determined necessary to maintain the integrity of the NASDAQ-100 Index.

Additional information on the NASDAQ-100 Index is available on the following website: http://dynamic.nasdaq.com/services/indexes/default.asp.

License Agreement

For any specific issuance of notes, we will enter into a non-exclusive license agreement with NASDAQ whereby we, in exchange for a fee, will be permitted to use the NASDAQ Index in connection with such notes. We are not affiliated with NASDAQ; the only relationship between NASDAQ and us is any licensing of the use of NASDAQ’s indices and trademarks relating to them.

We expect that the license agreement will provide that the following language must be set forth herein:

The notes is not sponsored, endorsed, sold or promoted by The NASDAQ Stock Market, Inc. (the “NASDAQ”) (including its affiliates) (NASDAQ, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the notes. The Corporations make no representations or warranty, express or implied to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the NASDAQ-100 Index® (the “NASDAQ-100 Index”) to track general stock market performance. The Corporations’ only relationship to Barclays Bank PLC is in the licensing of the NASDAQ®, NASDAQ-100® and NASDAQ-100 Index® trademarks or service marks, and certain trade names of the Corporations and the use of the NASDAQ-100 Index which is determined, composed and calculated by NASDAQ without regard to Barclays Bank PLC or the notes. NASDAQ has no obligation to take the needs of Barclays Bank PLC or the owners of the notes into consideration in determining, composing and calculating the NASDAQ-100 Index. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the notes.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100 INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MECHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Nikkei® 225 Index

All information regarding the Nikkei® 225 Stock Average or the Nikkei® 225 Index (the “Nikkei 225 Index”) set forth in this index supplement reflects the policies of, and is subject to change by, Nikkei Inc. Nikkei Digital Media, Inc., a wholly owned subsidiary of Nikkei Inc. calculates and disseminates the Nikkei 225 Index under exclusive agreement with Nikkei Inc. Nikkei Inc. and Nikkei Digital Media Inc. are collectively the “Nikkei Index Sponsor”. The Nikkei 225 Index is reported by Bloomberg under the ticker symbol “NKY <Index>”.

The Nikkei 225 Index is a price-weighted stock index that measures the composite price performance of 225 underlying stocks (the “Underlying Stocks”) trading on the First Section of the Tokyo Stock Exchange, Inc. (“TSE”), representing a broad cross-section of Japanese industries. Stocks listed in the First Section of the TSE are among the most actively traded stocks on the TSE. The Nikkei 225 Index’s composition rules require that the 75 most liquid issues (one-third of the component count of the Nikkei 225 Index) be included in the Nikkei 225 Index.

The 225 companies included in the Nikkei 225 Index are divided into six sector categories: Technology, Financials, Consumer Goods, Materials, Capital Goods/Others and Transportation and Utilities. These six sector categories are further divided into 36 industrial classifications as follows:

•	Technology—Pharmaceuticals, Electrical Machinery, Automobiles, Precision Machinery, Telecommunications;

•	Financials—Banks, Miscellaneous Finance, Securities, Insurance;

•	Consumer Goods—Marine Products, Food, Retail, Services;

•	Materials—Mining, Textiles, Paper and Pulp, Chemicals, Oil, Rubber, Ceramics, Steel, Nonferrous Metals, Trading House;

•	Capital Goods/Others—Construction, Machinery, Shipbuilding, Transportation Equipment, Miscellaneous Manufacturing, Real Estate; and

•	Transportation and Utilities—Railroads and Buses, Trucking, Shipping, Airlines, Warehousing, Electric Power, Gas.

The Nikkei 225 Index is a modified, price-weighted index (i.e., an Underlying Stock’s weight in the index is based on its price per share rather than the total market capitalization of the issuer) which is calculated by (1) multiplying the per share price of each Underlying Stock by the corresponding weighting factor for such Underlying Stock (a “Weight Factor”), (2) calculating the sum of all these products and (3) dividing such sum by a divisor (the “Divisor”). The Divisor was initially set at 225 for the date of May 16, 1949 using historical numbers from May 16, 1949, the date on which the TSE was reopened. The Divisor was 24.293 as of April 3, 2007 and is subject to periodic adjustments as set forth below. Each Weight Factor is computed by dividing ¥50 by the par value of the relevant Underlying Stock, so that the share price of each Underlying Stock, when multiplied by its Weight Factor, corresponds to a share price based on a uniform par value of ¥50. The stock prices used in the calculation of the Nikkei 225 Index are those reported by a primary market for the Underlying Stocks (currently the TSE). The level of the Nikkei 225 Index is calculated once per minute during TSE trading hours.

In order to maintain continuity in the Nikkei 225 Index in the event of certain changes due to non-market factors affecting the Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock splits or distributions of assets to stockholders, the Divisor used in calculating the Nikkei 225 Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei 225 Index. Thereafter, the Divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of such change affecting any Underlying Stock, the Divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable Weight Factor and divided by the new Divisor (i.e., the level of the Nikkei 225 Index immediately after such change) will equal the level of the Nikkei 225 Index immediately prior to the change.

An Underlying Stock may be deleted or added by the Nikkei Index Sponsor Any stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Underlying Stocks: (1) bankruptcy of the issuer, (2) merger of the issuer with, or acquisition of the issuer by, another company, (3) delisting of such stock, (4) transfer of such stock to the “Seiri-Post” because of excess debt of the issuer or because of any other reason or (5) transfer of such stock to the Second Section or Mothers. In addition, a component stock transferred to the “Kanri-Post” (Posts for stocks under supervision) is in principle a candidate for deletion. Underlying Stocks with relatively low liquidity, based on trading value and rate of price fluctuation over the past five years, may be deleted by the Nikkei Index Sponsor. Upon deletion of a stock from the Underlying Stocks, the Nikkei Index Sponsor will select a replacement for such deleted Underlying Stock in accordance with certain criteria. In an exceptional case, a newly listed stock in the First Section of the TSE that is recognized by the Nikkei Index Sponsor to be representative of a market may be added to the Underlying Stocks. In such a case, an existing Underlying Stock with low trading volume and deemed not to be representative of a market will be deleted by the Nikkei Index Sponsor.

A list of the issuers of the Underlying Stocks constituting the Nikkei 225 Index is available from the Nikkei Economic Electronic Databank System and from the Stock Market Indices Data Book published by the Nikkei Index Sponsor. The Nikkei Index Sponsor may delete, add or substitute any stock underlying the Nikkei 225 Index. Nikkei Inc.’s predecessor, Nihon Keizai Shimbun, Inc., first calculated and published the Nikkei Index in 1970.

Additional information concerning the Nikkei 225 Index may be obtained on the following website: http://www.nni.nikkei.co.jp.

The Tokyo Stock Exchange

The TSE is one of the world’s largest securities exchanges in terms of market capitalization. There are three separate sections within the TSE: the First Section, the Second Section and Mothers. Listings of stocks on the TSE are divided between these three sections, with the First Section typically limited to larger, longer established and more actively traded issues, the Second Section to smaller and newly listed companies and Mothers, which was established in 1999, to newer, innovative venture enterprises, both in Japan and overseas. Trading hours are currently from 9:00 a.m. to 11:00 a.m. and from 12:30 p.m. to 3:00 p.m., Tokyo time, Monday through Friday.

Due to the time zone difference, on any normal trading day the TSE will close prior to the opening of business in New York City on the same calendar day. Therefore, the closing level of the Nikkei Index on a trading day will generally be available in the United States by the opening of business on the same calendar day.

The TSE has adopted certain measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances. In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling. These price floors and ceilings are expressed in absolute Japanese yen, rather than percentage limits based on the closing price of the stock on the previous trading day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a “special bid quote” or a “special asked quote” for that stock at a specified higher or lower price level than the stock’s last sale price in order to solicit counter-orders and balance supply and demand for the stock. Prospective investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, including, for example, unusual trading activity in that stock. As a result, changes in the Nikkei Index may be limited by price limitations or special quotes, or by suspension of trading, on individual stocks that make up the Nikkei Index, and these limitations, in turn, may adversely affect the value of the notes.

License Agreement

For any specific issuance of notes, we will enter into a non-exclusive license agreement with Nikkei Digital Media, Inc., who is exclusively licensed by Nikkei Inc. to sublicense the use of the Nikkei 225 Index to third parties, whereby we, in exchange for a fee, will be permitted to use the Nikkei 225 Index in connection with such notes. We are not affiliated with the Nikkei Index Sponsor; the only relationship between the Nikkei Index Sponsor and us is any licensing of the use of the Nikkei Index Sponsor’s indices and trademarks relating to them.

We expect that the license agreement will provide that the following language must be set forth herein:

The Nikkei Stock Average (“Index”) is an intellectual property of Nikkei Inc.* “Nikkei”, “Nikkei Stock Average” and “Nikkei 225” are the service marks of Nikkei Inc. Nikkei Inc. reserves all the rights, including copyright, to the Index. Nikkei Digital Media Inc., a wholly owned subsidiary of Nikkei Inc., calculates and disseminates the Index under exclusive agreement with Nikkei Inc. Nikkei Inc. and Nikkei Digital Media Inc. are collectively “Index Sponsor”.

*	Formerly known as Nihon Keizai Shimbun, Inc. Name changed on January 1, 2007.

The notes are not in any way sponsored, endorsed or promoted by the Index Sponsor. The Index Sponsor does not make any warranty or representation whatsoever, express or implied, either as to the results to be obtained as to the use of the Index or the figure at which the Index stands on any particular day or otherwise. The Index is compiled and calculated solely by the Index Sponsor. However, the Index Sponsor shall not be liable to any person for any error in the Index and the Index Sponsor shall not be under any obligation to advise any person, including a purchaser or vendor of the Notes, of any error therein.

In addition, the Index Sponsor gives no assurance regarding any modification or change in any methodology used in calculating the Index and is under no obligation to continue the calculation, publication and dissemination of the Index.

Russell 2000® Index

All information regarding the Russell 2000® Index (the “Russell 2000 Index”) set forth in this index supplement reflects the policies of, and is subject to change by, the Frank Russell Company (“Frank Russell”). The Russell 2000 Index was developed by Frank Russell and is calculated, maintained and published by Frank Russell. The Russell 2000 Index is reported by Bloomberg under the ticker symbol “RTY <Index>”.

The Russell 2000 Index is designed to track the performance of the small capitalization segment of the U.S. equity market. It measures the composite price performance of stock of 2,000 companies (the “Component Stocks”) domiciled in the United States and its territories. All 2000 stocks trade on a major U.S. stock exchange. The Russell 2000 comprises the 2,000 smallest companies of the Russell 3000® Index (the “Russell 3000”) and represents approximately 8% of its total market capitalization. The Russell 3000, in turn comprises the 3000 largest U.S. companies as measured by total market capitalization, which together represent approximately 98% of the U.S. equity markets open to public investment.

Selection of Stocks Underlying the Russell 2000

Security Inclusion Criteria

Below are the requirements to be eligible for inclusion in the Russell 3000, and, consequently, the Russell 2000 Index:

•

U.S. Incorporated Companies and U.S. Benefit Driven Incorporated Companies. U.S. incorporated companies are eligible for inclusion. Beginning during reconstitution 2007, companies incorporated in the following countries/regions are also reviewed for eligibility: Bahamas, Belize, Bermuda, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Gibraltar, Isle of Man, Liberia, Marshall Islands, Netherland Antilles and Panama. Companies incorporated in these regions are considered benefit driven incorporations (“BDIs”) because they typically incorporate in these regions for operations, tax, political or other financial market benefits. A company incorporated in these regions is specifically considered eligible for the Russell 3000 if it meets one of the following criteria:

•	its headquarters are in the United States; or

•	its headquarters are in the BDI designated country/region, but the primary exchange for its local shares is in the United States.

American Depositary Receipts are not eligible for inclusion. Headquarters and primary exchange will be analyzed once a year during reconstitution unless the security is de-listed for the U.S. exchange.

•

Trading Requirements. All securities eligible for inclusion in the Russell 3000 must trade on a major U.S. exchange. Bulletin Board, pink-sheets or over-the-counter (OTC) traded securities are not eligible for inclusion.

•

Minimum Trading Price. Stock must trade at or above $1.00 on their primary exchange on May 31 to be eligible for inclusion in the Russell 3000 during annual reconstitution or during initial public offering (IPO) eligibility. However, if a stock falls below $1.00 intra-year, it will not be removed from the index until the next reconstitution, if it is still trading below $1.00.

•

Company Structure. Royalty trusts, limited liability companies, closed-end investment companies and limited partnerships are excluded from inclusion in the Russell 3000® Index. Business development companies (BDCs) are eligible.

•	Shares Excluded. Preferred stock, convertible preferred stock, redeemable shares, participating preferred stock, warrants and rights and trust receipts are not eligible for inclusion.

•

Deadline for Inclusion. Stocks must be listed on May 31 and Frank Russell must have access to documentation verifying the company’s eligibility for inclusion. This information includes corporate description, incorporation, shares outstanding and other information needed to determine eligibility. IPOs will be considered for inclusion quarterly.

Berkshire Hathaway is excluded as a special exception due to its similarity to a mutual fund and its lack of liquidity.

All Russell indices, including the Russell 2000 Index, are reconstituted annually to reflect changes in the marketplace. The companies that meet the eligibility criteria are ranked on May 31 of every year based on market capitalization using data available at that time, with the reconstitution taking effect as of the first trading day following the last Friday of June of that year. If the last Friday in June is the 28th, 29th or 30th day of June, reconstitution will occur the Friday prior.

Market Capitalization

The primary criteria used to determine the initial list of common stocks eligible for inclusion in the Russell 3000, and thus the Russell 2000, is total market capitalization, defined as the number of total outstanding shares of common stock multiplied by the price of such common stock at the annual reconstitution on May 31. Total market capitalization is determined by combining total outstanding shares times the market price as of May 31 for those eligible at annual reconstitution. IPO eligibility is determined each quarter.

•

Determining Total Shares Outstanding. Only common stock is used to determine market capitalization for a company. Any other form of shares, including: preferred stock, convertible preferred stock, redeemable shares, participating preferred stock, warrants and rights or trust receipts are excluded from the calculation. If multiple share classes of common stock exist, they are combined. In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately.

•

Determining Price. During each annual reconstitution, the last traded price on May 31 of that year from the primary exchange is used to determine market capitalization. In the case where multiple share classes exist, the primary trading vehicle is identified and used to determine price. The common share class with the highest trading volume, price and float-adjusted shares outstanding (or highest combination of the three) will be considered the primary trading vehicle.

Capitalization Adjustments

A security’s shares are adjusted to include only those shares available to the public, often referred to as “free float”. The purpose of this adjustment is to exclude from market calculations the capitalization that is not available for purchase and is not part of the investable opportunity set. Stocks are weighted in all Russell indices, including the Russell 2000 Index, by their available (also called float-adjusted) market capitalization, which is calculated by multiplying the primary closing price by the available shares.

The following types of shares are removed from total market capitalization to arrive at free float or available market capitalization. Adjustments are based on information recorded in Securities and Exchange Commission (SEC) corporate filings or other reliable sources in cases of missing or questionable data:

•	Cross ownership. Shares held by another member of a Russell index are considered cross-owned and all such shares will be adjusted regardless of percentage held.

•

Large corporate and private holdings. Shares held by another listed company (non-member) or private individuals will be adjusted if greater than 10% of shares outstanding. Share percentage is determined either by those shares held by an individual, a group of individuals acting together. For example, officers and directors holdings would be summed together to determine if they exceed 10%. However, not included in this class are institutional holdings, including investment companies, partnerships, insurance companies, mutual funds, banks or venture capital funds.

•	ESOP or LESOP shares. Corporations that have ESOPs or LESOPs that comprise 10% or more of the shares outstanding are adjusted.

•	Unlisted share classes. Classes of common stock that are not traded on a U.S. exchange.

•	IPO lock-ups. Shares locked-up during an IPO are not available to the public and are thus excluded from the market value at the time the IPO enters the Russell indices.

Corporate Actions Affecting the Russell 2000 Index

Changes to all Russell U.S. indices, including the Russell 2000 Index, are made when an action is final. To determine if an action is complete, Frank Russell uses a variety of reliable public sources. The sources of this information include: company press releases, SEC filings, exchange notifications, Bloomberg or other sources determined to be reliable. If it is determined that an action was not final after communication was given to clients, the changes to the index will still occur.

•

“No Replacement” Rule. Securities that leave the Russell 2000 Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced. Thus, the number of securities in the Russell 2000 Index over a year may fluctuate according to corporate activity.

•

Mergers and Acquisitions. Merger and acquisition activity results in changes to the membership and weighting of members within the Russell 2000 Index. Merger and acquisition activity is applied to the Russell 2000 Index after the action is determined to be final. The action will either be applied after the close of the current day (t) or the following day (t+1) depending upon the time it is determined that an action is final.

•	Re-Incorporations. Members of the Russell 2000 Index who are re-incorporated to another country are deleted from the Russell 2000 Index when the re-incorporation is final. Members of the Russell Global index re-incorporating to the United States (territory or BDI) will be added to the Russell 3000E® Index (the broadest Russell U.S. index) when the re-incorporation is final and may then be included in the Russell 2000 if its market capitalization warrants such inclusion. Companies who are not members of the Russell Global index and re-incorporate into the United States will be reviewed for eligibility at the next reconstitution.

•

Re-Classifications of Shares (Primary Vehicles). The primary vehicle share class is typically re-examined at reconstitution for a major corporate action event or the issuance of a new share class. For changes in the primary vehicle outside of reconstitution, a determination will be made one day prior to implementation of a change.

•

Rights Offerings. Rights offered to shareholders are reflected in the Russell 2000 the date the offer expires for non-transferable rights and on the ex-date for transferable rights. In both cases, the price is adjusted to account for the value of the right and shares are increased according to the terms of the offering on that day.

•

Changes to Shares Outstanding. Changes to shares outstanding due to buyback (including Dutch Auctions), secondary offerings, merger activity with a non-Russell 2000 member and other potential changes are updated at the end of the month which the change is reflected in vendor supplied updates and verified by Frank Russell using an SEC filing. For a change in shares to occur, the cumulative change to shares outstanding must be greater than 5%.

•

Spin-Offs. The only additions between reconstitution dates are as a result of spin-offs and IPOs. Spin-off companies are added to the parent company’s index and capitalization tier of membership if the spin-off company is large enough.

•

Tender Offers. A company acquired as the result of a tender offer is removed when the tender offer has fully expired and it is determined the company will finalize the process with a short form merger. Shares of the acquiring company, if a member of the Russell 2000, Index will be increased simultaneously.

•

Delisting. Only companies listed on U.S. exchanges are included in the Russell 2000 Index. Therefore, when a company is delisted from a U.S. exchange and moved to OTC, the company is removed from the Russell 2000 Index.

•

Bankruptcy. Companies who file for Chapter 7 liquidation bankruptcy will be removed from the Russell 2000 Index at the time of the bankruptcy filing. Companies filing for a Chapter 11 re-organization bankruptcy will remain a member of the Russell 2000 Index, unless delisted from their primary exchange. In that case, normal delisting rules will apply.

•

Stock Distributions. Stock distributions can take two forms: (1) a stated amount of stock distributed on the ex-date or (2) an undetermined amount of stock based on earnings and profits on a future date. In both cases, a price adjustment is made on the ex-date of the distribution. Shares are increased on the ex-date for category (1) and on the pay-date for category (2).

•

Dividends. Gross dividends are included in the daily total return calculation of the Russell 2000 Index based on their ex-dates. The ex-date is used rather than the pay-date because the market place price adjustment for the dividend occurs on the ex-date.

•

Halted Securities. Halted securities are not removed from the Russell 2000 Index until the time they are actually delisted from the exchange. If a security is halted, it remains in the Russell 2000 Index at the last traded price from the primary exchange until the time the security resumes trading or is officially delisted.

Additional information on the Russell 2000 Index is available on the following website: http://www.russell.com.

License Agreement

We have entered into a non-exclusive license agreement with Frank Russell whereby we, in exchange for a fee, are permitted to use the Russell 2000 Index in connection with certain securities, including the notes. We are not affiliated with Frank Russell; the only relationship between Frank Russell and us is any licensing of the use of Frank Russell’s indices and trademarks relating to them.

The license agreement between Frank Russell and Barclays Bank PLC provides that the following language must be set forth.

The notes are not sponsored, endorsed, sold, or promoted by Frank Russell Company (“Frank Russell”). Frank Russell makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the Russell 2000® Index (the “Russell 2000 Index”) to track general stock market performance or a segment of the same. Frank Russell’s publication of the Russell 2000 Index in no way suggests or implies an opinion by Frank Russell as to the advisability of investment in any or all of the securities upon which the Russell 2000 Index is based. Frank Russell’s only relationship to Barclays Bank PLC and its affiliates is the licensing of certain trademarks and trade names of Frank Russell and of the Russell 2000 Index which is determined, composed and calculated by Frank Russell without regard to Barclays Bank PLC and its affiliates or the notes. Frank Russell is not responsible for and has not reviewed the notes nor any associated literature or publications and Frank Russell makes no representation or warranty, express or implied, as to their accuracy or completeness, or otherwise. Frank Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000 Index. Frank Russell has no obligation or liability in connection with the administration, marketing or trading of the notes.

FRANK RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN AND FRANK RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR

INTERRUPTIONS THEREIN. FRANK RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC AND/OR ITS AFFILIATES, INVESTORS, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN. FRANK RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL FRANK RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Russell 2000® Index” and “Russell 3000® Index” are trademarks of Frank Russell and have been licensed for use by Barclays Bank PLC. The notes not sponsored, endorsed, sold, or promoted by Frank Russell and Frank Russell makes no representation regarding the advisability of investing in the notes.

S&P 500® Index

All information regarding the S&P 500® Index (the “S&P 500 Index”) set forth in this index supplement reflects the policies of, and is subject to change by, Standard & Poor’s, a division of The McGraw Hill Companies, Inc. (“S&P”). The S&P 500 Index is calculated, maintained and published by S&P. The S&P 500 Index is reported by Bloomberg under the ticker symbol “SPX <Index>”.

The S&P 500 Index is intended to provide an indication of the pattern of stock price movement. The daily calculation of the level of the S&P 500 Index, discussed below in further detail, is based on the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943.

Composition of the S&P 500 Index

S&P chooses companies for inclusion in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of its database, which S&P uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P for new additions include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market value of that company’s common stock is generally responsive to changes in the affairs of the respective industry and the market price and trading activity of the common stock of that company. The ten main groups of companies that comprise the S&P 500 Index include: Consumer Discretionary, Consumer Staples, Energy, Financials, Health Care, Industrials, Information Technology, Materials, Telecommunication Services and Utilities. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500 Index to achieve the objectives stated above.

The S&P 500 Index does not reflect the payment of dividends on the stocks included in the S&P 500 Index. Because of this the return on the notes will not be the same as the return you would receive if you were to purchase those stocks and hold them for a period equal to the term of the notes.

Computation of the S&P 500 Index

As of September 16, 2005, S&P has used a full float-adjusted formula to calculate the S&P 500 Index. With a float-adjusted index, the share counts used in calculating the S&P 500 Index will reflect only those shares that are available to investors, not all of a company’s outstanding shares.

The float-adjusted S&P 500 Index is calculated as the quotient of (1) the sum of the products of (a) the price of each common stock, (b) the total shares outstanding of each common stock and (c) the investable weight factor and (2) the index divisor.

The investable weight factor is calculated by dividing (1) the available float shares by (2) the total shares outstanding. Available float shares reflects float adjustments made to the total shares outstanding. Float adjustments seek to distinguish strategic shareholders (whose holdings depend on concerns such as maintaining control rather than the economic fortunes of the company) from those holders whose investments depend on the stock’s price and their evaluation of the company’s future prospects. S&P defines three groups of shareholders whose holdings are subject to float adjustment:

•	holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners, or leveraged buyout groups;

•	holdings by government entities, including all levels of government in the United States or foreign countries; and

•

holdings by current or former officers and directors of the company, founders of the company, or family trusts of officers, directors, or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans, or other investment vehicles associated with and controlled by the company.

In cases where holdings in a group as described above exceeds 10% of the outstanding shares of a company, the holdings of that group are excluded from the float-adjusted count of shares to be used in the S&P 500 Index’s calculation. In addition, treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float. Shares held by mutual funds, investment advisory firms, pension funds, or foundations not associated with the company and investment funds in insurance companies, shares of a United States company traded in Canada as “exchangeable shares,” shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class if such shares are convertible by shareholders without undue delay and cost, are, however, considered part of the float.

Changes in a company’s shares outstanding of 5.0% or more due to mergers, acquisitions, public offerings, private placements, tender offers, Dutch auctions, or exchange offers are made as soon as reasonably possible. All other changes of 5.0% or more (due to, for example, company stock repurchases, redemptions, exercise of options, warrants, subscription rights, conversion of preferred stock, notes, debt, equity participation units, or other recapitalizations) are made weekly and are announced on Tuesday for implementation after the close of trading on Wednesday. Changes of less than 5.0% are accumulated and made quarterly on the third Friday of March, June, September, and December, and are usually announced two days prior. Corporate actions such as stock splits, stock dividends, spinoffs and rights offerings are generally applied on the close of trading on the day after the ex-date. Changes in investable weight factors of more than ten percentage points caused by corporate actions (such as merger and acquisition activity, restructurings, or spinoffs) will be made as soon as reasonably possible. Other changes in investable weight factors will be made annually, in September when investable weight factors are reviewed.

As discussed above, the value of the S&P 500 Index is the quotient of (1) the total float-adjusted market capitalization of the S&P 500 Index’s constituents (i.e., the sum of the products of (a) the price of each common stock, (b) the total shares outstanding of each common stock and (c) the investable weight factor) and (2) the index divisor. Continuity in index values is maintained by adjusting the divisor for all changes in the constituents’ share capital after the base date, which is the period from 1941 to 1943. This includes additions and deletions to the index, rights issues, share buybacks and issuances, and spinoffs. The index divisor’s time series is, in effect, a chronological summary of all changes affecting the base capital of the S&P 500 Index since the base date. The index divisor is adjusted such that the index value at an instant just prior to a change in base capital equals the index value at an instant immediately following that change. Some corporate actions, like stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500 Index and do not require adjustments to the index divisor.

Additional information on the S&P 500 Index is available on the following website: http://www.standardandpoors.com.

License Agreement

We have entered into a non-exclusive license agreement with S&P whereby we, in exchange for a fee, are permitted to use the S&P 500 Index in connection with certain securities, including the notes. We are not affiliated with S&P; the only relationship between S&P and us is any licensing of the use of S&P’s indices and trademarks relating to them.

The license agreement between S&P and Barclays Bank PLC provides that the following disclaimer must be set forth herein:

The notes are not sponsored, endorsed, sold or promoted by Standard & Poor’s, a division of McGraw Hill Companies, Inc. (“S&P”). S&P makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the S&P 500® Index (the “S&P 500 Index”) to track general stock market performance. S&P’s only relationship to Barclays Bank PLC is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index which is determined, composed and calculated by S&P without regard to Barclays Bank PLC or the notes. S&P has no obligation to take the needs of Barclays Bank PLC or the owners of the notes into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the notes.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Standard & Poor’s®”, “S&P®”, “S&P 500®” and “500” are trademarks of The McGraw-Hill Companies, Inc., and have been licensed for use by Barclays Bank PLC. The notes are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the notes.

TOPIX® Index

All information regarding the Tokyo Stock Price Index or TOPIX® Index (the “TOPIX Index”) set forth in this index supplement reflects the policies of, and is subject to change by, the Tokyo Stock Exchange, Inc. (the “TSE”). For more information about the TSE, see “Equity Indices—Nikkei 225® Index—The Tokyo Stock Exchange”. The TOPIX Index is calculated, maintained and published by the TSE. The TOPIX Index is reported by Bloomberg under the ticker symbol “TPX <Index>”.

The TOPIX Index was developed by the TSE. The TSE is responsible for calculating and maintaining the TOPIX Index, and can add, delete or substitute the stocks underlying the

TOPIX Index or make other methodological changes that could change the value of the TOPIX Index. Publication of the TOPIX Index began on July 1, 1969, with a base point of 100 as of the base date of January 4, 1968.

Composition and Maintenance of the TOPIX Index

The TOPIX Index is a free float-adjusted market-capitalization weighted index comprised of all domestic common stocks listed on the First Section of the TSE which have an accumulative length of listing and OTC registration of at least six months.

Review and selection of component stocks is conducted semi-annually in January and July, based on market data as of the base date applicable to such review. During the January review, both additions and deletions of TOPIX Index constituents may occur. The base date for the January review is set as the third Friday of December (or the prior business day if such third Friday is a holiday) and announcements of constituent changes are published on the first business day of January, with such changes taking effect one business day before the last business day of January. During the July review, only additions are possible, and potential new inclusions are chosen only from amongst those companies listed on the First Section of the TSE, but not otherwise included in the TOPIX New Index Series. In either review, the selection of TOPIX Index constituents is made on the basis of liquidity and free float-adjusted market capitalization as of the base date applicable to such review.

Existing TOPIX Index constituents may be deleted, if necessary, outside of the semi-annual review process. Deletions of constituents are conducted due to de-listing or specified precursors to de-listing and as a result of transfers to the Second Section of the TSE.

Calculation of the TOPIX Index

The TOPIX Index is not expressed in Japanese yen, but is presented in terms of points (as a decimal figure) rounded off to the nearest one-hundredth. The TOPIX Index is calculated as (1) the quotient of (a) the current free float-adjusted market value, which is the sum of the products of the price of each component stock and the number of free float-adjusted shares of each such component stock (the “TOPIX Current Market Value”) divided by (b) the base market value (the “TOPIX Base Market Value”), times (2) the base point of 100. If trading in a TOPIX Index component is suspended, for the purposes of index calculation, it is regarded as having no change in its share price.

The number of free float-adjusted shares at the time of the index calculation is the number of common shares listed on the First Section of the TSE at the same instance multiplied by the free float weight. The free float weight reflects the weight of listed shares deemed to be available for trading and is calculated by the TSE for each listed company for purposes of index calculation, and is determined on the basis of securities reports regulated by the Securities and Exchange Law of Japan and publicly available documents issued by the listed companies themselves. In determining the free float weight, the TSE deems the following shares as non-free float shares: shares held by the top 10 major shareholders (subject to certain exceptions), treasury stocks (including certain cross-shareholdings), shares held by the boards of directors of the relevant company and other shares TSE deems not available for trading in the market. In the case of some companies with low liquidity, the TSE may adjust their free float downwards by applying a “liquidity factor”.

The free float weight assigned to each listed company is reviewed annually, with timings that vary according to the settlement terms of each such listed company. Free float weights may also be subject to extraordinary review in the case of certain corporate actions (e.g., allocation of new shares, strategic exercise of preferred shares, spin-offs, mergers, take-overs) and for other reasons the TSE believes appropriate.

In order to maintain continuity, the TOPIX Base Market Value is adjusted from time to time to ensure that it reflects only price movements resulting from auction market activity, and to eliminate the effects of other factors and prevent any instantaneous change or discontinuity in the level of the TOPIX Index. Such factors include, without limitation: new listings; delistings; new share issues either through public offerings or through rights offerings to shareholders; issuance of shares as a consequence of exercise of convertible bonds or warrants; and transfer of listed securities from the First Section of the TSE to the Second Section or Mothers or to the Second Section or Mothers from the First Section of the TSE.

Following any such adjustments, the new TOPIX Base Market Value will be equal to (1) the old TOPIX Base Market Value, times (2) the sum of the free-float adjusted market value on the adjustment date plus the adjustment amount. The adjustment amount is the amount (whether positive or negative) that is equal to the product of the change (whether positive or negative) in the number of shares for index calculation times the appropriate price used for adjustment.

The TOPIX Base Market Value remains at the new value until a further adjustment is necessary as a result of another change. As a result of such change affecting the TOPIX Current Market Value or any stock underlying the TOPIX Index, the TOPIX Base Market Value is adjusted in such a way that the new value of the TOPIX Index will equal the level of the TOPIX Index immediately prior to such change.

No adjustment is made to the TOPIX Base Market Value in the case of events such as stock splits and decreases in paid in capital which theoretically do not affect market value. In such cases, the new stock price multiplied by the increased (or decreased) number of shares is the same as the old stock price multiplied by the old number of shares and no adjustment is thought necessary.

Additional information on the TOPIX Index is available on the following website: http://www.tse.or.jp.

License Agreement

We have entered into a non-exclusive license agreement with the Tokyo Stock Exchange, Inc. whereby we, in exchange for a fee, are permitted to use the TOPIX Index in connection with certain securities, including the notes. We are not affiliated with the Tokyo Stock Exchange, Inc.; the only relationship between the Tokyo Stock Exchange, Inc. and us is any licensing of the use of the TOPIX indices and trademarks relating to them.

The license agreement between the Tokyo Stock Exchange, Inc. and Barclays Bank PLC provides that the following disclaimer must be set forth herein:

(i)	The TOPIX Index Value and the TOPIX Index Marks are subject to the rights owned by the Tokyo Stock Exchange, Inc. and the Tokyo Stock Exchange, Inc. owns all rights relating to the TOPIX Index such as calculation, publication and use of the TOPIX Index Value and relating to the TOPIX Index Marks.

(ii)	The Tokyo Stock Exchange, Inc. shall reserve the rights to change the methods of calculation or publication, to cease the calculation or publication of the TOPIX Index Value or to change the TOPIX Index Marks or cease the use thereof.

(iii)	The Tokyo Stock Exchange, Inc. makes no warranty or representation whatsoever, either as to the results stemmed from the use of the TOPIX Index Value and the TOPIX Index Marks or as to the figure at which the TOPIX Index Value stands on any particular day.

(iv)	The Tokyo Stock Exchange, Inc. gives no assurance regarding accuracy or completeness of the TOPIX Index Value and data contained therein. Further, the Tokyo Stock Exchange, Inc. shall not be liable for the miscalculation, incorrect publication, delayed or interrupted publication of the TOPIX Index Value.

(v)	No notes are in any way sponsored, endorsed or promoted by the Tokyo Stock Exchange, Inc.

(vi)	The Tokyo Stock Exchange, Inc. shall not bear any obligation to give an explanation of the notes or an advice on investments to any purchaser of the notes or to the public.

(vii)	The Tokyo Stock Exchange, Inc. neither selects specific stocks or groups thereof nor takes into account any needs of the issuing company or any purchaser of the notes for calculation of the TOPIX Index Value.

(viii)	Including but not limited to the foregoing, the Tokyo Stock Exchange, Inc. shall not be responsible for any damage resulting from the issue and sale of the notes.

COMMODITY INDICES

Dow Jones-AIG Commodity IndexSM

All information regarding the Dow Jones-AIG Commodity IndexSM (the “Commodity Index”) set forth in this index supplement reflects the policies of, and is subject to change by, Dow Jones & Company, Inc. (“Dow Jones”), and AIG Financial Products Corp. (“AIG-FP”). The Commodity Index was designed by AIG International Inc (“AIGI”) and is calculated and maintained by Dow Jones in conjunction with AIG-FP. The Commodity Index is reported by Bloomberg under the ticker symbol “DJAIG <Index>” or “DJAIGTR <Index>”.

The Commodity Index was introduced in July 1998 to provide a unique, diversified, economically rational and liquid benchmark for commodities as an asset class. The Commodity Index currently is composed of the prices of nineteen exchange-traded futures contracts on physical commodities. An exchange-traded futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. The 19 Commodity Index commodities selected for 2007 are as follows: aluminum, coffee, copper, corn, cotton, crude oil, gold, heating oil, lean hogs, live cattle, natural gas, nickel, silver, soybeans, soybean oil, sugar, unleaded gasoline, wheat and zinc. Futures contracts on the Commodity Index are currently listed for trading on the Chicago Board of Trade (“CBOT”). The methodology for determining the composition and weighting of the Commodity Index and for calculating its value is subject to modification by Dow Jones and AIG-FP, at any time. At present, Dow Jones disseminates the Commodity Index value approximately every fifteen (15) seconds (assuming the Commodity Index value has changed within such fifteen-second interval) from 8:00 a.m. to 3:00 p.m., New York City time, and publishes a daily Commodity Index value at approximately 4:00 p.m., New York City time, on each DJ-AIG Business Day on its website at http://www.djindexes.com and on Reuters page AIGCI1. A DJ-AIG Business Day is a day on which the sum of the Commodity Index Percentages (as defined below in “—Annual Reweightings and Rebalancings of the Commodity Index”) for the Commodity Index commodities that are open for trading is greater than 50%. For example, based on the weighting of the Commodity Index commodities for 2007, if the Chicago Board of Trade (“CBOT”) and the New York Mercantile Exchange (“NYMEX”) are closed for trading on the same day, a DJ-AIG Business Day will not exist.

AIG-FP and its affiliates actively trade futures contracts and options on futures contracts on the commodities that underlie the Commodity Index, as well as commodities, including commodities included in the Commodity Index. AIG-FP and its affiliates also actively enter into or trade and market securities, swaps, options, derivatives, and related instruments which are linked to the performance of commodities or are linked to the performance of the Commodity Index. Certain of AIG-FP’s affiliates may underwrite or issue other securities or financial instruments indexed to the Commodity Index and related indices, and AIG-FP and Dow Jones and their respective affiliates may license the Commodity Index for publication or for use by unaffiliated third parties. These activities could present conflicts of interest and could affect the value of the Commodity Index. For instance, a market maker in a financial instrument linked to the performance of the Commodity Index may expect to hedge some or all of its position in that financial instrument. Purchase (or selling) activity in the underlying Commodity Index components in order to hedge the market maker’s position in the financial instrument may affect the market price of the futures contracts included in the Commodity Index, which in turn may affect the value of the Commodity Index. With respect to any of the activities described above, none of AIG-FP, Dow Jones or their respective affiliates has any obligation to take the needs of any buyers, sellers or holders of the notes into consideration at any time.

The Dow Jones-AIG Commodity Index Supervisory and Advisory Committees

Dow Jones and AIGI had established the Dow Jones-AIG Commodity Index Oversight Committee to assist them in connection with the operation of the Commodity Index.

Effective January 1, 2007, Dow Jones and AIG-FP replaced the Oversight Committee with a two-tier oversight structure comprised of the Supervisory Committee and the Advisory Committee. The purpose of the two-tier structure is to expand the breadth of input into the decision-making process in respect of the Commodity Index, while also providing a mechanism for more rapid reaction in the event of any market disruptions or extraordinary changes in market conditions that may affect the Commodity Index. The Supervisory Committee is comprised of three members, two of whom are appointed by AIF-FP and one of whom is appointed by Dow Jones. The Supervisory Committee will make all final decisions relating to the Commodity Index, given any advice and recommendations from the Advisory Committee. The Advisory Committee consists of six to twelve members drawn from the financial and academic communities. Both the Supervisory Committee and the Advisory Committee meet annually in June or July to consider any changes to be made to the Commodity Index for the coming year. These committees may also meet at other times as may be necessary for purposes of their respective responsibilities in connection with the oversight of the Commodity Index. As described in more detail below, the Commodity Index is reweighted and rebalanced each year in January on a price-percentage basis. The annual weightings for the Commodity Index are determined each year in June or July by AIG-FP under the supervision of the Supervisory Committee (and, prior to January 1, 2007, by the Oversight Committee), announced after approval by the Supervisory Committee (and, prior to January 1, 2007, by the Oversight Committee) and implemented the following January. The composition of the Commodity Index for 2007 was approved by the Oversight Committee following a meeting held in July 2007. Following are the target composition percentages calculated for the Commodity Index for 2008:

Commodity	Weighting
Crude Oil	13.156592%
Natural Gas	12.237084%
Soybeans	7.628541%
Gold	7.396190%
Aluminum	7.107971%
Copper	7.040516%
Corn	5.663457%
Live Cattle	4.887400%
Wheat	4.703406%
Unleaded Gasoline	3.783798%
Heating Oil	3.822525%
Sugar	3.185145%
Zinc	3.033016%
Coffee	3.001585%
Soybean Oil	2.811933%
Nickel	2.791708%
Silver	2.721423%
Lean Hogs	2.548123%
Cotton	2.479588%

The current composition of the Commodity Index is described below in “—Composition of the Commodity Index”.

Four Main Principles Guiding the Creation of the Commodity Index

The Commodity Index was created using the following four main principles:

•

Economic Significance. A commodity index should fairly represent the importance of a diversified group of commodities to the world economy. To achieve a fair representation, the Commodity Index uses both liquidity data and U.S. dollar weighted production data in determining the relative quantities of included commodities. The Commodity Index primarily relies on liquidity data, or the relative amount of trading activity of a particular commodity, as an important indicator of the value placed on that commodity by financial and physical market participants. The Commodity Index also relies on production data as a useful measure of the importance of a commodity to the world economy. Production data alone, however, may underestimate the economic significance of storable commodities (e.g., gold) relative to non-storable commodities (e.g., live cattle). Production data alone also may underestimate the investment value that financial market participants place on certain commodities, and/or the amount of commercial activity that is centered around various commodities. Additionally, production statistics alone do not necessarily provide as accurate a blueprint of economic importance as the pronouncements of the markets themselves. The Commodity Index thus relies on data that is both endogenous to the futures market (liquidity) and exogenous to the futures market (production) in determining relative weightings.

•

Diversification. A second major goal of the Commodity Index is to provide diversified exposure to commodities as an asset class. Disproportionate weightings of any particular commodity or sector increase volatility and negate the concept of a broad-based commodity index. Instead of diversified commodities exposure, the investor is unduly subjected to micro-economic shocks in one commodity or sector. As described further below, diversification rules have been established and are applied annually. Additionally, the Commodity Index is rebalanced annually on a price-percentage basis in order to maintain diversified commodities exposure over time.

•

Continuity. The third goal of the Commodity Index is to be responsive to the changing nature of commodity markets in a manner that does not completely reshape the character of the Commodity Index from year to year. The Commodity Index is intended to provide a stable benchmark, so that end-users may be reasonably confident that historical performance data (including such diverse measures as correlation, spot yield, roll yield and volatility) is based on a structure that bears some resemblance to both the current and future composition of the Commodity Index.

•	Liquidity. Another goal of the Commodity Index is to provide a highly liquid benchmark. The explicit inclusion of liquidity as a weighting factor helps to ensure that the

Commodity Index can accommodate substantial investment flows. The liquidity of an index affects transaction costs associated with current investments. It also may affect the reliability of historical price performance data.

These principles represent goals of the Commodity Index, its creators and owners and there can be no assurance that these goals will be reached by either Dow Jones or AIG-FP.

Composition of the Commodity Index

Commodities Available for Inclusion in the Commodity Index

A number of commodities have been selected that are believed to be sufficiently significant to the world economy to merit consideration for inclusion in the Commodity Index and which are the subject of a qualifying related futures contract. With the exception of several metals contracts (aluminum, lead, tin, nickel and zinc) that trade on the London Metal Exchange (“LME”), each of the potential commodities is the subject of a futures contract that trades on a U.S. exchange. The 23 potential commodities currently considered for inclusion in the Commodity Index are aluminum, cocoa, coffee, copper, corn, cotton, crude oil, gold, heating oil, lead, cattle, lean hogs, natural gas, nickel, platinum, silver, soybeans, soybean oil, sugar, tin, unleaded gasoline, wheat and zinc.

The 19 Commodity Index commodities selected for 2008 are as follows: aluminum, coffee, copper, corn, cotton, crude oil, gold, heating oil, live cattle, lean hogs, natural gas, nickel, silver, soybeans, soybean oil, sugar, unleaded gasoline, wheat and zinc.

Designated Contracts for Each Commodity

A futures contract known as a designated contract is selected for each commodity. With the exception of several LME contracts, where the Supervisory Committee believes (and, prior to January 1, 2007, the Oversight Committee believed) that there exists more than one futures contract with sufficient liquidity to be chosen as a designated contract for a commodity, the Supervisory Committee selects (and, prior to January 1, 2007, the Oversight Committee selected) the futures contract traded in North America and denominated in dollars. If more than one such contract exists, the Supervisory Committee selects (and, prior to January 1, 2007, the Oversight Committee selected) the most actively traded contract. Data concerning this designated contract will be used to calculate the Commodity Index. The termination or replacement of a futures contract on an established exchange occurs infrequently; if a designated contract were to be terminated or replaced, a comparable futures contract would be selected, if available, to replace that designated contract. The designated contracts for the commodities included in the Commodity Index for 2008 are as follows:

Commodity Index Breakdown by Commodity

Commodity	Designated Contract	Exchange	Units	Quote	Target Weighting (%)*
Aluminum	High Grade Primary Aluminum	LME	25 metric tons	USD/metric ton	7.11%
Coffee	Coffee “C”	CSCE	37,500 lbs	U.S. cents/pound	3.00%
Copper	Copper**	COMEX	25,000 lbs	U.S. cents/pound	7.04%
Corn	Corn	CBOT	5,000 bushels	U.S. cents/bushel	5.66%
Cotton	Cotton	NYCE	50,000 lbs	U.S. cents/pound	2.48%
Crude Oil	Light, Sweet Crude Oil	NYMEX	1,000 barrels	USD/barrel	13.16%
Gold	Gold	COMEX	100 troy oz.	USD/troy oz.	7.40%
Heating Oil	Heating Oil	NYMEX	42,000 gallons	U.S. cents/gallon	3.82%
Live Cattle	Live Cattle	CME	40,000 lbs	U.S. cents/pound	4.89%
Lean Hogs	Lean Hogs	CME	40,000 lbs	U.S. cents/pound	2.55%
Natural Gas	Henry Hub Natural Gas	NYMEX	Gas 10,000 mmbtu	USD/mmbtu	12.24%
Nickel	Primary Nickel	LME	6 metric tons	USD/metric ton	2.79%
Silver	Silver	COMEX	5,000 troy oz.	U.S. cents/troy oz.	2.72%
Soybeans	Soybeans	CBOT	5,000 bushels	U.S. cents/bushel	7.63%
Soybean Oil	Soybean Oil	CBOT	60,000 lbs	U.S. cents/pound	2.81%
Sugar	World Sugar No. 11	CSCE	112,000 lbs	U.S. cents/pound	3.19%
Unleaded Gasoline	Reformulated Gasoline Blendstock for Oxygen Blending	NYMEX	42,000 gal	U.S. cents/gallon	3.78%
Wheat	Wheat	CBOT	5,000 bushels	U.S. cents/bushel	4.70%
Zinc	Special High Grade Zinc	LME	25 metric tons	USD/metric ton	3.03%

*	The column in the above table titled “Target Weighting” reflects the target weightings as of January 2008 of the 19 commodities currently included in the Commodity Index.
**	The Commodity Index uses the High Grade Copper contract traded on the COMEX division of the New York Mercantile Exchange for copper contract prices and LME volume data in determining the weighting of the Commodity Index.

Commodity Group

For the purposes of applying the diversification rules discussed above and below, the commodities considered for inclusion in the Commodity Index are assigned to “Commodity Groups”. The Commodity Groups and their effective target rounded weightings for 2008 are as follows:

Commodity Index Breakdown by Commodity Group

Energy (crude oil, heating oil, natural gas and unleaded gasoline):	33.00000%
Grains (corn, soybeans, wheat and soybean oil):	20.80734%
Industrial Metals (aluminum, copper, nickel and zinc):	19.97321%
Softs (coffee, cotton and sugar):	9.29008%
Livestock (lean hogs and live cattle):	7.43552%
Precious Metals (gold and silver):	8.66632%

Annual Reweightings and Rebalancings of the Commodity Index

The Commodity Index is reweighted and rebalanced each year in January on a price-percentage basis. The annual weightings for the Commodity Index are determined each year in June or July by AIG-FP under the supervision of the Supervisory Committee (and, prior to January 1, 2007, of the Oversight Committee), reviewed at a meeting of the Supervisory and Advisory Committees (and, prior to January 1, 2007, of the Oversight Committee) and announced following approval by the Supervisory Committee (and, prior to January 1, 2007, by the Oversight Committee) and implemented the following January. The composition of the Commodity Index for 2008 was approved by the Oversight Committee at a meeting held in July 2007. The Commodity Index composition is set forth above in “—Composition of the Commodity Index”.

Determination of Relative Weightings

The relative weightings of the component commodities included in the Commodity Index are determined annually according to both liquidity and U.S. dollar-adjusted production data in 2/3 and 1/3 shares, respectively. Each June, for each commodity designated for potential inclusion in the Commodity Index, liquidity is measured by the Commodity Liquidity Percentage (“CLP”) and production by the Commodity Production Percentage (“CPP”). The CLP for each commodity is determined by taking a five-year average of the product of trading volume and the historic dollar value of the designated contract for that commodity, and dividing the result by the sum of such products for all commodities which were designated for potential inclusion in the Commodity Index. The CPP is determined for each commodity by taking a five-year average of annual world production figures, adjusted by the historic dollar value of the designated contract, and dividing the result by the sum of such production figures for all the commodities which were designated for potential inclusion in the Commodity Index. The CLP and the CPP are then combined (using a ratio of 2:1) to establish the Commodity Index Percentage (“CIP”) for each commodity. This CIP is then adjusted in accordance with certain diversification rules in order to determine the commodities which will be included in the Commodity Index and their respective percentage weights.

Diversification Rules

The Commodity Index is designed to provide diversified exposure to commodities as an asset class. To ensure that no single commodity or commodity sector dominates the Commodity Index, the following diversification rules are applied to the annual reweighting and rebalancing of the Commodity Index as of January of the applicable year:

•	No related group of commodities designated as a “Commodity Group” (e.g., energy, precious metals, livestock, or grains) may constitute more than 33% of the Commodity Index.

•	No single commodity may constitute more than 15% of the Commodity Index.

•	No single commodity, together with its derivatives (e.g., crude oil, together with heating oil and unleaded gasoline), may constitute more than 25% of the Commodity Index.

•	No single commodity that is in the Commodity Index may constitute less than 2% of the Commodity Index.

Following the annual reweighting and rebalancing of the Commodity Index in January, the percentage of any single commodity or group of commodities at any time prior to the next reweighting or rebalancing will fluctuate and may exceed or be less than the percentages set forth above.

Commodity Index Multipliers

Following application of the diversification rules discussed above, CIPs are incorporated into the Commodity Index by calculating the new unit weights for each Commodity Index commodity. Near the beginning of each new calendar year (the “CIM Determination Date”), the CIPs, along with the settlement prices on that date for designated contracts included in the Commodity Index, are used to determine a “Commodity Index Multiplier” or “CIM” for each Commodity Index commodity. This CIM is used to achieve the percentage weightings of the Commodity Index commodities, in U.S. dollar terms, indicated by their respective CIPs. After the CIMs are calculated, they remain fixed throughout the year. As a result, the observed price percentage of each Commodity Index commodity will float throughout the year, until the CIMs are reset the following year based on new CIPs.

The Commodity Index Is a Rolling Index

The Commodity Index is composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for the delivery of the underlying physical commodity. In order to avoid delivering the underlying physical commodities and to maintain exposure to the underlying physical commodities, periodically futures contracts on physical commodities specifying delivery on a nearby date must be sold and futures contracts on physical commodities that have not yet reached the delivery period must be purchased. The rollover for each contract occurs over a period of five DJ-AIG Business Days each month according to a pre-determined schedule. This process is known as “rolling” a futures position. The Commodity Index is a “rolling index”.

Calculations

The Commodity Index is calculated by Dow Jones, in conjunction with AIG-FP, by applying the impact of the changes to the futures prices of commodities included in the

Commodity Index (based on their relative weightings). Once the CIMs are determined as discussed above, the calculation of the value of the Commodity Index is a mathematical process whereby the products of the CIM for and the contract price in U.S. dollars on each Commodity Index commodity are summed. Two such summations are made in parallel: first, using contracts with nearby settlement dates for each Commodity Index commodity; and second, using contracts with deferred settlement dates for each Commodity Index commodity. During the first five business days of each calendar month, the value of the Commodity Index is adjusted daily by the percentage change of the sum calculated using nearby settlement dates. During the subsequent five-day rollover period, the value of the Commodity Index is adjusted daily by reference to the sums calculated for both nearby settlement dates and deferred settlement dates, according to pre-determined roll percentages that gradually favor the deferred settlement date sums. Following the five-day rollover period, daily adjustments for the remainder of the calendar month are made using the sum calculated using deferred settlement dates. Dow Jones disseminates the Commodity Index value approximately every fifteen (15) seconds (assuming the Commodity Index value has changed within such fifteen-second interval) from 8:00 a.m. to 3:00 p.m. New York City time and publishes a daily Commodity Index value at approximately 4:00 p.m. New York City time on each DJ-AIG Business Day on its website at http://www.djindexes.com and on Reuters page AIGCI1.

Commodity Index Calculation Disruption Events

From time to time, disruptions can occur in trading futures contracts on various commodity exchanges. The daily calculation of the Commodity Index may be adjusted in the event that AIG-FP determines that any of the following index calculation disruption events exists:

•	the termination or suspension of, or material limitation or disruption in the trading of any futures contract used in the calculation of the Commodity Index on that day;

•	the settlement price of any futures contract used in the calculation of the Commodity Index reflects the maximum permitted price change from the previous day’s settlement price;

•	the failure of an exchange to publish official settlement prices for any futures contract used in the calculation of the Commodity Index; or

•	with respect to any futures contract used in the calculation of the Commodity Index that trades on the LME, a business day on which the LME is not open for trading.

Additional information on the Commodity Index is available on the following website: http://www.djindexes.com.

License Agreement

We have entered into a non-exclusive license agreement with Dow Jones and AIG-FP whereby we, in exchange for a fee, are permitted to use the Commodity Index, which is published by Dow Jones, in connection with certain securities, including the notes. We are not affiliated with Dow Jones or AIG-FP; the only relationship between Dow Jones and AIG-FP, on the one hand, and us is any licensing of the use of their indices and trademarks relating to them.

The license agreement between Dow Jones and AIG-FP and Barclays Bank PLC provides that the following language must be set forth herein:

“Dow Jones®”, “AIG®”, “Dow-Jones-AIG Commodity IndexSM”, “DJ-AIGCISM” and “Dow Jones-AIG Commodity Index Total ReturnSM” are registered trademarks or service marks of Dow Jones & Company, Inc. (“Dow Jones”), and American International Group, Inc. (“AIG”), as the case may be, and have been licensed for use for certain purposes by Barclays Bank PLC.

The notes are not sponsored, endorsed, sold or promoted by Dow Jones, AIG, AIG Financial Products Corp. (“AIG-FP”) or any of their respective subsidiaries or affiliates. None of Dow Jones, AIG, AIG-FP or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the notes or any member of the public regarding the advisability of investing in securities or commodities generally or in the notes particularly. The only relationship of Dow Jones, AIG, AIG-FP or any of their respective subsidiaries or affiliates to Barclays Bank PLC is the licensing of certain trademarks, trade names and service marks and of the Dow Jones-AIG Commodity IndexSM (the “Commodity Index”), which is determined, composed and calculated by Dow Jones in conjunction with AIG-FP without regard to Barclays Bank PLC or the notes. Dow Jones and AIG-FP have no obligation to take the needs of Barclays Bank PLC or the owners of the notes into consideration in determining, composing or calculating the Commodity Index. None of Dow Jones, AIG, AIG-FP or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. None of Dow Jones, AIG, AIG-FP or any of their respective subsidiaries or affiliates shall have any obligation or liability, including, without limitation, to notes customers, in connection with the administration, marketing or trading of the notes. Notwithstanding the foregoing, AIG, AIG-FP and their respective subsidiaries or affiliates may independently issue and/or sponsor financial products unrelated to the notes issued by Barclays Bank PLC, but which may be similar to and competitive with the notes. In addition, AIG, AIG-FP and their respective subsidiaries or affiliates actively trade commodities, commodity indices and commodity futures (including the Commodity Index), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indices and commodity futures. It is possible that this trading activity will affect the value of the Commodity Index and the notes.

This index supplement relates only to the notes and does not relate to the exchange-traded physical commodities underlying any of the Commodity Index components. Purchasers of the notes should not conclude that the inclusion of a futures contract in the Commodity Index is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Dow Jones, AIG, AIG-FP or any of their respective subsidiaries or affiliates. The information in this index supplement regarding the Commodity Index components has been derived solely from publicly available documents. None of Dow Jones, AIG, AIG-FP or any of their respective subsidiaries or affiliates has made any due diligence inquiries with respect to the Commodity Index components in connection with the notes. None of Dow Jones, AIG, AIG-FP or any of their respective subsidiaries or affiliates makes any representation that these publicly available documents or any other publicly available information regarding the Commodity Index components, including without limitation a description of factors that affect the prices of such components, are accurate or complete.

NONE OF DOW JONES, AIG, AIG-FP OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR COMPLETENESS OF THE COMMODITY INDEX OR ANY DATA INCLUDED THEREIN AND NONE OF DOW JONES, AIG, AIG-FP OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. NONE OF DOW JONES, AGI, AIG-FP OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE COMMODITY INDEX OR ANY DATA INCLUDED THEREIN. NONE OF DOW JONES, AIG, AIG-FP OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE COMMODITY INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES, AIG, AIG-FP OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG DOW JONES, AIG-FP AND BARCLAYS BANK PLC, OTHER THAN AIG.

Rogers International Commodity Index®

All information regarding the Rogers International Commodity Index® set forth in this index supplement has been taken from either publicly available sources or a summary of the Rogers International Commodity Index® Handbook (available upon registration on the website of Diapason Commodities Management SA (“Diapason”) at http://www.diapasoncm.com). Such information reflects the policies of, and is subject to change at any time by, James B. Rogers, Jr. (“Rogers”) and the Index Committee (as defined below). Except as provided in the next sentence, none of Beeland Interests, Inc. (“Beeland Interests”), which is owned and controlled by Rogers, the Index Committee, members of the Index Committee individually (except as described in the next sentence) and/or Rogers is involved in the offer of the notes in any way and has no obligation to consider your interests as a holder of the notes. Notwithstanding the foregoing, certain members of the Index Committee or their affiliate may act as selected dealers in connection with the sale of the notes and, as such, may sell or promote the notes or may be involved in the administration, marketing or offering of the notes. Beeland Interests has no obligation to continue to publish the Rogers Index, and may discontinue publication of the Rogers International Commodity Index® at any time in its sole discretion.

The Rogers International Commodity Index® is calculated as both an excess return and a total return index and we refer herein to such indices collectively as the “Rogers Indices”.

The Rogers International Commodity Index®—Excess ReturnSM is reported by Bloomberg under the ticker symbol “RICIX <Index>”. The Rogers International Commodity Index®—Total ReturnSM is reported by Bloomberg under the ticker symbol “ROGRTR <Index>”.

Overview

The Rogers Indices are composite U.S. dollar-based indices created by Rogers on July 31, 1998. The Rogers Indices represent the value of a basket of commodities consumed in the global economy, ranging from agricultural to energy to metals products. The value of this basket is tracked via futures contracts on 36 different exchange-traded physical commodities quoted in four different currencies and listed on eleven exchanges in five countries.

The Rogers Indices aim to be an effective measure of the price action of raw materials not just in the United States but also around the world. The Rogers Indices’ weightings attempt to balance consumption patterns worldwide (in developed and developing countries) and specific contract liquidity.

The Index Committee

The Rogers Indices are maintained and reviewed by the members of the Rogers International Commodity Index® Committee (the “Index Committee”). The Index Committee formulates and enacts all business assessments and decisions regarding the calculation, composition and management of the Rogers Indices. Rogers, as the founder and sole owner of the Rogers Indices, chairs the Index Committee. Beside Rogers, representatives of the following parties are members of the Index Committee: (1) Diapason, (2) Daiwa Asset Management America, (3) Beeland Management Company, (4) UBS AG, (5) ABN AMRO and (6) Merrill Lynch. Rogers, as chairman of the Index Committee, is exclusively authorized to designate new members of the committee, if necessary.

The Index Committee usually meets once a year during the month of December. However, the Index Committee may assemble additionally on any other day of the year to deal with exceptional circumstances.

Rogers Index Composition

The Process

The contracts chosen for the basket of commodities that constitute the Rogers Indices are required to fulfill various conditions described below. Generally, the selection and weighting of the items in the Rogers Indices are reviewed annually by the Index Committee, and weights for the next year are assigned every December.

The Rogers Indices’ composition is modified only on rare occasions. Generally, the composition of the Rogers Indices will not be changed unless severe circumstances in fact occur. Such “severe circumstances” may include (but are not restricted to):

•	continuous adverse trading conditions for a single contract (e.g., trading volume collapses), or

•	critical changes in the global consumption pattern (e.g., scientific breakthroughs that fundamentally alter consumption of a commodity).

Exchanges and Non-Traded Items

All commodities included in the Rogers Indices must be publicly traded on recognized exchanges to ensure ease of tracking and verification. Additionally, the Rogers Indices do not and will not include non-traded items such as hides or tallow. The 15 international exchanges recognized by the Index Committee are:

1.	Chicago Mercantile Exchange (USA)

2.	Chicago Board of Trade (USA)

3.	New York Board of Trade (USA)

4.	New York Mercantile Exchange (USA)

5.	Winnipeg Commodity Exchange (Canada)

6.	International Petroleum Exchange (UK)

7.	London Metal Exchange (UK)

8.	Sydney Futures Exchange (Australia)

9.	Fukuoka Futures Exchange (Japan)

10.	Central Japan Commodity Exchange (Japan)

11.	Osaka Mercantile Exchange (Japan)

12.	The Tokyo Commodity Exchange (Japan)

13.	Tokyo Grain Exchange (Japan)

14.	Yokohama Commodity Exchange (Japan)

15.	Intercontinental Exchange (UK)

General Contract Eligibility

In order for contracts on a commodity to be considered fit for inclusion in the Rogers Indices, the commodity itself must play a significant role in worldwide (developed and developing economies) consumption. “Worldwide consumption” is measured by tracking international import and export patterns and the domestic consumption environments of the world’s prime commodity consumers. Only raw materials that reflect the current state of international trade and commerce are eligible for inclusion. Commodities that are merely linked to national consumption patterns will not be considered. The Rogers Indices are not related to any commodities production data.

Commodity Screening Process

Data of private and governmental providers concerning the world’s top consumed commodities is actively monitored and analyzed by the members of the Index Committee throughout the year. In order to obtain the most accurate picture of international commodities consumption, a wide range of sources on commodities demand and supply is consulted. The findings of this research are then condensed into the different commodities contracts weightings within the Rogers Indices. Sources on global commodity consumption data include:

•	Industrial Commodity Statistics Yearbook, United Nations (New York)

•	Commodity Trade Statistics Database, United Nations Statistic Division (New York)

•	Copper Bulletin Yearbook, International Copper Study Group (Lisbon)

•	Foreign Agricultural Service’s Production, Supply and Distribution Database, U.S. Department of Agriculture (Washington, D.C.)

•	Manufactured Fiber Review, Fiber Economics Bureau, Inc. (U.S.A.)

•	Monthly Bulletin, International Lead and Zinc Study Group (London)

•	Quarterly Bulletin of Cocoa Statistics, International Cocoa Organization (London)

•	Rubber Statistical Bulletin, International Rubber Study Group (London)

•	Statistical Bulletin Volumes, Arab Gulf Cooperation Council (GCC)

•	Sugar Yearbook, International Sugar Organization (ISO), (London)

•	World Agriculture Assessments of Intergovernmental Groups, Food & Agriculture Organization of the United Nations (Rome)

•	World Commodity Forecasts, Economist Intelligence Unit (London)

•	World Cotton Statistics, International Cotton Advisory Committee (Washington)

•	World Metals Statistics, World Bureau of Metal Statistics (London)

Contract Characteristics

In order to decide whether a specific commodity contract is actually investable, the Index Committee screens the volume and liquidity data of international exchanges, published on a regular basis by the American “Futures Industry Association” (Washington, DC, United States). Additionally, individual exchange data on contracts may also be included in the process.

If a commodity contract trades on more than one exchange, the most liquid contract globally, in terms of volume and open interest combined, is then selected for inclusion in the Rogers Indices, taking legal considerations into account. Beyond liquidity, the Index Committee seeks to include the contract representing the highest quality grade of a specific commodity.

Futures Contracts and Weightings

The table below lists the futures contracts that the Rogers Index comprises as of the date of this index supplement, together with their respective exchanges, currencies and initial weightings (the “Initial Weightings”). The Initial Weightings may be amended from time to time, as described below.

Commodity	Code	Exchange	Currency	Initial Weighting
Crude Oil	CL	NYMEX	USD	21.00%
Brent	CO	ICE	USD	14.00%
Wheat	W	CBOT	USD	7.00%
Corn	C	CBOT	USD	4.75%
Cotton	CT	NYCE	USD	4.05%
Aluminum	LMAH	LME	USD	4.00%
Copper	LMCA	LME	USD	4.00%
Gold	GC	COMEX	USD	3.00%
Natural Gas	NG	NYMEX	USD	3.00%
RBOB Gasoline	XB	NYMEX	USD	3.00%
Soybeans	S	CBOT	USD	3.00%
Coffee	KC	CSCE	USD	2.00%
Lead	LMPB	LME	USD	2.00%
Live Cattle	LC	CME	USD	2.00%
Silver	SI	COMEX	USD	2.00%
Soybean Oil	BO	CBOT	USD	2.00%
Sugar	SB	CSCE	USD	2.00%
Zinc	LMZS	LME	USD	2.00%
Heat Oil	HO	NYMEX	USD	1.80%
Platinum	PL	NYMEX	USD	1.80%
Gas Oil	QS	ICE	USD	1.20%
Cocoa	CC	CSCE	USD	1.00%
Lean Hogs	LH	CME	USD	1.00%
Lumber	LB	CME	USD	1.00%
Nickel	LMNI	LME	USD	1.00%
Rubber	JN	TOCOM	JPY	1.00%
Tin	LMSN	LME	USD	1.00%
Soybean Meal	SM	CBOT	USD	0.75%
Canola	RS	WCE	CAD	0.67%
Orange Juice	JO	NYCE	USD	0.66%
Azuki Beans	JE	TGE	JPY	0.50%
Oats	O	CBOT	USD	0.50%
Rice	RR	CBOT	USD	0.50%
Palladium	PA	NYMEX	USD	0.30%
Barley	WA	WCE	CAD	0.27%
Greasy Wool	OL	SFE	AUS	0.25%

Changes in Weights and/or Index Composition

The Index Committee reviews the selection and weighting of the futures contracts in the Rogers Indices annually. Thus, weights are potentially reassigned during each month of December for the following year, if the Index Committee determines it is necessary.

Monthly Rolling of Contracts

The Rogers Indices usually roll over three days, from the day prior to the last RICI® business day of the month to the first RICI® business day of the following month, following certain rules defined by the Index Committee. For the contracts traded on the London Metal Exchange, the 3-month forward contracts are used. A RICI® business day is a day on which all U.S.-based exchanges that list futures contracts included in the Rogers Indices are open for business, including half-day openings.

Generally, if the next calendar month of a futures contract includes a first notice day, a delivery day or historical evidence that liquidity migrates to a next contract month during this period, then the next contract month is intended to be applied to calculate the Rogers Indices, taking legal constraints into account. For example, on the close of the last business day of November, the January Crude Oil contract is replaced by the February Crude Oil contract.

Rebalancing of the Rogers Index Components

The Rogers Indices are rebalanced monthly during each roll period toward the Initial Weightings.

Data Source

The Rogers Indices’ calculation is based on the official commodity exchanges’ prices of the futures contracts used.

Exceptional Committee Meetings

If, for any reason, one of the components included in the Rogers Indices ceases to exist or its liquidity collapses to abnormal levels, or any other similar event with similar consequences, as determined at the discretion of the Index Committee, occurs, the Index Committee will call an exceptional meeting to assess the situation and decide on a replacement for this component or on a change in the weighting. For example, following a currency board on the Malaysian ringgit in 1998, the liquidity of the Palm Oil futures contract on the Kuala Lumpur Commodity Exchange collapsed to a point where it became impossible to trade it. In that case, the Index Committee, calling an exceptional meeting, decided to replace the Palm Oil futures contract with the Soybean Oil contract that trades on the Chicago Board of Trade.

Excess Return vs. Total Return

As noted above, the Rogers International Commodity Index® is calculated as both an excess return and a total return index. The Rogers International Commodity Index®—Excess ReturnSM reflects the uncollateralized returns on the futures contracts on physical commodities included in the Rogers International Commodity Index®. The Rogers International Commodity Index®—Total ReturnSM, in turn reflects those same uncollateralized returns as well as any interest that could be earned on cash collateral invested in 3-month U.S. treasury bills.

Note that the term “Excess Return” in the title of the Rogers International Commodity Index®—Excess ReturnSM is not intended to suggest that its performance at any time or the return on your notes, if linked to the Rogers International Commodity Index®—Excess ReturnSM, will be positive or that the Rogers International Commodity Index®—Excess ReturnSM is designed to exceed a particular benchmark.

License Agreement

We have entered into a non-exclusive license agreement with Beeland Interests and Diapason whereby we, in exchange for a fee, are permitted to use the Rogers Indices, which are published by Diapason, in connection with certain securities, including the notes. The license agreement between Beeland Interests and Diapason and Barclays Bank PLC provides that the following language must be set forth herein:

“Jim Rogers”, “James Beeland Rogers, Jr.”, “Rogers”, “Rogers International Commodity Index®”, “Rogers International Commodity Index®—Excess ReturnSM”, “Rogers International Commodity Index®—Total ReturnSM ” and “RICI” are trademarks, service marks and/or registered trademarks of Beeland Interests, Inc., which is owned and controlled by James Beeland Rogers, Jr., and are used subject to license. The name and likeness of Jim Rogers/James Beeland Rogers, Jr. are trademarks and service marks of James Beeland Rogers, Jr. The notes are not sponsored, endorsed, sold or promoted by James Beeland Rogers, Jr. or Beeland Interests, Inc.

The notes are not sponsored, endorsed, sold or promoted by Beeland Interests, Inc. (“Beeland Interests”) or Diapason Commodities Management SA (“Diapason”). Neither Beeland Interests, James Beeland Rogers, Jr., nor Diapason makes any representation or warranty, express or implied, nor accepts any responsibility, regarding the accuracy or completeness of this index supplement, or the advisability of investing in securities or commodities generally, or in the notes or in futures particularly.

NEITHER BEELAND INTERESTS, NOR DIAPASON, OR ANY OF THEIR RESPECTIVE AFFILIATES, GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE ROGERS INTERNATIONAL COMMODITY INDEX (“RICI”) OR ANY SUB-INDEX THEREOF OR ANY DATA INCLUDED THEREIN. SUCH PERSON SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN AND MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RICI, ANY SUB-INDEX THEREOF, ANY DATA INCLUDED THEREIN OR THE NOTES. NEITHER BEELAND INTERESTS, NOR DIAPASON, OR ANY OF THEIR RESPECTIVE AFFILIATES, MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EACH EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RICI, ANY SUB-INDEX THEREOF, AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL BEELAND INTERESTS, DIAPASON OR ANY OF THEIR RESPECTIVE AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.

S&P GSCI™ Commodity Indices1

We may offer notes that are linked to one or more of the S&P GSCITM Commodity Indices, including the S&P GSCITM Spot Index (the “S&P GSCI”) the S&P GSCITM Excess Return Index and the S&P GSCITM Total Return Index, each of which is described further in “—the S&P GSCITM Excess Return and Total Return Indices” below.

All information regarding the S&P GSCITM Commodity Indices set forth in this index supplement reflects the policies of, and is subject to change by, Standard & Poor’s, a division of The McGraw Hill Companies, Inc. (“S&P”). The S&P GSCITM Commodity Indices are calculated, maintained and published by S&P.

The S&P GSCI was established in May 1991, and is designed to be a diversified benchmark for physical commodities as an asset class.

The S&P GSCITM Total Return Index is reported by Bloomberg under the ticker symbol “SPGSCITR <Index>”. The S&P GSCITM Spot Return is reported by Bloomberg under the ticker symbol “SPGSCI <Index>”. The S&P GSCITM Excess Return is reported by Bloomberg under the ticker symbol “SPGSCIP <Index>”.

Although the following discussion is largely framed in terms of the S&P GSCI it is, except as otherwise noted, equally applicable to the related S&P GSCITM Excess Return and Total Return Indices.

[1]	Please note that “S&P GSCITM” is generally a reference to either the spot index or to all the indices together.

The S&P GSCI is a proprietary index on a production-weighted basket of futures contracts on physical commodities traded on trading facilities in major industrialized countries. The S&P GSCI Index is designed to be a measure of the performance over time of the markets for these commodities. The only commodities represented in the S&P GSCI are those physical commodities on which active and liquid contracts are traded on trading facilities in major industrialized countries. The commodities represented in the S&P GSCI are weighted, on a production basis, to reflect their relative significance (in the view of S&P, in consultation with the Policy Committee) to the world economy. The fluctuations in the value of the S&P GSCI are intended generally to correlate with changes in the prices of such physical commodities in global markets. The value of the S&P GSCI has been normalized such that its hypothetical level on January 2, 1970 was 100. Futures contracts on the S&P GSCI, and options on such futures contracts, are currently listed for trading on the Chicago Mercantile Exchange.

The contracts to be included in the S&P GSCI at any given time must satisfy several sets of eligibility criteria established by S&P. First, S&P identifies those contracts that meet the general criteria for eligibility. Second, the contract volume and weight requirements are applied and the number of contracts is determined, which serves to reduce the list of eligible contracts. At that point, the list of designated contracts for the relevant period is complete. The composition of the S&P GSCI is also reviewed on a monthly basis by S&P.

Set forth below is a summary of the composition of and the methodology used to calculate the S&P GSCI. The methodology for determining the composition and weighting of the S&P GSCI and for calculating its value is subject to modification in a manner consistent with the purposes of the S&P GSCI, as described below. S&P makes the official calculations of the S&P GSCI.

In light of the rapid development of electronic trading platforms and the potential for significant shifts in liquidity between traditional exchanges and such platforms, S&P has undertaken a review of both the procedures for determining the contracts to be included in the S&P GSCI, as well as the procedures for evaluating available liquidity on an intra-year basis in order to provide S&P GSCI market participants with efficient access to new sources of liquidity and the potential for more efficient trading. In particular, S&P is examining the conditions under which an instrument traded on an electronic platform, rather than a traditional futures contract traded on a traditional futures exchange, should be permitted to be included in the S&P GSCI and how the composition of the S&P GSCI should respond to rapid shifts in liquidity between such instruments and contracts currently included in the S&P GSCI. Any changes made to the S&P GSCI composition or methodology as a result of this examination will be announced by S&P and provided in a written statement to any investor upon request to the calculation agent. We do not have any obligation to notify you if S&P changes the composition of the S&P GSCI, the methodology of calculating the value of the S&P GSCI or any other policies of S&P relevant to the S&P GSCI.

The Index Committee and the Index Advisory Panel

S&P has established an Index Committee to oversee the daily management and operations of the S&P GSCI, and is responsible for all analytical methods and calculation in the indices. The Index Committee is comprised of three full-time professional members of S&P’s staff and two members of the Goldman Sachs Group, Inc. At each meeting, the Index Committee reviews any issues that may affect the components of the S&P GSCI, statistics comparing its composition to the market, commodities being considered for addition and any significant market events. In addition, the Index Committee may revise index policy covering rules for selecting commodities, or other matters. S&P considers information about changes to the indices and related matters to be potentially market moving and material. Therefore, all Index Committee discussions are confidential.

S&P has also established an Index Advisory Panel to assist it in connection with the operation of the S&P GSCI. The Index Advisory Panel meets on an annual basis and at other times at the request of Standard & Poor’s. The principal purpose of the Index Advisory Panel is to advise Standard & Poor’s with respect to, among other things, the calculation of the S&P GSCI, the effectiveness of the S&P GSCI as a measure of commodity futures market performance and the need for changes in the composition or methodology of the S&P GSCI. The Index Advisory Panel acts solely in an advisory and consultative capacity; all decisions with respect to the composition, calculation and operation of the S&P GSCI are made by S&P. Certain of the members of the Index Advisory Panel may be affiliated with clients of S&P. Also, certain of the members of the Index Advisory Panel may be affiliated with entities which from time to time may be invested in the S&P GSCI, either through transactions in the contracts included in the S&P GSCI, futures contracts on the S&P GSCI or derivative products linked to the S&P GSCI. The Index Advisory Panel meets once a year. Prior to the meeting, S&P determines the commodities and contracts to be included in the S&P GSCI for the next year, as well as the contract production weight (defined below) for each such contract, in accordance with the general procedures and guidelines set forth in the S&P GSCI™ Index Methodology. The proposed composition of the S&P GSCI is then circulated to the Index Advisory Panel members in advance of the meeting and is presented and discussed at the meeting. The Index Advisory Panel is also consulted on any other significant matters with respect to the calculation or operation of the S&P GSCI and may, if necessary or practicable, meet at other times during the year as issues arise that warrant Index Advisory Panel consideration.

Composition of the S&P GSCI

In order to be included in the S&P GSCI, a contract must satisfy the following eligibility criteria:

(1)	The contract must:

(a)	be in respect of a physical commodity (rather than a financial commodity);

(b)	have a specified expiration or term, or provide in some other manner for delivery or settlement at a specified time, or within a specified period, in the future; and

(c)	at any given point in time, be available for trading at least five months prior to its expiration or such other date or time period specified for delivery or settlement.

(2)	The commodity must be the subject of a contract that:

(a)	is denominated in U.S. dollars;

(b)	is traded on or through an exchange, facility or other platform (referred to as a “trading facility”) that has its principal place of business or operations in a country which is a member of the Organization for Economic Cooperation and Development and:

•	makes price quotations generally available to its members or participants (and, if S&P is not such a member or participant, to S&P) in a manner and with a frequency that is sufficient to provide reasonably reliable indications of the level of the relevant market at any given point in time;

•	makes reliable trading volume information available to S&P with at least the frequency required by S&P to make the monthly determinations;

•	accepts bids and offers from multiple participants or price providers; and

•	is accessible by a sufficiently broad range of participants; and

(c)	with effect from January 2007, is traded on a trading facility which allows market participants to execute spread transactions through a single order entry between pairs of contract expirations included in the S&P GSCI that, at any given point in time, will be involved in the rolls to be effected in the next three roll periods.

(3)	The price of the relevant contract that is used as a reference or benchmark by market participants (referred to as the “daily contract reference price”) generally must have been available on a continuous basis for at least two years prior to the proposed date of inclusion in the S&P GSCI. In appropriate circumstances, however, S&P may determine that a shorter time period is sufficient or that historical daily contract reference prices for such contract may be derived from daily contract reference prices for a similar or related contract. The daily contract reference price may be (but is not required to be) the settlement price or other similar price published by the relevant trading facility for purposes of margining transactions or for other purposes.

(4)	At and after the time a contract is included in the S&P GSCI, the daily contract reference price for such contract must be published between 10:00 a.m. and 4:00 p.m., New York City time on each day on which the offices of S&P in New York City are open for business (an “S&P GSCI Business Day”) relating to such contract by the trading facility on or through which it is traded and must generally be available to all members of, or participants in, such facility (and, if S&P is not such a member or participant, to S&P) on the same day from the trading facility or through a recognized third-party data vendor. Such publication must include, at all times, daily contract reference prices for at least one expiration or settlement date that is five months or more from the date the determination is made, as well as for all expiration or settlement dates during such five-month period.

(5)	Volume data with respect to such contract must be available for at least the three months immediately preceding the date on which the determination is made.

(6)	A contract that is not included in the S&P GSCI at the time of determination and that is based on a commodity that is not represented in the S&P GSCI at such time must, in order to be added to the S&P GSCI at such time, have a total dollar value traded, over the relevant period, as the case may be and annualized, of at least US$15 billion. The total dollar value traded is the dollar value of the total quantity of the commodity underlying transactions in the relevant contract over the period for which the calculation is made, based on the average of the daily contract reference prices on the last day of each month during the period.

(7)	A contract that is already included in the S&P GSCI at the time of determination and that is the only contract on the relevant commodity included in the S&P GSCI must, in order to continue to be included in the S&P GSCI after such time, have a total dollar value traded, over the relevant period, as the case may be and annualized, of at least US$5 billion and at least US$10 billion during at least one of the three most recent annual periods used in making the determination.

(8)	A contract that is not included in the S&P GSCI at the time of determination and that is based on a commodity on which there are one or more contracts already included in the S&P GSCI at such time must, in order to be added to the S&P GSCI at such time, have a total dollar value traded, over the relevant period, as the case may be and annualized, of at least US$30 billion.

(9)	A contract that is already included in the S&P GSCI at the time of determination and that is based on a commodity on which there are one or more contracts already included in the S&P GSCI at such time must, in order to continue to be included in the S&P GSCI after such time, have a total dollar value traded, over the relevant period, as the case may be and annualized, of at least US$10 billion and at least US$20 billion during at least one of the three most recent annual periods used in making the determination.

(10)	A contract that is already included in the S&P GSCI at the time of determination must, in order to continue to be included after such time, have a reference percentage dollar weight of at least 0.10%. The reference percentage dollar weight of a contract is determined by multiplying the CPW (defined below) of a contract by the average of its daily contract reference prices on the last day of each month during the relevant period. These amounts are summed for all contracts included in the S&P GSCI and each contract’s percentage of the total is then determined.

(11)	A contract that is not included in the S&P GSCI at the time of determination must, in order to be added to the S&P GSCI at such time, have a reference percentage dollar weight of at least 0.75% (as of January 2007, the minimum reference percentage dollar weight is increased to 1%).

(12)	In the event that two or more contracts on the same commodity satisfy the eligibility criteria,

(a)	such contracts will be included in the S&P GSCI in the order of their respective total quantity traded during the relevant period (determined as the total quantity of the commodity underlying transactions in the relevant contract), with the contract having the highest total quantity traded being included first, provided that no further contracts will be included if such inclusion would result in the portion of the S&P GSCI attributable to such commodity exceeding a particular level; and

(b)	if additional contracts could be included with respect to several commodities at the same time, that procedure is first applied with respect to the commodity that has the smallest portion of the S&P GSCI attributable to it at the time of determination. Subject to the other eligibility criteria set forth above, the contract with the highest total quantity traded on such commodity will be included. Before any additional contracts on the same commodity or on any other commodity are included, the portion of the S&P GSCI attributable to all commodities is recalculated. The selection procedure described above is then repeated with respect to the contracts on the commodity that then has the smallest portion of the S&P GSCI attributable to it.

Currently, 24 contracts meet the eligibility requirement for inclusion on the S&P GSCI.

Contracts Included in the S&P GSCI for 2007

Trading Facility	Commodity (Contract)	Ticker	2006 Contract Production Weight	2007 Contract Production Weight	2007 Average Contract Reference Price ($)	2006 Percentage Dollar Weight(1)	2007 Reference Price Dollar Weight	Total Dollar Value Traded (USD bn)		2007 Trading Volume Multiple
CBT	Wheat (Chicago Wheat)	W	16038.08	15780.51	3.636 / BU	2.29%	2.21%	249.2		102.6
KBT	Wheat (Kansas Wheat)	KW	5513.733	5505.581	4.320 / BU	0.93%	0.92%	103.3		102.6
CBT	Corn	C	23876.59	24061.91	2.288 / BU	2.14%	2.12%	421.6		180.8
CBT	Soybeans	S	6150.412	6365.684	5.866 / BU	1.42%	1.44%	595.2		376.4
CSC	Coffee “C”	KC	15751.59	16286.43	1.042 / LB	0.64%	0.65%	165.0		229.7
CSC	Sugar #11	SB	296927	309190.4	0.149 / LB	1.73%	1.77%	247.5		127.0
CSC	Cocoa	CC	3.177	3.2188	1476.750 / MT	0.18%	0.18%	45.3		225.1
NYC	Cotton #2	CT	41513.05	42063.77	0.535 / LB	0.87%	0.87%	113.9		119.4
CME	Lean Hogs	LH	58311.84	59656.22	0.649 / LB	1.48%	1.49%	150.5		91.8
CME	Cattle (Live Cattle)	LC	69982.92	77822.17	0.873 / LB	2.40%	2.61%	270.1		93.9
CME	Cattle (Feeder Cattle)	FC	15331.31	15302.12	1.114 / LB	0.67%	0.66%	67.8		93.9
NYM	Oil (No. 2 Heating Oil, NY)	HO	111515.9	82735.08	1.911 / GAL	8.92%	6.09%	1060.1		158.3
ICE	Oil (Gasoil)	LGO	194.4298	231.3952	591.104 / MT	4.81%	5.27%	917.1		158.3
NYM	Oil (RBOB)	RB	108332.7	19369.38	1.953 / GAL	2.77%	1.46%	253.6	(2)	158.3
NYM	Oil (WTI Crude Oil)	CL	11730.68	14323.18	66.840 / BBL	32.81%	36.86%	6418.9	(3)	158.3
ICE	Oil (Brent Crude Oil)	LCO	5555.881	5852.833	66.493 / BBL	15.46%	14.98%	2609.3		158.3
NYM	Natural Gas	NG	28670.01	28946.93	8.873 / mmBTU	9.98%	9.89%	3519.9		323.6
LME	High Grade Primary Aluminum	IA	32.1604	33.1836	2391.208 / MT	3.02%	3.05%	2109.2		627.7
LME	Copper – Grade A	IC	14.96	15.18	5832.458 / MT	3.42%	3.41%	2918.9		778.5
LME	Standard Lead	IL	6.424	6.594	1107.979 / MT	0.28%	0.28%	129.6		418.8
LME	Primary Nickel	IN	1.112	1.152	18098.083 / MT	0.79%	0.80%	472.7		535.4
LME	Special High Grade Zinc	IZ	8.95	9.302	2573.958 / MT	0.90%	0.92%	790.9		780.0
CMX	Gold	GC	82.56313	83.14184	573.617 / OZ	1.86%	1.84%	1014.0		502.0
CMX	Silver	SI	574.8554	584.5006	10.415 / OZ	0.23%	0.23%	320.4		1242.6

(1)	Using the ACRP’s for the 2007 Annual Calculation Period
(2)	Volumes calculated using annualized data from the three-month period of June, July and August 2006.
(3)	Volume calculated using full year of WTI NYMEX data and including annualized ICE WTI Contract data from the three-month period of June, July and August 2006.

The quantity of each of the contracts included in the S&P GSCI is determined on the basis of a five-year average (referred to as the “world production average”) of the production quantity of the underlying commodity as published by the United Nations Statistical Yearbook, the Industrial Commodity Statistics Yearbook and other official sources. However, if a commodity is primarily a regional commodity, based on its production, use, pricing, transportation or other factors, S&P may calculate the weight of such commodity based on regional, rather than world, production data.

The five-year moving average is updated annually for each commodity included in the S&P GSCI, based on the most recent five-year period (ending approximately two years prior to the date of calculation and moving backwards) for which complete data for all commodities is available. The contract production weights, or CPWs, used in calculating the S&P GSCI are derived from world or regional production averages, as applicable, of the relevant commodities, and are calculated based on the total quantity traded for the relevant contract and the world or regional production average, as applicable, of the underlying commodity.

However, if the volume of trading in the relevant contract, as a multiple of the production levels of the commodity, is below specified thresholds, the CPW of the contract is reduced until the threshold is satisfied. This is designed to ensure that trading in each such contract is sufficiently liquid relative to the production of the commodity.

In addition, S&P performs this calculation on a monthly basis and, if the multiple of any contract is below the prescribed threshold, the composition of the S&P GSCI is reevaluated, based on the criteria and weighting procedure described above. This procedure is undertaken to allow the S&P GSCI to shift from contracts that have lost substantial liquidity into more liquid contracts during the course of a given year. As a result, it is possible that the composition or weighting of the S&P GSCI will change on one or more of these monthly valuation dates. In addition, regardless of whether any changes have occurred during the year, S&P reevaluates the composition of the S&P GSCI at the conclusion of each year, based on the above criteria. Other commodities that satisfy such criteria, if any, will be added to the S&P GSCI. Commodities included in the S&P GSCI which no longer satisfy such criteria, if any, will be deleted.

S&P also determines whether modifications in the selection criteria or the methodology for determining the composition and weights of and for calculating the S&P GSCI are necessary or appropriate in order to assure that the S&P GSCI represents a measure of commodity market performance. S&P has the discretion to make any such modifications.

The following table illustrates the changes in the year-end percentage dollar weights of each subsector included in the S&P GSCI from December 31, 1991 until December 31, 2006:

Historical Composition of the S&P GSCI

	Energy	Industrial Metals	Precious Metals	Agriculture	Livestock
December 31, 1991	48.0%	5.9%	2.4%	21.1%	22.7%
December 31, 1992	48.9%	6.1%	2.4%	18.6%	24.0%
December 31, 1993	39.6%	6.3%	3.0%	24.7%	26.4%
December 31, 1994	48.8%	8.2%	2.6%	20.8%	19.6%
December 31, 1995	53.5%	7.9%	2.6%	25.3%	10.6%
December 31, 1996	61.5%	6.4%	2.4%	19.6%	10.1%
December 31, 1997	55.3%	7.2%	2.4%	24.0%	11.1%
December 31, 1998	46.9%	9.2%	3.8%	28.1%	12.0%
December 31, 1999	60.3%	8.5%	2.6%	18.1%	10.5%
December 31, 2000	66.8%	6.4%	2.0%	16.1%	8.7%
December 31, 2001	58.6%	7.8%	2.8%	19.6%	11.2%
December 31, 2002	67.3%	5.6%	2.5%	16.9%	7.7%
December 31, 2003	66.8%	7.4%	2.5%	17.0%	6.3%
December 31, 2004	71.1%	7.8%	2.2%	12.2%	6.6%
December 31, 2005	74.9%	6.8%	1.9%	10.9%	5.6%
December 31, 2006	68.4%	11.1%	2.5%	13.4%	4.7%

Copyright Goldman, Sachs & Co. Used by permission

Contract Expirations

Because the S&P GSCI is comprised of actively traded contracts with scheduled expirations, it can only be calculated by reference to the prices of contracts for specified expiration, delivery or settlement periods, referred to as “contract expirations”. The contract expirations included in the S&P GSCI for each commodity during a given year are designated by S&P, provided that each such contract must be an “active contract”. An “active contract” for this purpose is a liquid, actively traded contract expiration, as defined or identified by the relevant trading facility or, if no such definition or identification is provided by the relevant trading facility, as defined by standard custom and practice in the industry. The relative liquidity of the various active contracts is one of the factors that may be taken into consideration in determining which of them S&P includes in the S&P GSCI.

If a trading facility deletes one or more contract expirations, the S&P GSCI will be calculated during the remainder of the year in which such deletion occurs on the basis of the remaining contract expirations designated by S&P. If a trading facility ceases trading in all contract expirations relating to a particular contract, S&P may designate a replacement contract on the commodity. The replacement contract must satisfy the eligibility criteria for inclusion in the S&P GSCI. To the extent practicable, the replacement will be effected during the next monthly review of the composition of the S&P GSCI. If that timing is not practicable, S&P will determine the date of the replacement and will consider a number of factors, including the differences between the existing contract and the replacement contract with respect to contractual specifications and contract expirations.

Value of the S&P GSCI

The value of the S&P GSCI (though not the related S&P GSCITM Excess Return Index and Total Return Indices) on any given day is equal to the total dollar weight of the S&P GSCI divided by a normalizing constant that assures the continuity of the S&P GSCI over time. The total dollar weight of the S&P GSCI is the sum of the dollar weight of each of the components of the S&P GSCI. The dollar weight of each such Index Component on any S&P GSCI Business Day is equal to:

•	the daily contract reference price,

•	multiplied by the appropriate CPWs, and

•	during a roll period, the appropriate “roll weights” (discussed below).

Daily Contract Reference Price

The daily contract reference price used in calculating the dollar weight of each component of the S&P GSCI on any given day is the most recent daily contract reference price made available by the relevant trading facility, except that the daily contract reference price for the most recent prior day will be used if the exchange is closed or otherwise fails to publish a daily contract reference price on that day. In addition, if the trading facility fails to make a daily contract reference price available or publishes a daily contract reference price that, in the reasonable judgment of S&P, reflects manifest error, the relevant calculation will be delayed until the price is made available or corrected. However, if the price is not made available or corrected by 4:00 p.m., New York City time, S&P, if it deems such action to be appropriate under the circumstances, will determine the appropriate daily contract reference price for the applicable futures contract in its reasonable judgment for purposes of the relevant S&P GSCI Index calculation. The initial value of the S&P GSCI was normalized such that its hypothetical level on December 31, 1986 was 100.

Roll Weights and Roll Periods

The “roll weight” of a commodity reflects the fact that the positions in futures contracts must be liquidated or rolled forward into more distant contract expirations as they approach expiration. If actual positions in the relevant markets were rolled forward, the roll would likely need to take place over a period of days. Since the S&P GSCI is designed to replicate the performance of actual investments in the underlying contracts, the rolling process incorporated in the S&P GSCI takes place over a number of business days during each month (referred to as a “roll period”). On each day of the roll period, the “roll weights” of the current contract expirations and the next contract expiration (the next contract as designated by the index rules) into which it is rolled are adjusted, so that the hypothetical position in the contract on the commodity that is included in the index is gradually shifted from the current contract expiration to the next contract expiration (the next contract as so designated). The roll period applicable to the S&P GSCI occurs from the fifth to ninth S&P GSCI business days of the month.

If on any day during a roll period any of the following conditions exists, the portion of the roll that would have taken place on that day is deferred until the next day on which such conditions do not exist:

•	no daily contract reference price is available for a given contract expiration;

•	any such price represents the maximum or minimum price for such contract month, based on exchange price limits (referred to as a “Limit Price”);

•

the daily contract reference price published by the relevant trading facility reflects manifest error, or such price is not published by 4:00 p.m., New York City time. In that event, S&P may, but is not required to, determine a daily contract reference price and complete the relevant portion of the roll based on such price; provided, that, if the trading facility publishes a price before the opening of trading on the next day, S&P will revise the portion of the roll accordingly; or

•	trading in the relevant contract terminates prior to its scheduled closing time.

If any of these conditions exist throughout the roll period, the roll with respect to the affected contract will be effected in its entirety on the next day on which such conditions no longer exist.

The S&P GSCI™ Excess Return and Total Return Indices

Contract Daily Return

Whereas the S&P GSCI is based on price levels of the contracts it comprises, both the S&P GSCI™ Excess Return and Total Return Indices depend for their calculation on the contract daily return. The contract daily return on any given day is equal to the sum, for each of the commodities included in the S&P GSCI, of the applicable daily contract reference price on the relevant contract multiplied by the appropriate CPW and the appropriate roll weight, divided by the total dollar weight of the S&P GSCI on the preceding day, minus one.

Value of the S&P GSCI™ Excess Return Index

The S&P GSCI tracks the price of the nearby futures contracts, not returns available to investors. The S&P GSCI™ Excess Return Index, in contrast, incorporates both the returns of the S&P GSCI (reflecting price levels) as well as the discount or premium obtained by rolling hypothetical positions in those contracts forward as they approach delivery. The S&P GSCI™ Excess Return Index does not reflect the return above cash (unlike the S&P Excess Return). The value of the S&P GSCI™ Excess Return Index on any S&P GSCI Business Day is equal to the product of (1) the value of the S&P GSCI™ Excess Return Index on the immediately preceding S&P GSCI Business Day multiplied by (2) one plus the contract daily return on the S&P GSCI Business Day on which the calculation is made. The initial value of the S&P GSCI™ Excess Return Index was normalized such that its hypothetical level on January 2, 1970 was 100.

Value of the S&P GSCI™ Total Return Index

The S&P GSCI™ Total Return Index incorporates the returns of the S&P GSCI™ Excess Return Index (i.e., the returns of the S&P GSCI as well as the discount or premium obtained by rolling hypothetical positions in those contracts forward as they approach delivery) and the interest earned on hypothetical fully collateralized contract positions on the commodities included in the S&P GSCI. The value of the S&P GSCI™ Total Return Index on any S&P GSCI Business Day is equal to the product of (1) the value of the Index on the immediately preceding S&P GSCI Business Day multiplied by (2) one plus the sum of the contract daily return and the Treasury Bill return on the S&P GSCI Business Day on which the calculation is made multiplied by (3) one plus the Treasury Bill return for each non-S&P GSCI Business Day since the immediately preceding S&P GSCI Business Day. The Treasury Bill return is the return on a hypothetical investment in the S&P GSCI at a rate equal to the interest rate on a specified U.S. Treasury Bill. The initial value of the S&P GSCI™ Total Return Index was normalized such that its hypothetical level on January 2, 1970 was 100.

Additional information on the S&P GSCI and its related indices, including the S&P GSCI™ Total Return Index and the S&P GSCI™ Excess Return Index, and sub-indices is available on the following website: http://www.standardandpoors.com.

License Agreement

We have entered into a non-exclusive license agreement with S&P whereby we, in exchange for a fee, are permitted to use the S&P GSCI Index in connection with certain securities, including the notes. The license agreement between S&P and Barclays Bank PLC provides that the following disclaimer must be set forth herein:

The notes are not sponsored, endorsed, sold or promoted by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”). S&P does not make any representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the S&P GSCI™ Commodity Indices (together, the “S&P GSCI Index”) to track general commodity market performance. S&P’s only relationship to Barclays Bank PLC is the licensing of certain trademarks and trade names of S&P and of the S&P GSCI Index, which index is determined, composed and calculated by S&P without regard to Barclays Bank PLC or the notes. S&P has no obligation to take the needs of Barclays Bank PLC or the owners of the notes into consideration in determining, composing or calculating the S&P GSCI Index. S&P is not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the notes.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P GSCI INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC, OWNERS OF THE NOTES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P GSCI INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P GSCI INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

S&P GSCI™, S&P GSCI™ Index, S&P GSCI™ Total Return Index, S&P GSCITM Excess Return Index and S&P GSCI™ Commodity Index are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Barclays Bank PLC.

BARCLAYS BANK PLC

MEDIUM-TERM NOTES, SERIES A

Index Supplement

Prospectus Supplement

Prospectus

SEPTEMBER 4, 2007